        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2007


                                                     REGISTRATION NO. 333-137661


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                 Amendment No. 3
                                   FORM SB-2/A


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                   UWINK, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       UTAH                        7372                         87-0412110
  (STATE OR OTHER           (PRIMARY STANDARD                (I.R.S. EMPLOYER
  JURISDICTION OF               INDUSTRIAL                IDENTIFICATION NUMBER)
 INCORPORATION OR             CLASSIFICATION
   ORGANIZATION)               CODE NUMBER)

                                16106 HART STREET
                               VAN NUYS, CA 91406
                        (ADDRESS AND TELEPHONE NUMBER OF
          PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                                 NOLAN BUSHNELL
                              CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                                16106 HART STREET
                               VAN NUYS, CA 91406
                                 (818) 909-6030
                       (NAME, ADDRESS AND TELEPHONE NUMBER
                              OF AGENT FOR SERVICE)
                           --------------------------

                                   COPIES TO:

                               Nimish Patel, Esq.
                                Peter Hogan, Esq.
                             Richardson & Patel, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

         Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement as determined by market conditions.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           --------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT UWINK, INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION
                          PROSPECTUS DATED [ ] __, 2007


                                   PROSPECTUS

                                    7,495,254
                             SHARES OF COMMON STOCK

                                       OF

                                   UWINK, INC.

       This prospectus covers the sale of up to 7,495,254 shares of common stock (the "Common Stock") of uWink, Inc. (the "Company" or "we") by the selling shareholders (the "Selling Shareholders") identified in this prospectus under the section titled "Selling Shareholders." We will not receive any proceeds from the sale of the shares by any Selling Shareholder. We have agreed to bear all expenses of registration of the Common Stock offered hereby under federal and state securities laws.


       Our Common Stock is listed on the Over-the-Counter Bulletin Board under the symbol "UWNK." The last reported sale price of the Common Stock as reported on the Over-the-Counter Bulletin Board on February 2, 2007, was $2.02 per share.


       The Selling Shareholders, directly or through agents, brokers or dealers designated from time to time, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. See the section of this document titled "Plan of Distribution." Our common stock is more fully described in the section of this prospectus entitled "Description of Capital Stock."

       SEE THE SECTION OF THIS DOCUMENT TITLED "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY.

                           --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The date of this prospectus is [ ], 2007.


                                                TABLE OF CONTENTS

                                                                                                      PAGE NUMBER


Prospectus Summary........................................................................................ 2

About this Offering and Prospectus........................................................................ 5

Risk Factors.............................................................................................. 6

Forward-Looking Statements................................................................................ 13

Use of Proceeds........................................................................................... 14

Additional Information About the Company.................................................................. 14
         Business......................................................................................... 14
         Properties....................................................................................... 23
         Legal Proceedings................................................................................ 23
         Directors and Executive Officers................................................................. 24
         Director and Executive Officer Compensation...................................................... 26
         Security Ownership of Certain Beneficial Owners and Management................................... 30
         Certain Relationships and Related Transactions................................................... 31

Plan of Operation and Management's Discussion and Analysis of Financial
   Condition and Results of Operations.................................................................... 34

Market Price of and Dividends on the Common Stock......................................................... 53

Securities Authorized for Issuance under Equity Compensation Plans........................................ 54

Description of Capital Stock.............................................................................. 55

Selling Shareholders...................................................................................... 57

Plan of Distribution...................................................................................... 59

Experts................................................................................................... 60

Legal Matters............................................................................................. 60

Disclosure of Commission Position or Indemnification for Securities Act Liabilities....................... 61

Where You Can Find More Information....................................................................... 61

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...................... 61

Index to Financial Statements.............................................................................F-1


                                                     1

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION DESCRIBING THE RISKS OF INVESTING IN OUR COMMON STOCK ENTITLED "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS, BEFORE DECIDING TO BUY OUR COMMON STOCK.

ABOUT US

       uWink, Inc. ("we", "us" or the "Company") is a digital entertainment company, based in Los Angeles, California, that designs and develops interactive entertainment software and platforms for restaurants, bars, and mobile devices. Our principal executive offices are currently located at 16106 Hart Street, Van Nuys, CA 91406, and our telephone number at that address is 818-909-6030. Our web address is www.uwink.com.

       Over several years of operation, we have invested substantial time and capital in the development of over 70 short-form video games (the "uWink Game Library") and interactive entertainment and vending machines.

       Over the last year we have developed, and are continuing to refine, an entertainment restaurant concept called uWink. The uWink concept combines food, drinks, and entertainment, inviting guests to eat, drink and play at their tables. uWink is designed to offer what we believe to be new entertainment options (including games from the uWink Game Library, movie trailers, horoscopes, and other media) for customers, allowing tables to participate together, engage other tables, and eventually interact with guests and tables at other uWink restaurants. We opened our first restaurant in Woodland Hills, California (Los Angeles area) at the Westfield Promenade Shopping Center on October 16, 2006.

UWINK ENTERTAINMENT RESTAURANT CONCEPT

       uWink is an interactive, social restaurant where at-the-table touch screen terminals running our software let patrons order food, drinks and on-demand video games and other digital entertainment. The centerpiece of our entertainment offering is our library of casual, "social" games aimed at women, ages 21-35, what we believe to be a historically neglected, but growing and important, segment of the video game market.

       We are aiming our concept to compete in the "fast-casual dining" segment of the restaurant market. We believe we combine some of the best elements of the fast-casual dining market, including freshly prepared food with generous portions at attractive price points and quick turnaround times, with our at-the-table ordering and entertainment system to create a new experience for fast-casual dining patrons.

       Led by Nolan Bushnell, our Chairman and Chief Executive officer and the founder of both Atari and Chuck E. Cheese, and our Director of Restaurant Operations, John Kaufman, former Vice President of Operations at California Pizza Kitchen, we believe we have assembled a management team with the vision and experience to successfully execute on the uWink restaurant concept.

OUR FIRST LOCATION

       We opened our first uWink restaurant in Woodland Hills, California in the Westfield Promenade Shopping Center at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367 on October 16, 2006.

       This location is approximately 5,300 square feet and has seating for approximately 160 guests, excluding patio seats. As described in more detail under "Additional Information About the Company - Properties", effective as of April 10, 2006, we have secured an approximately 10 year lease on this location.

RECENT FINANCINGS

       On March 3, 2006, we raised gross proceeds of $1,500,000 via the private placement of 5,000,000 shares of common stock to 22 investors. The investors in the transaction also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately-exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in this offering. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       As more fully described under the section of this prospectus entitled "Plan Of Operation And Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Plan of Operation - uWink Restaurant", we used the net proceeds from these private placements to fund the capital expenditures, and provide the operating capital, for our first uWink restaurant, as well as for general working capital purposes.

GROWTH STRATEGY

       Our near term strategy is to prove our concept at the Woodland Hills location and subsequently seek to open 2 to 3 additional company-owned and/or managed restaurants within the next 3 to 6 months.

       Our longer term growth strategy is to open additional company-owned and/or company-managed restaurants in new markets and to franchise our concept, focusing on multiple-unit area development agreements with experienced operators. We are targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. We expect we will also seek to generate additional revenue through the sale of media equipment to franchisees.

       We expect to need to raise additional amounts of capital in order to fund our operations and growth strategy through the sale of our equity or debt securities within the next 2 to 3 months because we do not expect to have sufficient funds remaining following completion of the build out of our first restaurant to fund our corporate overhead and expenses or growth; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses or fund our growth. As of the date of this prospectus, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, we will not be able to finance our operations or growth.

       We expect to compete with national and regional fast-casual, quick-service and casual dining restaurants. Our competition will also include a variety of locally owned restaurants and the deli sections and in-restaurant cafes of several major grocery restaurant chains. Many of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in Woodland Hills, CA, where our first restaurant is located, and in the markets where our future restaurants are planned to be located. See "Risk Factors--Risks Relating to Our Business."

BACKGROUND OF THE COMPANY

       We were incorporated as "Prologue" under the laws of the State of Utah on October 14, 1982. On January 28, 2004, we changed our name to "uWink, Inc." Our wholly-owned subsidiary, uWink California, Inc., formerly known as uWink, Inc., was organized as a Delaware corporation on June 10, 1999.

       From 1982 to 1994, we were engaged in the sales and marketing business. From 1994 until December 4, 2003, we had no operations or employees and owned no real estate. In 2000, we became a "reporting company" by virtue of voluntarily filing a Form 10-SB /12G to become a 12(g) registered company under the Securities Exchange Act of 1934. Prior to the acquisition of uWink California, Inc. described below, we had not generated significant revenues and were considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. We were seeking business opportunities or potential business acquisitions.

       Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 among Prologue, uWink, Inc., a Delaware corporation ("uWink-DE") and its stockholders, Prologue received all the issued and outstanding shares of uWink-DE's capital stock. Prologue issued 1 share of its common stock for every 3.15611 shares of uWink-DE capital stock. The uWink-DE management team and board of directors became the management team and board of directors of Prologue. In connection with this transaction, on January 28, 2004, we changed our name from Prologue to uWink, Inc. and our ticker symbol on the Over-the-Counter Bulletin Board from "PRLG" to "UWNK". In addition, our wholly-owned subsidiary uWink-DE changed its name from uWink, Inc. to uWink California, Inc. ("uWink Calfornia").

       Via the acquisition of uWink California we assumed, and have continued to engage in, uWink California's business of developing interactive entertainment software and platforms. Our operations as currently conducted are described in the sections of this document titled "Prospectus Summary - About Us" and "Additional Information About the Company - Business".

       For the past three years we have derived our revenue from the sale of our SNAP! countertop game platforms (and its predecessor platforms) and the Bear Shop (also known as Boxter Bear, hereinafter "Bear Shop") entertainment vending platform, products the entertainment vending platform dispenses, such as plush bears and related clothing, and software licensing fees.

       SNAP!, our countertop video game terminal, enables customers to play over 70 short form video games from the uWink Game Library.

       Our entertainment vending platform, Bear Shop, offers animated point of purchase vending. The Bear Shop product allows customers to pick outfits and accessories for a plush/stuffed bear using an interactive touch screen resulting in thousands of combinations. The foundation of the Bear Shop product is an interactive entertainment-vending platform that we believe can be leveraged to create various vending machine products.

       In 2005, we made a strategic decision to reposition our Company as an entertainment restaurant company, as more fully described in this document. As a result, we are winding down our SNAP! and Bear Shop manufacturing and sales operations and we have decided not to enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. This decision also allowed us to reduce staff and liquidate inventory and product-related receivables. We believe that the restaurant project is the most cost effective way to monetize our investment in technology. We are currently seeking to license our SNAP! and the Bear Shop intellectual property to 3rd party manufacturers in exchange for licensing fees.

LIQUIDITY AND GOING CONCERN

       It is imperative that we raise capital in the near-term in order to continue as a going concern. Without raising additional capital, we will not be able to satisfy our current and other liabilities due in the near-term unless they are modified or restructured. There is no guarantee that additional capital will be available to the extent required, or, that if available, it will be available on terms acceptable to us, or that our current and other liabilities due in the near-term can be modified or restructured. If we cannot raise additional capital or modify or restructure such liabilities, then we may be unable to pursue our business plan and may be forced to cease doing business.

       As documented in our filings with the Securities and Exchange Commission (the "SEC"), over the past two years, we have experienced net losses and negative cash flows from operations and have an accumulated deficit at September 30, 2006 of approximately $33 million and a negative working capital position of $7,365,021 at September 30, 2006. Our ability to generate positive cash flows from operations and net income is dependent, among other things, on market conditions, the recovery of recorded assets, cost control, identifying and securing additional revenue sources, and our ability to raise capital under acceptable terms. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. As noted in an explanatory paragraph in the Report of Independent Certified Public Accountants on our consolidated financial statements for the year ended December 31, 2005, as set forth in our Annual Report on Form 10-KSB for the year ended December 31, 2005, these conditions have raised substantial doubt about our ability to continue as a going concern.

                     ABOUT THE OFFERING AND THIS PROSPECTUS

       This prospectus covers the resale of up to 7,495,254 shares of Common Stock by the Selling Shareholders identified in this prospectus under the section of this document titled "Selling Shareholders." We will not receive any proceeds from the resale of shares by any Selling Shareholder. See the section of this document titled "Use of Proceeds." We have agreed to bear all expenses of registration of the Common Stock offered by this prospectus. These expenses amount to approximately $61,350, as further described under the section of this prospectus entitled "Plan of Distribution".

       This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, the Selling Shareholders may, from time to time, sell the Common Stock described in this prospectus. The Company may prepare a prospectus supplement at any time to add, update or change the information contained in this prospectus. This prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits filed with or incorporated by reference into the registration statement and the additional information described under the section of this document titled "Where You can Find More Information."

OUR PRIVATE PLACEMENTS DURING 2006

       On March 3, 2006, we sold 5,000,000 shares of common stock to 22 investors for gross proceeds of $1,500,000. The investors in the transaction also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately-exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On May 9, 2006 and June 12, 2006, we sold a total of 108,333 shares of common stock to 2 investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock priced at $0.345 per share. We issued these shares on July 24, 2006. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in this offering. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       We are filing this registration statement to register for resale under the Securities Act 7,495,254 of the shares of Common Stock issued in these transactions. We are not registering for resale hereunder any shares of Common Stock underlying the warrants issued in these transactions. In addition, certain of our officers and directors are investors in these transactions. We are not registering for resale hereunder any shares of Common Stock or shares of Common Stock underlying warrants issued to our officers and directors in these transactions.

       A provision in the Securities Purchase Agreements governing these transactions requires us to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock and shares of Common Stock underlying the warrants as promptly as possible and further that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if we fail to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that we pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective).

       Each Securities Purchase Agreement contains a provision permitting waiver or amendment of any of its provisions so long as at least 50% of the investors agreed in writing. On August 25, 2006, the investors in the March 2006 transaction waived the liquidated damages provision for an additional three-month period, as it relates to the registration statement becoming effective by September 3, 2006. Subsequently, on December 3, 2006, the investors in each of the 2006 transactions permanently waived, without additional consideration, their right to registration of the warrants and shares of common stock underlying the warrants issued in these transactions as well as their right to liquidated damages for our failure to register the shares issued or issuable in these transactions. The forms of waiver provided by the investors are filed as exhibits 4.16 and 4.17 to this registration statement.

RISK FACTORS

       AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO BUY OUR COMMON STOCK. ANY OF THE RISKS WE DESCRIBE BELOW COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE IF ONE OR MORE OF THESE RISKS AND UNCERTAINTIES DEVELOP INTO ACTUAL EVENTS AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS

       WE HAVE ACCUMULATED LOSSES SINCE OUR INCEPTION, AND WE ARE CURRENTLY WINDING DOWN OUR SNAP! AND BEAR SHOP MANUFACTURING OPERATIONS, WHICH HAD BEEN THE SOURCE OF OUR REVENUE FOR THE LAST SEVERAL YEARS. OUR INABILITY TO GENERATE REVENUE AND PROFITS FROM OUR RESTAURANT CONCEPT COULD CAUSE US TO GO OUT OF BUSINESS AND FOR YOU TO LOSE YOUR ENTIRE INVESTMENT.

       We have incurred cumulative losses in the amount of $33,485,210 from our inception through September 30, 2006. We are currently winding down are SNAP! and Bear Shop manufacturing operations, which have been the source of our revenue for the last two years. Going forward, our strategy is to develop and operate an entertainment restaurant concept. We do not believe that we will be cash flow positive based solely on projected revenue less operating and other costs for the restaurant concept for the foreseeable future. Our failure to generate meaningful revenue and ultimately profits from the restaurant concept could force us to reduce or suspend our operations and ultimately go out of business. We cannot give you any assurance that our projections relating to revenue or cash flow will materialize as projected.

       WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO OPERATE OUR FIRST RESTAURANT PROFITABLY.

       Our failure to do so will negatively impact our ability to raise the capital necessary to fund our operations. Should we fail to raise the capital necessary to fund our operations, the value of your investment could be adversely affected, and you could even lose your entire investment.

       WE MAY BE UNABLE TO COMPETE EFFECTIVELY IN THE WOODLAND HILLS, CALIFORNIA AREA. OUR INABILITY TO COMPETE MAY IMPAIR OUR ABILITY TO RAISE CAPITAL, WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT.

       The restaurant industry is intensely competitive. We believe that we compete primarily with casual, fast-casual and quick-casual establishments. Many of our direct and indirect competitors in Woodland Hills, California, where our first restaurant is located, are well-established national, regional or local chains with a greater market presence than us. Further, virtually all these competitors have substantially greater financial, marketing and other resources than us. As described below, we expect to need to raise additional working capital to fund our operations. Our inability to compete in the Woodland Hills area may prohibit us from raising the necessary capital to fund our operations and growth, which could adversely affect your investment, and you could even lose your entire investment.

       OUR INABILITY TO RAISE ADDITIONAL WORKING CAPITAL AT ALL OR TO RAISE IT IN A TIMELY MANNER WOULD NEGATIVELY IMPACT OUR ABILITY TO FUND OUR OPERATIONS, TO GENERATE REVENUE, AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS. SHOULD THIS OCCUR, THE VALUE OF YOUR INVESTMENT COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

       We will most likely need to raise cash and additional working capital to cover the anticipated shortfall in our cash and working capital until such time as we become cash flow positive based solely on our projections for the sales of our restaurant concept less operating and other costs. We raised cash proceeds of $1,500,400 from the sale of our equity securities in September 2006, but currently do not have any binding commitments for, or readily available sources of, additional financing. We will seek to raise additional cash and working capital should it become necessary through the public or private sales of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We cannot give you any assurance that we will be able to secure any additional cash or working capital we may require to continue our operations.

       Our independent auditors stated in their report accompanying our financial statements for our fiscal year ended December 31, 2005 that we had incurred net losses since our inception and had a working capital deficit, and stated that those conditions raised substantial doubt about our ability to continue as a going concern. As of September 30, 2006, our accumulated deficit is $33,485,210. We cannot assure you that our business plans will be successful in addressing these issues. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment.

       EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY, OR WHICH DO NOT ADVERSELY AFFECT YOUR RIGHTS AS A COMMON SHAREHOLDER OR THE VALUE OF YOUR INVESTMENT, INCLUDING SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES.

       Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor upon our default. We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

       WE ARE DEPENDENT FOR OUR SUCCESS ON OUR CHIEF EXECUTIVE OFFICER. OUR INABILITY TO RETAIN OUR CHIEF EXECUTIVE OFFICER COULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

       Our success depends to a critical extent on the continued efforts and services of our chief executive officer, Mr. Nolan Bushnell. Were we to lose Mr. Bushnell, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find a satisfactory replacement for Mr. Bushnell at all, or on terms that are not unduly expensive or burdensome to our company. Although Mr. Bushnell has signed an employment agreement providing for his service to the Company, this agreement is terminable by Mr. Bushnell on 30 days written notice and, in any event, will not preclude Mr. Bushnell from leaving the Company. We do not currently carry a key man life insurance policy on Mr. Bushnell which would assist us in recouping our costs in the event of the loss of Mr. Bushnell.

       WE HAVE NO INDEPENDENT AUDIT COMMITTEE. OUR FULL BOARD OF DIRECTORS FUNCTIONS AS OUR AUDIT COMMITTEE AND IS COMPRISED OF SOME DIRECTORS WHO ARE NOT CONSIDERED "INDEPENDENT." THIS MAY HINDER OUR BOARD OF DIRECTORS' EFFECTIVENESS IN FULFILLING THE FUNCTIONS OF THE AUDIT COMMITTEE.

       Currently, we have no independent audit committee. Our full Board of Directors functions as our audit committee and is comprised of some directors who are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing the Company's processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

       WE PLAN TO GROW VERY RAPIDLY, WHICH WILL PLACE STRAINS ON OUR MANAGEMENT TEAM AND OTHER COMPANY RESOURCES TO BOTH IMPLEMENT MORE SOPHISTICATED MANAGERIAL, OPERATIONAL AND FINANCIAL SYSTEMS, PROCEDURES AND CONTROLS AND TO TRAIN AND MANAGE THE PERSONNEL NECESSARY TO IMPLEMENT THOSE FUNCTIONS. OUR INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

       We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We also expect to need to identify, develop and manage relationships with franchisees as part of our growth plans. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

       WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND SHAREHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

       The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to continue to maintain our directors and officer's liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

       OUR GROWTH PLANS DEPEND IN LARGE PART ON OUR ABILITY TO IDENTIFY, ATTRACT AND RETAIN QUALIFIED FRANCHISEES.

       We expect to grow our restaurant concept rapidly through the franchising of our restaurant concept. As a result, our future growth will depend on our ability to attract and retain qualified franchisees, the franchisees' ability to execute our concept and capitalize upon our brand recognition and marketing, and franchisees' ability to timely develop restaurants. We may not be able to recruit franchisees who have the business abilities or financial resources necessary to open restaurants on schedule, or at all, or who will conduct operations in a manner consistent with our concept and standards. Also, our franchisees may not be able to operate restaurants in a profitable manner.

       IF WE DO NOT SUCCESSFULLY EXPAND OUR RESTAURANT OPERATIONS, OUR GROWTH AND RESULTS OF OPERATIONS COULD BE HARMED SIGNIFICANTLY.

       A critical factor in our future success will be our ability to successfully expand our restaurant concept. Our growth plans contemplate opening a number of additional company owned or managed restaurants in future years, in addition to franchising, as described above. If we do not successfully open and operate new restaurants, our growth and results of operations could be harmed significantly. Our ability to open new restaurants in a timely manner and operate them profitably depends upon a number of factors, many of which are beyond our control, including the following:

         o our ability to generate or raise the capital necessary to open new restaurants;

         o the availability and cost of suitable restaurant locations for development and our ability to compete successfully for those locations;

         o the timing of delivery of leased premises from our landlords so we can commence our build-out construction activities;

         o        construction and development costs;

         o labor shortages or disputes experienced by our landlords or outside contractors; and

         o unforeseen engineering or environmental problems with the leased premises.

       WE WILL BE DEPENDENT ON DISTRIBUTORS OR SUPPLIERS TO PROVIDE OUR RESTAURANT WITH FOOD AND BEVERAGE. IF OUR DISTRIBUTORS OR SUPPLIERS DO NOT PROVIDE FOOD AND BEVERAGES TO US IN A TIMELY FASHION, WE MAY EXPERIENCE SHORT-TERM SUPPLY SHORTAGES AND INCREASED FOOD AND BEVERAGE COSTS.

       Our restaurant operations will be dependent on distributors or suppliers for food and beverage products. We have entered into standard arrangements with a number of such distributors or suppliers. If those distributors or suppliers cease doing business with us, we could experience short-term supply shortages in our restaurant and could be required to purchase food and beverage products at higher prices until we are able to secure an alternative supply source. In addition, any delay in replacing our suppliers or distributors on acceptable terms could, in extreme cases, require us to remove temporarily items from our menu.

       OUR SUCCESS DEPENDS ON OUR ABILITY TO LOCATE A SUFFICIENT NUMBER OF SUITABLE NEW RESTAURANT SITES.

       One of our biggest challenges in meeting our growth objectives will be to secure an adequate supply of suitable new restaurant sites. We may experience delays in opening restaurants in the future. There can be no assurance that we will be able to find sufficient suitable locations for our planned expansion in any future period. Delays or failures in opening new restaurants could materially adversely affect our business, financial condition, operating results and/or cash flows.

       OUR EXPANSION INTO NEW MARKETS MAY PRESENT INCREASED RISKS DUE TO OUR UNFAMILIARITY WITH THE AREA.

       As a part of our expansion strategy, we expect we will be opening restaurants in markets in which we have no prior operating experience. These new markets may have different competitive conditions, consumer tastes and discretionary spending patterns. In addition, any new restaurants may take several months to reach budgeted operating levels due to problems associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. Although we will attempt to mitigate these factors by paying careful attention to training and staffing needs, there can be no assurance that we will be successful in operating new restaurants on a profitable basis.

       INCREASES IN THE MINIMUM WAGE MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL RESULTS.

       A number of the employees we have hired and intend to hire will be subject to various minimum wage requirements. The federal minimum wage has remained at $5.15 per hour since September 1, 1997. However, we are located in California where employees receive compensation equal to the California minimum wage, which rose from $6.25 per hour effective January 1, 2001 to $6.75 per hour effective January 1, 2002. The possibility exists that the federal or California state minimum wage will be increased in the near future. These minimum wage increases may have a material adverse effect on our business, financial condition, results of operations and/or cash flows.

RISKS RELATING TO THE RESTAURANT INDUSTRY

       NEGATIVE PUBLICITY SURROUNDING OUR RESTAURANT OR THE CONSUMPTION OF BEEF, SEAFOOD, POULTRY, OR PRODUCE GENERALLY, OR SHIFTS IN CONSUMER TASTES, COULD NEGATIVELY IMPACT THE POPULARITY OF OUR RESTAURANT AND OUR RESULTS OF OPERATIONS.

       We expect that the popularity of our restaurant in general, and our menu offerings in particular, will be key factors to the success of our operations. Negative publicity resulting from poor food quality, illness, injury, or other health concerns, whether related to our restaurant or to the beef, seafood, poultry, or produce industries in general (such as negative publicity concerning the accumulation of carcinogens in seafood, e-coli, Hepatitis A, and outbreaks of "mad cow," "foot-and-mouth," or "bird flu" disease), or operating problems related to our restaurant, could make our brand and menu offerings less appealing to consumers. In addition, other shifts in consumer preferences away from the kinds of food we offer, whether because of dietary or other health concerns or otherwise, would make our restaurant less appealing and adversely affect our sales and results of operations.

       REGULATIONS AFFECTING THE OPERATION OF OUR RESTAURANT COULD INCREASE OUR OPERATING COSTS AND RESTRICT OUR GROWTH.

       We must obtain licenses from regulatory authorities allowing us to sell liquor, beer, and wine, and we must obtain a food service license from local health authorities for our restaurant. Our liquor license must be renewed annually and may be revoked at any time for cause, including violation by us or our employees of any laws and regulations relating to the minimum drinking age, advertising, wholesale purchasing, and inventory control. In California, where we have our first restaurant, the number of liquor licenses available is limited and licenses are traded at market prices. We expect that liquor, beer, and wine sales will comprise a significant portion of our sales. Therefore, obtaining and maintaining licenses will be an important component of our restaurants' operations, and the failure to obtain or maintain food and liquor licenses and other required licenses, permits, and approvals would adversely impact our first restaurant and our growth strategy.

       LITIGATION CONCERNING OUR FOOD QUALITY, OUR EMPLOYMENT PRACTICES, LIQUOR LIABILITY, AND OTHER ISSUES COULD RESULT IN SIGNIFICANT EXPENSES TO US AND COULD DIVERT RESOURCES FROM OUR OPERATIONS.

       Like other restaurants, we expect we may receive complaints or litigation from, and potential liability to, our guests involving food-borne illness or injury or other operational issues. We may also be subject to complaints or allegations from, and potential liability to, our former, existing, or prospective employees involving our restaurant employment practices and procedures. In addition, we will be subject to state "dram shop" laws and regulations, which generally provide that a person injured by an intoxicated person may seek to recover damages from an establishment that wrongfully served alcoholic beverages to such person. Recent litigation against restaurant chains has resulted in significant judgments, including punitive damages, under "dram shop" statutes. While we carry liquor liability coverage as part of our existing comprehensive general liability insurance, we may still be subject to a judgment in excess of our insurance coverage and we may not be able to obtain or continue to maintain such insurance coverage at reasonable costs, if at all. Regardless of whether any claims against us are valid or whether we are liable, our sales may be adversely affected by publicity resulting from such claims. Such claims may also be expensive to defend and may divert time and money away from our operations and adversely affect our financial condition and results of operations.

       LABOR SHORTAGES OR INCREASES IN LABOR COSTS COULD PREVENT OUR GROWTH OR ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

       We expect that our success will depend in part on our ability to attract, motivate, and retain a sufficient number of qualified restaurant employees, including restaurant general managers and kitchen managers, necessary to build and grow our operations. If we are unable to identity, and attract a sufficient number of qualified employees, we will be unable to open and operate the locations called for by our development plans.

       Competition for qualified restaurant employees could require us to pay higher wages and benefits, which could result in higher labor costs. In addition, we may have hourly employees who are paid the federal or state minimum wage and who rely on tips for a significant portion of their income. Government-mandated increases in minimum wages, overtime pay, paid leaves of absence, or health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements, could increase our labor costs and reduce our operating margins.

RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

       TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

       We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that, even if the funds are legally available, the dividends will be paid.

       THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY AND OPERATING DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

       As of December 31, 2006, our executive officers and directors beneficially owned approximately 23.4% of the issued and outstanding shares of our common stock, as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. As a result, these persons have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, mergers and other business combinations involving our company, and operating decisions affecting the Company. In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our stockholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

       OUR COMMON SHARES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

       Our common shares are sporadically or "thinly" traded on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

       THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT AND LIMITED OPERATING HISTORY. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

       The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, lack of capital to execute our business plan, and uncertainty of future market acceptance for our restaurant concept. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results, market acceptance of our restaurant concept, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures, our capital commitments, and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect, if any, that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

       VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

       As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

       THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.


       As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. From June 1, 2006 through February 2, 2007 the closing price of our common stock has ranged between $0.25 and $2.66 per share. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.


       Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

       A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS OR WARRANTS. THE EXERCISE OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES.

       At September 30, 2006, we had outstanding 3,709,732 options to purchase common shares at a weighted average exercise price of $0.69 per share, and warrants to purchase 7,984,892 common shares at a weighted average exercise price of $1.03. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the Company as well as the book value of your common shares. Exercise of the 5,823,271 warrants issued in connection with our private placement transactions in 2006 would result in approximately 16% net dilution in your percentage ownership of the Company as well as in the book value of your common shares.

FORWARD-LOOKING STATEMENTS

       This prospectus, including the sections titled "Prospectus Summary" and "Risk Factors" and other sections, contains certain statements that constitute "forward-looking statements". These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "SEEK", "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT",

"INTEND", "PLAN", "BUDGET", "PROJECT", "MAY BE", "MAY CONTINUE", "MAY LIKELY RESULT", and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

         o whether or not markets for our products and services develop and, if they do develop, the pace at which they develop;

         o our ability to attract the qualified personnel to implement our growth strategies;

         o        the accuracy of our estimates and projections;

         o our ability to fund our short-term and long-term financing needs; and

         o        changes in our business plan and corporate strategies.

       Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this report as well as other pubic reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.


                                 USE OF PROCEEDS

       This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Selling Shareholders. We will receive no proceeds from the sale of shares of Common Stock in this offering.


                    ADDITIONAL INFORMATION ABOUT THE COMPANY

BUSINESS

OVERVIEW

       uWink, Inc., a Utah corporation formerly known as Prologue ("we", "us" or the "Company"), was incorporated as "Prologue" under the laws of the State of Utah on October 14, 1982. On January 28, 2004, we changed our name to "uWink, Inc." Our wholly-owned subsidiary, uWink California, Inc., formerly known as uWink, Inc., was organized as a Delaware corporation on June 10, 1999. Our principal executive offices are currently located at 16106 Hart Street, Van Nuys, CA 91406, and our telephone number at that address is 818-909-6030. Our web address is www.uwink.com.

       From 1982 to 1994 we were engaged in the sales and marketing business. From 1994 until December 4, 2003, we had no operations or employees and owned no real estate. In 2000, we became a "reporting company" by virtue of voluntarily filing a Form 10-SB/12G to become a 12(g) registered company under the Securities Exchange Act of 1934. Prior to the acquisition of uWink California, Inc. described below, we had not generated significant revenues and were considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. We were seeking business opportunities or potential business acquisitions.

       Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 among Prologue, uWink, Inc., a Delaware corporation ("uWink-DE") and its stockholders, Prologue received all the issued and outstanding shares of uWink-DE's capital stock. Prologue issued 1 share of its common stock for every 3.15611 shares of uWink-DE capital stock. The uWink-DE management team and board of directors became the management team and board of directors of Prologue. In connection with this transaction, on January 28, 2004, we changed our name from Prologue to uWink, Inc. and our ticker symbol on the Over-the-Counter Bulletin Board from "PRLG" to "UWNK". In addition, our wholly-owned subsidiary uWink-DE changed its name from uWink, Inc. to uWink California, Inc. ("uWink Calfornia").

       Via the acquisition of uWink California we assumed, and have continued to engage in, uWink California's business of developing interactive entertainment software and platforms. Our operations as currently conducted are described in the sections of this document titled "Prospectus Summary - About Us" and "- Business of the Company".

BUSINESS OF THE COMPANY

       We are a digital entertainment company, based in Los Angeles, California, that designs and develops interactive entertainment software and platforms for restaurants, bars, and mobile devices.

       Over several years of operation, we have invested substantial time and capital in the development of over 70 short-form video games (the "uWink Game Library") and our SNAP! countertop game machine and Bear Shop entertainment vending product.

       For the past several years, we have derived our revenue from the sale of SNAP! countertop game platforms (and its predecessor platforms) and the Bear Shop entertainment vending machine, products the entertainment vending machine dispenses, such as plush bears and related clothing, and software licensing fees.

       SNAP!, our countertop video game terminal, enables customers to play over 70 short form video games from the uWink Game Library.

       Our entertainment vending platform, Bear Shop, offers animated point of purchase vending. The Bear Shop product allows customers to pick outfits and accessories for a plush/stuffed bear using an interactive touch screen resulting in thousands of combinations. The foundation of the Bear Shop product is an interactive entertainment-vending platform that we believe can be leveraged to create various vending machine products.

       We have made a strategic decision to reposition the Company as an entertainment restaurant company, as more fully described in this document. As a result, we are winding down our SNAP! and Bear Shop manufacturing and sales operations and we have decided not to enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. This decision also allowed us to reduce staff and liquidate inventory and product-related receivables. Given our perception of the market opportunity in combining dining with short form, social video gaming/entertainment and our management team's experience in the digital entertainment and restaurant industries (our CEO, Nolan Bushnell, founded both Atari and Chuck E. Cheese and our Director of Restaurant Operations, John Kaufman, is the former Vice President of Operations for California Pizza Kitchen), we believe that the restaurant project is the most cost effective way to monetize our investment in technology. As a result, we are seeking to license our SNAP! and the Bear Shop intellectual property to 3rd party manufacturers in exchange for licensing fees.

       Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a 5 year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

       On January 26, 2007, we entered into an Inventory Purchase Agreement, a License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). These agreements are filed as exhibits 4.18, 4.19 and 4.20 to the registration statement. Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125,(except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

       Going forward, our strategy is to leverage our network and entertainment software assets, including the uWink Game Library, to develop and operate an interactive entertainment restaurant concept, called uWink. The uWink concept is designed to allow customers to order food, drinks, games from the uWink Game Library and other digital media at the table through touch screen terminals. This concept integrates food and our interactive entertainment software to provide what we believe to be a new entertainment dining experience. We believe that the software platforms and touch screen terminals we have developed, and are continuing to develop, for our restaurant concept can be deployed in other restaurants, bars and mobile devices. While we have no current plans to do so, we may in the future seek opportunities to employ these assets in some or all of these other venues.

       We opened our first uWink restaurant in Woodland Hills, California in the Westfield Promenade Shopping Center at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367 on October 16, 2006.

       We are aiming our concept to compete in the "fast-casual dining" segment of the restaurant market. We believe we combine some of the best elements of the fast-casual dining market, including freshly prepared food with generous portions at attractive price points and quick turnaround times, with our innovative at-the-table ordering and entertainment to create a new experience for fast-casual dining patrons.

       On March 3, 2006, we raised gross proceeds of $1,500,000 via the private placement of 5,000,000 shares of common stock to 22 investors. The investors in the transaction also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately-exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       As more fully described under the section of this prospectus entitled "Plan Of Operation And Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Plan of Operation - uWink Restaurant", we used the net proceeds from these private placements to fund the capital expenditures, and provide the operating capital, for our first uWink restaurant, as well as for general working capital purposes.

RESTAURANT INDUSTRY OVERVIEW

       Studies show that, over the past 50 years, people in the United States have relatively steadily shifted toward purchasing food away from home, instead of preparing and eating food at home. The National Restaurant Association estimates that the U.S. industry's sales in 2006 will reach $511 billion (about 4% of the U.S. gross domestic product) at 925,000 locations nationwide. The National Restaurant Association further predicts that, by 2010, food purchased away from home will represent more than half of all consumer food purchases, and that the number of restaurants around the country will grow to more than a million locations.

       We believe that there are many reasons that the restaurant industry is expanding and eating out is becoming increasingly popular. A growing population means more customers for restaurants to draw from, higher income levels mean more discretionary income to spend eating out, and busier lifestyles mean people have less time to prepare food at home. As a result, more people are willing to pay for the convenience of quality food made by others. As the restaurant industry adapts to consumer trends, restaurants (including fast-casual restaurants in particular) have increasingly made available the higher-quality food that people want, as illustrated by the proliferation of premium coffee shops, beers, specialty supermarkets and the like.

       We believe that fast-casual restaurants, which combine characteristics from both full-service restaurants (the more pleasant atmosphere, higher-quality ingredients and food that's made to order) and from quick-service restaurants (chiefly accessibility, lower prices and faster service), are poised to continue to capitalize on this trend.

COMPETITION

       The fast-casual segment of the restaurant industry is highly competitive and fragmented. In addition, fast-casual restaurants compete against other segments of the restaurant industry, including quick-service restaurants and casual dining restaurants. The number, size and strength of competitors vary by region. All of these restaurants compete based on a number of factors, including taste, quickness of service, value, name recognition, restaurant location and customer service. Competition within the fast-casual restaurant segment, however, focuses primarily on taste, quality and the freshness of the menu items and the ambience and condition of each restaurant. For further information about the restaurant industry, see "--Restaurant Industry Overview" above.

       We expect to compete with national and regional fast-casual, quick-service and casual dining restaurants. Our competition will also include a variety of locally owned restaurants and the deli sections and in-restaurant cafes of several major grocery restaurant chains. While we believe that there are no significant competitors offering at-the-table touchscreen ordering and entertainment in the manner that we do, there are restaurant companies, such as Dave and Busters, that offer away-from-the-table electronic games as part of the experience. In addition, many bars and restaurants offer some form of trivia game or another (both electronic and paper and pencil) and some quick service restaurants have experimented with electronic kiosk ordering. Many of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our first restaurant is located and where our future restaurants are planned to be located. See "Risk Factors--Risks Relating to Our Business".

RECENT EVENTS

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines in respect of the $100,000 Convertible Promissory Note, dated September 8, 2005 and due September 8, 2007, from the Company to Dr. Hines (the "Hines Note"). Pursuant to the Hines Letter Agreement, effective October 26, 2006:

       Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the Hines Note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the Hines Note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the Hines Note was not yet due, we believed it advantageous to the Company to remove the Hines Note from the balance sheet, particularly because the Hines Note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the Hines Note.

       On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $100,000 Convertible Promissory Note, dated April 19, 2006 and due October 19, 2006, from the Company to Mr. Rotter (the "Rotter Note"). Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the Rotter Note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the Rotter Note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the Rotter Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the Rotter Note.

         2. In accordance with the terms of the Rotter Note, the Company also issued to Mr. Rotter three-year, immediately-exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.


PRODUCTS AND SERVICES

                              THE UWINK RESTAURANT

       We have developed and are continuing to refine an entertainment restaurant concept called uWink. uWink is designed to allow customers to order food, drinks, and games/media at the table through touch screen terminals. The concept is further designed to integrate high quality food and uWink's interactive entertainment software to provide what we believe is a new entertainment dining experience that encourages social interaction, group play, and fun.

         Prominent features of our concept include:

         AT-THE-TABLE TOUCHSCREEN ORDERING. We offer our guests the ability to order food and drinks via touchscreens at the table, rather than from a waitperson. Orders from the table go straight to the kitchen and, as the food is ready, it is delivered by runners directly from the kitchen to the table.

         AT-THE-TABLE ENTERTAINMENT. We provide our guests with at-the-table entertainment, including games from the uWink Game Library, video, cartoons, and film trailers, via our table top terminals.

         DISTINCTIVE FAST-CASUAL DINING EXPERIENCE AND VALUE PROPOSITION. We are aiming our concept to compete in the "fast-casual dining" segment of the restaurant market. We believe our concept combines some of the best elements of the fast-casual dining market, including freshly prepared food with generous portions at attractive price points and quick turnaround times, with innovative at-the-table ordering and entertainment to create a new experience for casual dining patrons. We expect our average check to be $14 to $18 per guest, excluding alcoholic beverages; at this price point we believe that we provide an attractive and entertaining value proposition for fast-casual diners.

         Led by Nolan Bushnell, our Chairman and Chief Executive officer and the founder of both Atari and Chuck E. Cheese, and our Director of Restaurant Operations, John Kaufman, former Vice President of Operations at California Pizza Kitchen, we believe we have assembled a management team with the vision and experience to successfully execute on the uWink restaurant concept.

RESTAURANT UNIT ECONOMICS

       We believe that our concept has the ability to reach annual revenue of $3.5 million in the Woodland Hills location, equating to approximately $650 per square foot. Comparable restaurants, such as California Pizza Kitchen, generate average unit revenues of anywhere between $400 to $700 per square foot. We also believe that our touchscreen ordering feature, which eliminates the need for wait staff, will allow us to achieve labor costs savings that will help us generate higher annual per unit free cash flow than comparable fast-casual restaurant concepts.

       As we develop additional company-owned restaurants as well as franchised restaurants, we expect our concept to generate average per square foot unit revenue of $550, with technology-related labor cost savings continuing to result in higher free cash flow than comparable fast-casual concepts.

OUR MENU

       Our menu features a selection of appetizers, pizzas, burgers, salads, pastas, and desserts. We are targeting menu prices from $3.95 to $8.95 for appetizers and soups, $5.95 to $10.95 for salads, $6.95 to $9.95 for sandwiches and lunch entrees and $6.95 to $23.95 for dinner entrees. We believe our average guest check for lunch will be $10.00 to $14.00, and for dinner will be $12.00 to $18.00, excluding alcoholic beverages.

DECOR AND ATMOSPHERE

       We utilize a combination of warm earth tones, rich wood finishes and brushed metals to juxtapose the technology features of our restaurant. We use a variety of lighting to deliver a warm glow throughout our restaurant and expect to be able to adjust our dining atmosphere throughout the day by adjusting the lighting, music, and the computer-driven images that are projected on our walls.

MARKETING AND ADVERTISING

       We expect that our ongoing marketing strategy will consist of various public relations activities, direct mail, and word-of-mouth recommendations. We believe that public relations and word-of-mouth recommendations will likely be a key component in driving guest trial and usage.

       We have implemented a coordinated public relations effort in conjunction with the opening of the Woodland Hills location. This effort may be supplemented by radio, print advertisements, direct mail campaigns, and other marketing efforts. In addition, we will use our website, www.uwink.com, to help increase our brand awareness.

RESTAURANT OPERATIONS

       John Kaufman, our Director of Restaurant Operations, helped build California Pizza Kitchen from a single restaurant into one of the country's leading restaurant chains. Mr. Kaufman also served as Chief Operating Officer of Rosti restaurants and President and Chief Operating Officer of the Koo Koo Roo restaurant chain.

       Mr. Kaufman is responsible for all facets of restaurant operations and food and menu development for uWink.

OUR BUSINESS AND GROWTH STRATEGY

       Our near term strategy is to prove our concept at the Woodland Hills location and subsequently seek to open 2 to 3 additional company-owned and/or managed restaurants within the next 3 to 6 months.

       Our longer term growth strategy is to open additional company-owned and/or company-managed restaurants in new markets and to franchise our concept, focusing on multiple-unit area development agreements with experienced operators. We are targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. We expect we will also seek to generate additional revenue through the sale of media equipment to franchisees.

       We are targeting 5,000 - 10,000 square foot locations in high traffic shopping centers as the sites for future restaurants.

       We expect to need to raise additional amounts of capital in order to fund our operations and growth strategy through the sale of our equity or debt securities within the next 2 to 3 months because we do not expect to have sufficient funds remaining following completion of the build out of our first restaurant to fund our corporate overhead and expenses or growth; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses or fund our growth. As of the date of this prospectus, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, we will not be able to finance our operations or growth.

OUR PRODUCTS AND SERVICES -  SNAP! AND BEAR SHOP

       Snap! is a web-enabled, network-capable, coin-operated touch-screen entertainment terminal that delivers over 70 proprietary and customizable short-form video games. Approximately two feet high by two feet wide, Snap! features 360 degree rotation, a high-resolution liquid crystal display screen, and a currency reader able to identify and process coins, bills, and credit cards.

       Typical locations for Snap! include traditional amusement venues such as bars and arcades, as well as non-traditional public spaces, such as airport lounges, chain restaurants, coffee houses, and hotels. The Snap! video games are all short-form (less than five minutes in duration) games of skill, which include trivia, sports contests, strategy, card games and other hand-eye challenges.

       Bear Shop is a vending machine that allows purchasers to design their own "stuffed toy bear" characters with unique colors, clothing, and accessories. Bear Shop offers a unique packaging solution that allows the user to see the stuffed animal grow right before his or her own eyes. Bear Shop is an approximate seven-foot by three-foot cabinet-style machine with an embedded high-resolution liquid crystal display touch-screen that interfaces with the end user for functional commands. Typical locations for Bear Shop include traditional amusement venues, such as arcades and amusement parks, as well as shopping centers and supermarkets.

       As a result of our decision to reposition the Company as an entertainment restaurant company, we are winding down our SNAP! and Bear Shop manufacturing and sales operations and we have decided not to enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. We are seeking to license our SNAP! and Bear Shop intellectual property to 3rd party manufacturers in exchange for licensing fees.

       Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a 5 year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

       On January 26, 2007, we entered into an Inventory Purchase Agreement, a License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). These agreements are filed as exhibits 4.18, 4.19 and 4.20 to the registration statement. Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125,(except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

DISTRIBUTION AND MARKETING

       Prior to our decision to wind down our SNAP! operations, we marketed Snap! in Japan, New Zealand, Europe and the United States. We sold Snap! through direct marketing initiatives into vertical markets and through established coin operated industry distributors and dealers. In all regions, we maintained tiered pricing schedules for our different sales channels and markets. We brought market awareness to this product through our existing relationships, presentations at trade shows, our website, and traditional collateral material.

       Prior to our decision to wind down our Bear Shop operations, we distributed and marketed Bear Shop to the amusement market through established coin operated industry distributors and dealers, and licensed the product to manufacturing and marketing partners in certain territories. On February 3, 2005, we signed a three-year manufacturing and exclusive distribution agreement with Bell-Fruit Games, Ltd., the leading designer and manufacturer of gaming and amusement machines in the United Kingdom. Bell-Fruit Games is a subsidiary of Danoptra Holdings Ltd., formerly known as Kunick PLC. Under the terms of the agreement, we granted Bell-Fruit Games a license to manufacture our Bear Shop machine. In addition, the agreement awards exclusive marketing and distribution rights for Bear Shop to Bell-Fruit Games in the United Kingdom, Germany, Italy and Spain. The agreement provides that we are to receive per-unit royalties for each machine sold, and we have retained exclusive rights to supply the bears, clothing and accessory "consumables" to Bell-Fruit Games' customers. We believe that this agreement is no longer in effect. Although the agreement is somewhat ambiguous as to our termination rights (and we have not provided notice of termination to Bell-Fruit) and we have not received any notice of termination from Bell-Fruit, the agreement contemplates that we must perform certain modifications to our software, which modifications had to be accepted or extended by Bell Fruit by January 31, 2005, in order for the initial term of the operative provisions of the agreement to commence. We did not perform the required modifications in the specified time frame and received no notice of acceptance or extension from Bell-Fruit. Three months following the commencement of the initial term of the agreement we were to receive payment of $50,000 from Bell-Fruit (subject to their selling 100 machines). We have not received this payment as of the date of this prospectus. Therefore, we believe that the initial term of the agreement did not commence and that the agreement is no longer effective. We have filed the agreement as exhibit 4.18 to this registration statement. We have recorded no revenue under this agreement through the date of this prospectus.

MANUFACTURING RELATIONSHIPS

         Prior to our decision to wind down our SNAP! manufacturing operations, Snap! was being manufactured on a contract basis in Shenzhen, China.

         Prior to our decision to wind down our Bear Shop manufacturing operations, our Bear Shop units were produced in the United States by contract manufacturers.

         Our contract manufacturers assembled our component pieces from readily-available supplies. None of our component pieces are custom-made and we are not aware of any supply shortages of any of our component pieces.

CUSTOMERS

       We depended on a small group of customers to generate the majority of our SNAP! and Bear Shop sales. For the year ended December 31, 2005, we had approximately 24 active customers. Our single largest customer represented 45% of our total revenue for 2005. Our 5 largest customers comprised 70% of our total revenue for 2005. Our 10 largest customers comprised 78% of our total revenue for 2005.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         We regard our trademarks, service marks, copyrights, patents, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as critical to our success, and we rely on trademark, copyright and patent law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have registered a number of domain names, and have filed U.S. and international patent applications covering certain of our proprietary technology.

         We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information will be difficult.

GOVERNMENT REGULATION

       Our restaurant operations will be subject to licensing and regulation by state and local departments and bureaus of alcohol control, health, sanitation, zoning, and fire and to periodic review by the state and municipal authorities for areas in which the restaurants are located. In addition, we will be subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for developing new restaurants. Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of restaurants.

       Our restaurant operations will also be subject to regulation under the Fair Labor Standards Act, which governs such matters as working conditions and minimum wages. An increase in the minimum wage rate or the cost of workers' compensation insurance, or changes in tip-credit provisions, employee benefit costs (including costs associated with mandated health insurance coverage), or other costs associated with employees could adversely affect our company.

       In addition, our restaurant operations will be subject to the Americans with Disabilities Act of 1990 ("ADA"). The ADA may require us to make certain installations in our planned restaurants to meet federally and state mandated requirements.

       In addition, to the extent we attempt to franchise our restaurant concept, we will be subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship. In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee.

RESEARCH AND DEVELOPMENT

       During the years ended December 31, 2005 and 2004, we spent $151,542 and $351,332, respectively, on research and development activities related to the uWink restaurant concept, new games, kiosks and amusement products in general. None of the costs associated with these activities are borne directly by our customers.

EMPLOYEES

       As of the date of this prospectus, we employ 14 people on a full-time basis, 6 of whom are corporate management and staff, 5 of whom are engineering staff and 3 of whom are operations staff. We are currently outsourcing, and plan to continue to outsource, certain software engineering personnel.

       In addition, to staff the restaurant, we employ an executive chef, 6 managers and 34 full time and part time non-managerial restaurant staff.

       None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good. Competition for qualified personnel in our industry is intense, particularly for software engineers, computer scientists, and other technical staff, as well as restaurant management and operations personnel. We believe that our future success will depend in part on our continued ability to attract, hire, and retain qualified personnel.

PROPERTIES

       Effective as of April 10, 2006, we secured an approximately 10 year lease on the location for our first uWink restaurant in Woodland Hills, California, located at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, the Company, Mr. Bushnell and Promenade L.P. entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to the Company (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell become obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

       This location consists of 5,340 square feet. The minimum annual rent payments under the lease are $176,220 from rental commencement through January 31, 2009; $181,507 from February 1, 2009 to January 31, 2010; $186,952 from
February 1, 2010 to January 31, 2011; $192,560 from February 1, 2011 to January 31, 2012; $198,337 from February 1, 2012 to January 31, 2013; $204,287 from
February 1, 2013 to January 31, 2014; $210,416 from February 1, 2014 to January 31, 2015; and $216,728 from February 1, 2015 to January 31, 2016.

       If our gross sales from this location exceed certain annual thresholds, we are obligated to pay additional percentage rent over and above the minimum annual rent described above. Our percentage rent obligation is equal to 5% of gross sales in excess of the following thresholds:

         Rental commencement to January 31, 2009: $3,524,400; February 1, 2009 to January 31, 2010: $3,630,132;
         February 1, 2010 to January 31, 2011: $3,739,036;
         February 1, 2011 to January 31, 2012: $3,851,207;
         February 1, 2012 to January 31, 2013: $3,966,743;
         February 1, 2013 to January 31, 2014: $4,085,745;
         February 1, 2014 to January 31, 2015: $4,208,318; and
         February 1, 2015 to January 31, 2016: $4,334,567.

       Our obligation to pay rent under this lease commences on the earlier of the date we open for business and October 5, 2006.

       Effective May 31, 2006, we terminated the lease agreement at our former corporate offices at 12536 Beatrice Street, Los Angeles, California 90066. In consideration for the early termination of the lease, we agreed to allow the landlord to retain $20,000 of the security deposit held by the landlord under the lease.

       Effective June 1, 2006, we entered into a lease agreement relating to our new corporate offices at 16106 Hart Street, Van Nuys, California 91406. This property consists of approximately 2,200 square feet of office and warehouse space at the base rental rate of $2,300 per month.

LEGAL PROCEEDINGS

       In the ordinary course of business, we are generally subject to claims, complaints, and legal actions. Currently, we are not a party to any action which would have a material impact on our financial condition, operations, or cash flows.

       In 2005, our former auditors, Stonefield Josephson, Inc. submitted invoices to us for audit and quarterly review services provided in 2004 and the first quarter of 2005 totaling $36,850. We recorded these invoices as accounts payable but immediately notified Stonefield that we believed that Stonefield had overbilled us for the services provided.

       On July 27, 2005, our board of directors approved the dismissal of Stonefield Josephson as our independent public accountants and the selection of Kabani & Company, Inc. as their replacement.

       Stonefield Josephson's reports on our consolidated financial statements for the two fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles except that the reports were modified as to uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that we would continue as a going concern.

        During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through July 27, 2005, there were no disagreements between us and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stonefield Josephson's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. We provided Stonefield Josephson with a copy of the foregoing disclosures. A copy of Stonefield Josephson's letter, dated September 1, 2005, stating its agreement with such statements was filed as an exhibit to our current report on Form 8-KA dated September 9, 2005.

        During 2005 and early 2006 we had on-and-off again discussions with Stonefield attempting to settle the $36,850 payable, but ultimately we reached an impasse and all communication ceased in March 2006. Subsequently, on August 14, 2006, we received a demand for arbitration from Stonefield Josephson seeking to collect $36,850. We again disputed that this amount was due to Stonefield and hired outside counsel to represent us in the matter. On November 6, 2006, we entered into a release and settlement agreement with Stonefield Josephson, pursuant to which Stonefield has withdrawn its claim for the $36,850 and has released us from any and all claims relating to Stonefield's provision of services to us. In return, we released Stonefield from any and all claims we may have against Stonefield relating to such services. The settlement of this payment dispute did not involve any reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The following tables sets forth the names and ages of all of our directors and executive officers as of December 31, 2006. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors or executive officers. There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Also provided herein is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

DIRECTORS

       Set forth below is certain information, as of December 31, 2006, concerning each of our directors. Each of the individuals listed below shall serve as a director until the next annual meeting of our shareholders and until their successors have been elected and qualified, or until their resignation, death or removal.

                  Name            Age          Position

            Nolan  Bushnell       63        Chief Executive Officer, Chairman of
                                            the Board of Directors

            Bruce Kelly           60        Director

            Kevin McLeod          51        Director

            Bradley Rotter        51        Director

       Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished us by each director. Except as set forth below, each of the directors has been engaged in his principal occupation during the past five years.

       Mr. Bushnell has been the Chairman of our Board of Directors, and Chief Executive Officer since December 4, 2003 following our acquisition of uWink California. Mr. Bushnell founded uWink California and has acted as its Chairman, Chief Executive Officer and President since 1999. Mr. Bushnell is best known as the creator of Atari Corporation and Chuck E. Cheese's Pizza Time Theater. In 1980, Mr. Bushnell founded Catalyst Technologies, an incubator which spawned more than 20 companies, including Etak, ACTV, Androbot, Axlon, Magnum Microwave, Irata and ByVideo. Mr. Bushnell holds several patents on some of the basic technologies for many of the early video games developed and is also the inventor or co-inventor of numerous patents in various other fields and industries. Mr. Bushnell received his B.S. in Electrical Engineering from the University of Utah, where he is a "Distinguished Fellow", and later attended Stanford University Graduate School. Mr. Bushnell is also currently a director of Wave Systems Corp. (NASDAQ: WAVX), an SEC reporting company.

       Mr. Kelly has been a director since December 4, 2003. Since 1998, Mr. Kelly has been President and CEO of Nolan Securities, a registered broker-dealer in securities and investment banking firm.

       Mr. McLeod has been a director since March 2004. Since 1998, Mr. McLeod has been the Managing Director of Aircool Engineering, Ltd. of Somerset England. Aircool Engineering is one of the United Kingdom's largest mechanical and electrical contractors. Mr. McLeod is a native of New Zealand currently residing in London.

       Mr. Rotter has been a director since November 11, 2005. From 1988 to the present Mr. Rotter has served as Managing Member of the Echelon Group, a private specialty finance company. From 2003 to 2004 Mr. Rotter was Chief Executive Officer of MR3 Systems, Inc. (OTCBB: MRMR), an SEC reporting company. From 1985 to 2004, Mr. Rotter served as President of Presage Corporation, a private investment company. From 1993 to 2003, Mr. Rotter was Chairman of Point West Capital Corporation (OTCBB: PWCC), an SEC reporting company. From 1999 to 2001, Mr. Rotter served on the board of directors of Homeseekers.com Inc., at the time an SEC reporting company and now called Realigent, a private company. Mr. Rotter currently serves on the boards of directors of Sequella, Inc., AirPatrol Corporation and Authentisure, all private companies.

       There are no family relationships among any of our directors. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of our knowledge, (i) there are no material proceedings to which our director is a party, or has a material interest, adverse to us; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During the year ended December 31, 2005, we had no meetings of our Board of Directors in person and 2 meetings telephonically; all of the board actions were taken by unanimous consent.

      We do not have a nominating, audit or compensation committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

AUDIT COMMITTEE

       We do not have an audit committee. We are not required to have an audit committee because we are not a listed security as defined in Section 240.10A-3. As a result, we do not have an audit committee financial expert, as defined under Section 228.401.

CODE OF ETHICS

       We have adopted a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 16106 Hart Street, Van Nuys, California 91406.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

       The following table sets forth the name of each executive officer and significant employee, the office held by such person and the age, as of December 31, 2006, of such person:


                Name         Age                  Position
                ----         ---                  --------

           Nolan Bushnell     63      Chief Executive Officer, Chairman of
                                        the Board of Directors

           Peter Wilkniss     41      Chief Financial Officer and Secretary

           Paul Dumais        43      Chief Technology Officer

           John Kaufman       44      Director of Restaurant Operations


       Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished to the Company by each officer. Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their death, resignation or removal, subject to the terms of applicable employment agreements.

       Mr. Wilkniss has been our Chief Financial Officer and Secretary since August 29, 2005. Mr. Wilkniss has over 12 years experience in operational and financial leadership in entrepreneurial technology-driven arenas. His areas of expertise include corporate finance and financial reporting, M&A, business development and strategic planning. From June 2004 to April 2005, Mr. Wilkniss was Chief Operating Officer of Juriscape, Inc., an early stage ecommerce company. From January 2003 to May 2004, Mr. Wilkniss was a private investor and business consultant. From 2000 to 2002, Mr. Wilkniss was Managing Director and CFO of the Helfant Group, Inc. (now Jefferies Execution Services, Inc.) subsidiary of Jefferies Group, Inc. (NYSE: JEF). From 1998 to 2000, Mr. Wilkniss was a corporate attorney at Wachtell, Lipton, Rosen & Katz. Mr. Wilkniss holds an MBA from Columbia Business School and a JD from Columbia Law School (with highest honors). He received his BA from the University of Virginia.

       Mr. Dumais became our Chief Technology Officer on October 1, 2005. Mr. Dumais has over 19 years experience as a software developer and systems architect, specializing in the integration of technology and entertainment. For the past 8 years, Mr. Dumais has been CEO of Moose Factory, Inc., a private technology development and investment firm focused on new media and the Internet. From 2004 to 2005, Mr. Dumais also served as Chief Executive Officer of Supernation, LLC (Superdudes.net), a privately held online social gaming company. Prior to founding Moose Factory, Mr. Dumais was a Senior Software Engineer and Project Leader at Apple Computer, where, in their Interactive Marketing Group, he oversaw Apple's entire webcasting efforts and website development. As the founder of Moose Factory, Mr. Dumais has developed technology solutions for Comedy Central, Nike, Endeavor Agency, Filmbazaar, LegalZoom and Intermix, among others.

       Mr. Kaufman became employed by us as our Director of Restaurant Operations on September 22, 2006. Prior to that, Mr. Kaufman acted as our Director of Restaurant Operations on a consulting basis. Mr. Kaufman has over 20 years of restaurant experience, specializing in operations. For the past 4 years, Mr. Kaufman has been principal of JSK Management, LLC, a restaurant operations and strategic planning consultancy. From 1999 to 2002, Mr. Kaufman was principal of Concepts Etc., Inc., a restaurant management and consultancy specializing in joint ventures, franchise and operating contracts with new and existing restaurants. From 1996 to 1998, Mr. Kaufman was president and chief operating officer of Koo Ko Roo, Inc., where he was responsible for reversing company losses into gains, opening 34 new locations in multiple states, and assisted in a merger with Family Restaurants. From 1995 to 1996, Mr. Kaufman was chief operating officer of Rosti, where he helped develop the prototype restaurant concept, participated in raising $5,000,000 for expansion, and managed the opening of three new restaurants in the Los Angeles market. In 1986, Mr. Kaufman joined California Pizza Kitchen, where he stayed until 1994, as he helped build the company from a single location to more than 68 locations. At California Pizza Kitchen, Mr. Kaufman eventually supervised more than 3,000 employees including 250 managers and 12 area supervisors and two regional vice-presidents of operations.

       Information regarding the business experience of the directors of the Company who also serve as executive officers of the Company is set forth under the section of this document titled " - - Directors and Executive Officers - - Directors."

       There are no family relationships among any of our executive officers or directors. Except as disclosed in the applicable employment agreements discussed in the section of this document titled "Additional Information About the Company -- Director and Executive Officer Compensation -- Employment Agreements" and as disclosed in the section of this document titled "Additional Information About the Company -- Certain Relationships and Related Transactions," no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer. To the best of our knowledge, (i) there are no material proceedings to which any of our executive officers is a party, or has a material interest, adverse to us; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years. Our executive officers are elected or appointed by the Board and hold office until their successors are elected and qualified, or until their death, resignation or removal, subject to the terms of applicable employment agreements.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

DIRECTOR COMPENSATION

       On July 25, 2005, Mr. McLeod was granted options to purchase 100,000 shares of common stock at $0.36 per share. On November 11, 2005, Mr. Rotter was granted options to purchase 100,000 shares of common stock at $0.45 per share. We do not currently have any standard or annual arrangements regarding director compensation. All directors receive reimbursement for out-of-pocket expenses in attending board of directors meetings.

EXECUTIVE COMPENSATION

       The following table addresses all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 2005 (the "Named Executive Officers"), for the fiscal years 2003 through 2005.

                                                                   LONG-TERM
                                                                   COMPENSATION
                                                                     AWARDS
                                                                   SECURITIES
                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION    YEAR      SALARY        BONUS        OPTIONS

Nolan K. Bushnell (1)(2)       2005     $  9,000       $  -0-            -0-
President and CEO              2004     $156,535       $  -0-        170,000
                               2003     $159,773       $  -0-            -0-

Peter F. Wilkniss (3)          2005     $ 30,000       $  -0-        400,000
Chief Financial Officer

----------------

(1) Mr. Bushnell became our President and CEO on December 4, 2003 immediately following our acquisition of uWink California. Prior to becoming an executive officer of our company, Mr. Bushnell was President and CEO of uWink California. Compensation reported for 2003 relates to uWink California.

(2) As consideration for services rendered in 2003, uWink California's board of directors granted Mr. Bushnell common stock with a fair market value (as determined by their board of directors) of $50,000. In connection with our acquisition of uWink California, these shares were transferred to us in exchange for 158,423 shares of our common stock.

(3) Represents salary from October 2005 to December 2005. $25,000 of this amount was accrued and has not yet been paid.

OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------
                      NUMBER OF SECURITIES
                       UNDERLYING OPTIONS     % OF TOTAL OPTIONS   EXERCISE OR BASE
       NAME         GRANTED IN FISCAL YEAR   GRANTED TO EMPLOYEES     PRICE($/SH)     EXPIRATION DATE
------------------- ----------------------- ---------------------- ------------------ ---------------
Peter F. Wilkniss          200,000                    12%                $0.43          8/29/15

Peter F. Wilkniss          200,000                    12%                $0.57          9/15/15


AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

       The following table sets forth information concerning the value at December 31, 2005, of the unexercised options held by each of the Named
Executive Officers. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through December 31, 2005.

                           NUMBER OF SECURITIES
                          UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                 OPTIONS                     IN-THE-MONEY OPTIONS
                            AT FISCAL YEAR-END              AT FISCAL YEAR-END (1)
                      -----------------------------     -----------------------------
NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------     -----------     -------------     -----------     -------------
Nolan Bushnell            79,954             90,046     $         0     $           0
Peter Wilkniss                 0            400,000     $         0     $           0
-------------

(1) Value of our unexercised, in-the-money options based on the average of the high and low price of a share of the Common Stock as of December 31, 2005, which was $0.27.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

       On March 3, 2006, we entered into an employment agreement with our Chairman and Chief Executive Officer, Nolan Bushnell. Prior to March 3, 2006, the Company did not have an employment agreement with Mr. Bushnell.

       Pursuant to the terms of Mr. Bushnell's employment agreement, the Company will pay Mr. Bushnell an initial base salary of $120,000. Mr. Bushnell will also be eligible to participate in a bonus program to be established by the board of directors.

       Pursuant to this agreement, on May 12, 2006, Mr. Bushnell was granted options to purchase 500,000 shares of Company common stock at an exercise price of $0.33 per share. These options vest pro rata over a thirty-six month period, with the initial one-sixth vesting after six months.

       Mr. Bushnell's employment is at will. Mr. Bushnell's employment agreement may be terminated by either party with or without cause at any time upon thirty
(30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Bushnell for Good Reason, Mr. Bushnell will be entitled to receive a severance payment equal to 12 months base salary, a pro rata portion of his annual bonus, immediate vesting of all stock options, and payment of any COBRA amount due for the provision of any and all health benefits provided to him and his family immediately prior to his termination for a period of up to 18 months.

       "Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

       "Good Reason" is defined as (i) a reduction by the Company in Mr. Bushnell's base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Bushnell is covered, and which materially adversely affects Mr. Bushnell; (iii) the Company requiring Mr. Bushnell to be based anywhere other than the Company's headquarters or the relocation of Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Bushnell of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Bushnell's good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

       On August 29, 2005, we entered into an employment agreement with our Chief Financial Officer, Peter Wilkniss. Pursuant to the terms of Mr. Wilkniss' employment agreement, the Company will pay Mr. Wilkniss an initial base salary of $150,000. Mr. Wilkniss will also be eligible for an annual bonus of up to 33% of his base salary upon successfully achieving certain goals as specified by Company management. Up to $50,000 of any annual bonus payable to Mr. Wilkniss may be paid in shares of Company common stock in lieu of cash, at the option of the Company.

       Mr. Wilkniss was granted options to purchase 200,000 shares of Company common stock at an exercise price of $0.43 and options to purchase an additional 200,000 shares of Company common stock at an exercise price equal to the closing price of the Company's common stock on September 9, 2005, $0.57. These options vest pro rata over a thirty-six month period, with the initial one-sixth vesting after six months.

       Mr. Wilkniss' employment is at will. Mr. Wilkniss' employment agreement may be terminated by either party with or without cause at any time upon thirty
(30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Wilkniss for Good Reason, Mr. Wilkniss will be entitled to receive a severance payment equal to one month of base salary for every 2 months worked, up to a maximum of 12 months' base salary, as well as a pro rata portion of the annual bonus for the year of termination. A pro rata portion of stock options for the year terminated shall also vest upon such termination.

       "Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

       "Good Reason" is defined as (i) a reduction by the Company in Mr. Wilkniss' base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Wilkniss is covered, and which materially adversely affects Mr. Wilkniss; (iii) the Company requiring Mr. Wilkniss to be based anywhere other than the Company's headquarters or the relocation of Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Wilkniss of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Wilkniss' good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

         On September 22, 2006, we entered into an employment agreement with John Kaufman, our Director of Restaurant Operations. Previously, Mr. Kaufman had been a consultant to the Company.

       Pursuant to the terms of Mr. Kaufman's employment agreement, the Company will pay Mr. Kaufman an initial base salary of $120,000. Mr. Kaufman will also be eligible for an annual bonus of up to 50% of his base salary upon successfully achieving certain goals as specified by Company management. Up to $50,000 of any annual bonus payable to Mr. Kaufman may be paid in shares of Company common stock in lieu of cash, at the option of the Company.

       Mr. Kaufman will be granted options to purchase 400,000 shares of Company common stock at an exercise price of equal to the closing price of the Company's common stock on September 22, 2006. 50,000 of these options will vest in a lump sum after three months. The remaining 350,000 options will vest over a thirty-six month period, with the initial one-sixth vesting after six months.

       Mr. Kaufman's employment is at will. Mr. Kaufman's employment agreement may be terminated by either party with or without cause at any time upon thirty
(30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Kaufman for Good Reason, Mr. Kaufman will be entitled to receive a severance payment equal to one month of base salary for every 2 months worked, up to a maximum of 12 months' base salary, as well as a pro rata portion of the annual bonus for the year of termination. A pro rata portion of stock options for the year terminated shall also vest upon such termination.

       "Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

       "Good Reason" is defined as (i) a reduction by the Company in Mr. Kaufman's base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Kaufman is covered, and which materially adversely affects Mr. Kaufman; (iii) the Company requiring Mr. Kaufman to be based anywhere other than the Company's headquarters or the relocation of the Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Kaufman of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Kaufman's good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect of security through any contract, arrangement, understanding, or relationship or otherwise, subject to community property laws where applicable.

       As of December 31, 2006, the Company had a total of 25,179,215 shares of common stock issued and outstanding, which is the only issued and outstanding voting equity security of the Company.

       The following table sets forth, as of December 31, 2006; (a) the names of each beneficial owner of more than five percent (5%) of the Company's common stock known to the Company, the number of shares of common stock beneficially owned by each such person, and the percent of the Company's common stock so owned; and (b) the names of each director, executive officer and significant employee, the number of shares of common stock beneficially owned and the percentage of the Company's common stock so owned, by each such person, and by all directors, executive officers and significant employees as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

NAME AND ADDRESS OF
BENEFICIAL OWNER*                       NUMBER OF SHARES      PERCENT OF CLASS
--------------------------------------------------------------------------------
Nolan Bushnell (1)(2)                      2,760,582                10.7%

Paul Dumais (1)(3)                           522,223                 2.1%

John Kaufman (1)(9)                          194,866                  **

Peter Wilkniss (1)(4)                        477,778                 1.9%

Kevin McLeod (1)(5)                        1,274,936                 5.0%

Tallac Corp.(6)(7)                         2,500,001                 9.6%

Bradley Rotter (1)(8)                      1,115,711                 4.4%

Bruce Kelly (1)                                   --                   **

All officers, directors
and significant employees as a group       6,346,096                23.4%
(7 persons)

--------------------------------
* Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of options or warrants or other convertible securities.

**Less than one percent

(1) Address is 16106 Hart Street, Van Nuys, California 91406.
(2) Includes 1,959,321 shares held by the Bushnell Living Trust, 177,434 shares held by the Nolan K. Bushnell Insurance Trust, 200,936 shares issuable upon exercise of warrants held by the Bushnell Living Trust, 249,722 shares issuable upon exercise of stock options held by Mr. Bushnell, and 173,169 shares issuable upon exercise of stock options held by Nancy Bushnell, wife of Mr. Bushnell.
(3) Includes 266,667 shares held by Mr. Dumais, 133,334 shares issuable upon exercise of warrants held by Mr. Dumais, and 122,222 shares issuable upon exercise of stock options held by Mr. Dumais.

(4) Includes 200,000 shares held by Mr. Wilkniss, 100,000 shares issuable upon exercise of warrants held by Mr. Wilkniss, and 177,778 shares issuable upon exercise of stock options held by Mr. Wilkniss.
(5) Includes 933,281 shares held by Mr. McLeod, 291,654 shares issuable upon exercise of warrants held by Mr. McLeod, and 50,001 shares issuable upon exercise of stock options held by Mr. McLeod.
(6) Address is 555 Montgomery St. #603, San Francisco, CA 94111.
(7) Includes 1,666,667 shares held by Tallac Corp. and 833,334 shares issuable upon exercise of a warrant held Tallac Corp. There is no relationship between Tallac Corp and/or John E. Lee and the Company other than as a shareholder.
(8) Includes 626,822 shares held by Mr. Rotter, 450,000 shares issuable upon exercise of warrants held by Mr. Rotter, and 38,889 shares issuable upon exercise of stock options held by Mr. Rotter.
(9) Includes 132,366 shares held by JSK Management, over which Mr. Kaufman has voting and dispositive control, 41,667 shares held by Mr. Kaufman and 20,833 shares issuable upon exercise of warrants held by Mr. Kaufman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       At various dates throughout 2004, S. Raymond Hibarger, Vice President of Marketing, extended amounts under a promissory note totaling $243,139, to fund the production of Snap! units in China. The note bears interest at 12% and is secured by all inventory and receivables of the Company. The note was reclassified as Notes Payable on the December 31, 2005 balance sheet following the termination of Mr. Hibarger's employment with the Company. As of September 30, 2006, the balance due on this note is $52,885. Accrued interest of $85,966 outstanding on this note as of September 30, 2006 is included under accrued expenses on the balance sheet as of September 30, 2006. On August 1, 2006, we credited a total of $28,959 in receivables owed to the Company by the holder of the note against the principal amount of this note.

       In December 2004, Mr. Dennis Nino, the brother-in-law of our CEO, Nolan Bushnell, loaned the Company $117,000 related to the manufacture of Snap! units in China. In consideration for the extension of the note, Mr. Nino was compensated $5,000 upon final payment of the note. The note was due upon receipt of full and final payment from Medalist Japan of invoice number 60248B. This note was fully repaid in 2005.

       On April 19, 2005, Mr. Nino extended an additional $39,000 to be used for operations. This loan bears interest at 6% and is due on demand. This loan was subsequently assigned by Mr. Nino to Nancy Bushnell, the wife of our CEO Nolan Bushnell, on August 1, 2006, and was converted into common stock and warrants in connection with a private placement transaction we completed on September 18, 2006, as described below.

       At various dates in 2004, Nancy Bushnell, the wife of our CEO, Nolan Bushnell, extended loans under a promissory note totaling $47,000 to be used for operations. This note bears interest at 8% and is due on demand. $26,500 of this note was repaid in 2005. Ms. Bushnell extended an additional $3,000 to the Company under this Note in January and February of 2006. This note was converted into common stock and warrants in connection with a private placement transaction we completed on September 18, 2006, as described below.

       At various dates in 2004 and 2005, Dan Lindquist, Vice President of Operations, extended loans under a promissory note totaling $60,500 at December 31, 2005, to be used for operations. The note bears interest at 8% and is due on demand. This note was converted into common stock and warrants in connection with a private placement transaction we completed on September 18, 2006, as described below.

       On December 6, 2004, the Company issued a convertible note to Mr. Kevin McLeod, a director of the Company, in the amount of $50,000. The proceeds of this note were used to fund operations. The note accrued interest at 20%. The principal amount of the note, together with accrued interest of $10,000, was converted at $0.30 per share into 200,000 shares of common stock in December 2005, with the shares due on conversion being issued on January 10, 2006. At the time of conversion, the market price of our common stock was $0.30.

       On October 10, 2005, the Company issued a convertible note payable to Mr. Bradley Rotter, a member of the Company's board of directors. The proceeds of this note were used to fund operations. This note was due April 10, 2006, accrued interest at 10%, and was convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The Convertible Note was mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive warrants to purchase 200,000 shares of common stock of the Company at an exercise price of $0.59.

       On April 19, 2006, we entered into a letter agreement (the "April Rotter Letter Agreement") with Mr. Rotter, in respect of the $200,000 Convertible Promissory Note, dated October 10, 2005 and due April 10, 2006, payable to Mr. Rotter (the "2005 Rotter Note"). Pursuant to the April Rotter Letter Agreement, effective April 19, 2006, we:

         1. Repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on, the 2005 Rotter Note;

         2. Issued immediately-exercisable, three-year warrants to Mr. Rotter to purchase 100,000 shares of common stock at an exercise price of $0.345 per share; and

         3. Issued a new convertible note (the "2006 Rotter Note") payable to Mr. Rotter, in respect of the unpaid balance of $100,000 on the 2005 Rotter Note. This note was due October 19, 2006, accrued interest at 10%, and was convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The 2006 Rotter Note was mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive additional warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

       At the time the 100,000 warrants were issued and we agreed to issue the additional 100,000 warrants upon repayment of this note, the market price of our common stock was $0.30. As such, the exercise price of the warrants was at a 15% premium to the market price.

       On October 25, 2006, we entered into a letter agreement (the "October Rotter Letter Agreement") with Mr. Rotter, in respect of the 2006 Rotter Note. Pursuant to the October Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the note, Mr. Rotter was entitled to receive an additional 20% of such amount in shares of common stock, such that the total amount to be converted was $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the note.

         2. In accordance with the terms of the note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

       At the time we converted this note, the market price of our common stock was $1.26. At the time we agreed to issue these warrants, the exercise price was at 15% premium to the $0.30 market price. At the time we issued these warrants, the exercise price was at a 73% discount to the $1.26 market price.

       On March 31, 2006, we issued 115,000 shares of common stock, valued at $65,550 based on the closing price of the common stock on the date of the agreement, to Ms. Alissa Bushnell, daughter of our CEO Nolan Bushnell, in payment for public relations services provided to the Company during 2005.

       As described more full in Description of Properties above, effective as of April 10, 2006, we secured an approximately 10 year lease on the planned location for our first uWink restaurant in Woodland Hills, California. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, the Company, Mr. Bushnell and Promenade LP entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to the Company (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell become obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

       Certain of our officers and directors, and family members of officers and directors, participated in a private placement transaction we completed on March 3, 2006 on the same terms as the third party investors who participated in the transaction. Peter Wilkniss, our Chief Financial Officer, invested $30,000 in the transaction and received 100,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 50,000 shares of common stock at an exercise price of $0.345 per share. Paul Dumais, our Chief Technology Officer, invested $30,000 in the transaction and received 100,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 50,000 shares of common stock at an exercise price of $0.345 per share. Kevin McLeod, a Director, invested $100,000 in the transaction and received 333,333 shares of common stock and immediately-exercisable, three-year warrants to purchase 166,667 shares of common stock at an exercise price of $0.345 per share. Dennis Nino, the brother-in-law of our CEO, invested $75,000 in the transaction and received 250,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 125,000 shares of common stock at an exercise price of $0.345 per share. Robert Nino, the brother-in-law of our CEO, invested $100,000 in the transaction and received 333,333 shares of common stock and immediately-exercisable, three-year warrants to purchase 166,667 shares of common stock at an exercise price of $0.345 per share. In addition, Tallac Corp. invested $500,000 in this transaction and received 1,666,667 shares of common stock and immediately-exercisable, three-year warrants to purchase 833,334 shares of common stock at an exercise price of $0.345 per share; by virtue of this investment, Tallac Corp. became a greater than 10% shareholder of the Company. There is no relationship between the Company and Tallac Corp or John E. Lee other than as a shareholder.

        At the time we entered into this transaction, the market price of our common stock was $0.21, although the market price had fluctuated between $0.21 and $0.30 in the three weeks prior to the consummation of the transaction, and the exercise price of the warrants was at a 64% premium to the market price.

       Certain of our officers and directors, and family members of officers and directors, participated in a private placement transaction we completed on September 18, 2006 on the same terms as the third party investors who participated in the transaction. Peter Wilkniss, our Chief Financial Officer, invested $30,000 in the transaction and received 100,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 50,000 shares of common stock at an exercise price of $0.345 per share. Paul Dumais, our Chief Technology Officer, invested $50,000 in the transaction and received 166,667 shares of common stock and immediately-exercisable, three-year warrants to purchase 83,333 shares of common stock at an exercise price of $0.345 per share. Kevin McLeod, a Director, invested $45,000 in the transaction and received 150,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 75,000 shares of common stock at an exercise price of $0.345 per share. Robert Nino, the brother-in-law of our CEO, invested $25,000 in the transaction and received 83,333 shares of common stock and immediately-exercisable, three-year warrants to purchase 41,667 shares of common stock at an exercise price of $0.345 per share. Dan Lindquist, our Vice President of Operations, invested $55,500 in the transaction and received 185,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 92,500 shares of common stock at an exercise price of $0.345 per share. Bradley Rotter, a Director, invested $150,000 in the transaction and received 500,000 shares of common stock and immediately-exercisable, three-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.345 per share. Brent Bushnell, the son of our CEO, invested $50,000 in the transaction and received 166,667 shares of common stock and immediately-exercisable, three-year warrants to purchase 83,333 shares of common stock at an exercise price of $0.345 per share. Nancy Bushnell, the wife of our CEO, as trustee for the Bushnell Living Trust, invested $50,000 in the transaction and received 166,667 shares of common stock and immediately-exercisable, three-year warrants to purchase 83,333 shares of common stock at an exercise price of $0.345 per share. John Kaufman, our Director of Restaurant Operations, invested $12,500 in the transaction and received 41,666 shares of common stock and immediately-exercisable, three-year warrants to purchase 20,833 shares of common stock at an exercise price of $0.345 per share. Jeffrey Tappan, the husband of our VP of User Experience, Alissa Bushnell, invested $25,000 in the transaction and received 83,333 shares of common stock and immediately-exercisable, three-year warrants to purchase 41,667 shares of common stock at an exercise price of $0.345 per share.

       In connection with the private placement of our equity securities completed on September 18, 2006, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, on the same terms as the third party investors who participated in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       At the time we initiated the September 18, 2006 private placement transaction (and the related debt conversion) in the beginning of August 2006, the market price of our common stock had consistently been below $0.30 per share since March 2006, and had been as low as $0.21 per share, and continued in that range until August 16, 2006. In the three weeks leading up to the September 8, 2006 closing of the first $804,000 of cash proceeds under this transaction and the Bushnell and Lindquist debt conversions, as reported in our September 12, 2006 Form 8-K, the closing price of our stock rose from $0.27 to $0.55. On September 8, 2006, when Messrs. Wilkniss, Dumais, Rotter, Tappan and Lindquist became committed to the transaction, and the Bushnell and Lindquist debt conversions became committed, the $0.345 exercise price of the warrants was at a 37% discount to the $0.55 closing price. On September 18, 2006, when we completed the remainder of this transaction and when the Bushnells, and Messrs. Kaufman, Nino and McLeod became committed to the transaction, the $0.345 exercise price of the warrants was at a 70% discount to the $1.12 closing price.

          PLAN OF OPERATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       Below is a discussion of our plan of operation for uWink for the next twelve months. Following that is our Management's Discussion and Analysis of our financial condition and results of operations for the nine months ended September 30, 2006 and September 30, 2005 and the years ended December 31, 2005 and December 31, 2004.

PLAN OF OPERATION - UWINK RESTAURANT

       As described in this document, we are currently developing an entertainment restaurant concept called uWink. As of September 30, 2006, we had not yet generated any revenue from the uWink restaurant concept.

       We opened our first uWink restaurant in the Westfield Promenade Shopping Center in Woodland Hills, California (Los Angeles area) on October 16, 2006. As described in more detail under Additional Information About the Company -- Properties above, effective as of April 10, 2006, we have secured an approximately 10 year lease on this location.

       On March 3, 2006, we raised net proceeds of $1,425,000 via the private placement of our equity securities.

       On September 18, 2006, we completed raising aggregate net cash proceeds of $1,500,400 via the private placement of our equity securities.

       We used the net proceeds from these private placements to fund the capital expenditures, and provide the operating capital, required to open our first restaurant, as well as for general working capital purposes.

       We spent approximately $1,000,000 to build out and equip the Woodland Hills location for our first restaurant, including approximately $400,000 on leasehold improvements; $375,000 on technology, furniture and fixtures; $150,000 on certain "pre-opening" expenses (including staffing, staff training and menu development costs and initial inventory); and $75,000 on licenses.

       As of the date of this prospectus, we do not have any material commitments for capital expenditures.

       To staff the restaurant, we have hired an executive chef, 6 managers and 34 full time and part time non-managerial restaurant staff.

       Our near term strategy is to prove our concept at the Woodland Hills location and subsequently seek to open 2 to 3 additional company-owned and/or managed restaurants within the next 3 to 6 months.

       Our longer term growth strategy is to open additional company-owned and/or company-managed restaurants in new markets and to franchise our concept, focusing on multiple-unit area development agreements with experienced operators. We are targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. We expect we will also seek to generate additional revenue through the sale of media equipment to franchisees.

       We expect to need to raise additional amounts of capital through the sale of our equity or debt securities within the next 2 to 3 months because we do not expect to have sufficient funds remaining following completion of the build out to fund our corporate overhead and expenses and growth; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses and growth. As of the date of this report, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to finance our operations and growth will be materially adversely affected.

MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

       The following discussion and analysis should be read in conjunction with our consolidated financial statements and related footnotes for the year ended December 31, 2005 and the nine months ended September 30, 2006 included with this registration statement. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

OVERVIEW

       We are a digital entertainment company, based in Los Angeles, California, that designs and develops interactive entertainment software and platforms for restaurants, bars, and mobile devices.

       We are a Utah corporation formerly known as Prologue. We were incorporated as Prologue under the laws of the State of Utah on October 14, 1982. On January 28, 2004, we changed our name to "uWink, Inc." Our wholly-owned subsidiary, uWink California, Inc., formerly known as uWink, Inc., was organized as a Delaware corporation on June 10, 1999.

       From 1982 to 1994, we were engaged in the sales and marketing business. From 1994 until December 4, 2003, we had no operations or employees and owned no real estate. In 2000, we became a "reporting company" by virtue of voluntarily filing a Form 10-SB /12G to become a 12(g) registered company under the Securities Exchange Act of 1934. Prior to the acquisition of uWink California, Inc. described below, we had not generated significant revenues and were considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. We were seeking business opportunities or potential business acquisitions.

       Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 among Prologue, uWink, Inc., a Delaware corporation ("uWink-DE") and its stockholders, Prologue received all the issued and outstanding shares of uWink-DE's capital stock. Prologue issued 1 share of its common stock for every 3.15611 shares of uWink-DE capital stock. The uWink-DE management team and board of directors became the management team and board of directors of Prologue. In connection with this transaction, on January 28, 2004, we changed our name from Prologue to uWink, Inc. and our ticker symbol on the Over-the-Counter Bulletin Board from "PRLG" to "UWNK". In addition, our wholly-owned subsidiary uWink-DE changed its name from uWink, Inc. to uWink California, Inc. ("uWink Calfornia").

       According to FASB Statement No. 141 - "Business Combinations," the acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

       o uWink California is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values and the results of operations of uWink California have been presented for the comparative prior periods; and

       o Control of the net assets and business of Prologue was acquired effective December 4, 2003. This transaction has been accounted for as a purchase of the assets and liabilities of Prologue by uWink California. The historical cost of the net liabilities assumed was $750.

       Via the acquisition of uWink California we assumed, and have continued to engage in, uWink California's business of developing interactive entertainment software and platforms.

       Over several years of operation, we have invested substantial time and capital in the construction of a uniform development platform. We have used this platform to develop over 70 short-form video games (the "uWink Game Library") and interactive entertainment and vending products.

       For the past several years, we have derived our revenue from the sale of our SNAP! countertop game platforms (and its predecessor platforms) and the Bear Shop entertainment vending platform, products the entertainment vending platform dispenses, such as plush bears and related clothing, and software licensing fees.

       SNAP!, our countertop video game terminal, enables customers to play over 70 short form video games from the uWink Game Library. Our entertainment vending platform, Bear Shop, offers animated point of purchase vending. The Bear Shop product allows customers to pick outfits and accessories for a plush/stuffed bear using an interactive touch screen resulting in thousands of combinations. The foundation of the Bear Shop product is an interactive entertainment-vending platform that we believe can be leveraged to create various vending solutions.

       In 2005, we made a strategic decision to reposition the Company as an entertainment restaurant company, as more fully described in this document. Given our perception of the market opportunity in combining dining with short form, social video gaming/entertainment and our management team's experience in the digital entertainment and restaurant industries (our CEO, Nolan Bushnell, founded both Atari and Chuck E. Cheese and our Director of Restaurant Operations, John Kaufman, is the former Vice President of Operations for California Pizza Kitchen), we determined that the restaurant project is the most cost effective way to monetize our investment in technology. As a result, we are winding down our SNAP! and Bear Shop manufacturing and sales operations and we have decided not to enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. This decision also allowed us to reduce staff and liquidate inventory and product-related receivables. We are seeking to license our SNAP! and the Bear Shop intellectual property to 3rd party manufacturers in exchange for licensing fees. Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a 5 year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

On January 26, 2007, we entered into an Inventory Purchase Agreement, a
License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). These agreements are filed as exhibits 4.18, 4.19 and 4.20 to the registration statement. Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125,(except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

       Going forward, our strategy is to leverage our network and entertainment software assets, including the uWink Game Library, to operate our interactive entertainment restaurant concept, as described under Prospectus Summary - About Us - uWink Entertainment Restaurant Concept; Additional Information About the Company - Products and Services - The uWink Restaurant; and - Plan Of Operation
- uWink Restaurant above.

       We opened our first uWink restaurant in Woodland Hills, California on October 16, 2006. Our challenge, and opportunity, is to perfect our concept in this location and then grow by opening additional company-owned restaurants and by franchising our concept. To start, we have been operating our restaurant in a "beta" test mode, where we have asked our guests to be part of the process of debugging our interactive food ordering and entertainment software. We hosted a "grand opening" party for our restaurant on the night of November 30, 2006.

       In order to open additional company-owned restaurants we need to find suitable locations. Our plan is to open our next 2-3 company-owned stores in the Los Angeles, CA area. We are currently seeking additional locations in the Los Angeles area but do not, as of the date of this prospectus, have a definitive agreement in respect of any additional location. In addition, we will in all likelihood need to raise additional capital to open additional company-owned restaurants. As of the date of this prospectus, we do not have any commitments for equity or debt financing.

       In order to offer to sell franchises to operate a uWink restaurant, we must first provide prospective franchisees with a disclosure document called a Uniform Franchise Offering Circular (UFOC), which includes, among other things, the contracts we require franchisees to sign. In addition, before we can offer our franchises in certain states, including California, New York and Illinois, we must first register our offer with a state agency. We have hired Sonnenschein, Nath & Rosenthal, a law firm experienced in franchise matters, to help us draft our franchise disclosure documents and contracts. We have now completed our UFOC and can engage in discussions with prospective franchisees in those states where we are not required to register our franchise offer. Over the next several months, we will begin the registration process in most of the states that require registration. We have received a significant number of inquiries from prospective franchisees and are now in the process of opening discussions with candidates in the states that do not require registration of franchise offers. Once the registration process is complete in the states that require registration, we intend to begin discussions with candidates in those states. We have also received franchise inquiries from other countries and have begun preparing the necessary documents and filings to be able to offer franchises in certain foreign countries. At this point, even though we have received a number of inquiries from potential franchises, we cannot guarantee that we will be able to franchise our concept at all, or that we will be able to do so on acceptable terms.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

       Our discussion and analysis of our consolidated financial condition and results of operations are based upon our consolidated financials statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to allowance for doubtful accounts, inventory reserves, and value of our stock and options/warrants issued for services. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

SOFTWARE DEVELOPMENT COSTS

       Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to the completion of all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications and certain external factors including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

       Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

REVENUE RECOGNITION

       The Company recognizes revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when the Company delivers its touchscreen pay-for-play game terminals to its customer and the Company believes that persuasive evidence of an arrangement exits, the fees are fixed or determinable, and collectibility of payment is probable. Included with the purchase of the touchscreen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, the Company has no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. The Company delivers the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

       The Company does not have any contractual obligations to provide post sale support of its products. The Company does provide such support on a case by case basis and the costs of providing such support are expensed as incurred. We earned no revenue from post sale support during the periods presented.


BASIS OF PRESENTATION

       The accompanying consolidated financial statements, included in this report, have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation as a going concern. We have incurred a net loss of $8,715,670 for the nine months ended September 30, 2006, as of September 30, 2006, we had an accumulated deficit of $33,485,210 and we had a net working capital deficiency at September 30, 2006 of $7,365,021 (working capital represents our current assets minus our current liabilities and is related to our ability to pay short term debt as it becomes due). We have incurred net losses of $3,239,557 and $4,761,682 for the years ended December 31, 2005 and 2004, respectively, and had a net working capital deficiency of $1,248,178 and $633,276 as of December 31, 2005 and 2004, respectively.

       These conditions raise substantial doubt as to our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

         RESULTS OF OPERATIONS

       Nine months ended September 30, 2006 compared with the nine months ended September 30, 2005.

       Net sales for the nine months ended September 30, 2006 decreased by $431,428 (75%) from $577,199 for the nine months ended September 30, 2005 to $145,771 for the nine months ended September 30, 2006. The decrease in revenue is largely attributable to our decision to wind down our SNAP! and Bear Shop manufacturing and sales operations and reposition the Company as an entertainment restaurant company. The revenue generated during the first nine month of 2006 is largely attributable to the liquidation of part of our remaining SNAP! and Bear Shop inventories. There was no revenue associated with our entertainment restaurant operations for the nine months ended September 30, 2006. In addition, we generated licensing revenue of $37,600 (25.7% of total revenue) in the first nine months of 2006, as compared to $75,000 (13% of total revenue) for the first nine months of 2005. In 2005, we generated $100,000 from the licensing of some of our games to Bluetorch Games. This license had a one year term and, accordingly, we recorded licensing revenue of $25,000 per quarter in 2005. In 2006, we generated $21,600 in licensing fees from the sale of SNAP machines by SNAP Leisure LLC under our license agreement with SNAP Leisure and $16,000 in licensing fees for some of our games from Mondobox LLC.

       Cost of sales for the nine months ended September 30, 2006 decreased by $328,476 (69%) from $475,848 for the nine months ended September 30, 2005 to $147,373 for the nine months ended September 30, 2006. The decrease in cost of sales is attributable to lower SNAP! and Bear Shop sales volume resulting from our decision to wind down our SNAP! and Bear Shop operations. During the nine months ended September 30, 2006, we wrote off $66,398 of uncollectible advances to suppliers to cost of goods sold, resulting in negative gross profit of $1,601 for the nine months ended September 30, 2006, as compared to $101,351 of gross profit for the nine months ended September 30, 2005.

       Selling, general and administrative expenses for the nine months ended September 30, 2006 decreased by $206,986 (9.2%) from $2,253,699 for the nine months ended September 30, 2005 to $2,046,714 for the nine months ended September 30, 2006. The decrease is attributable to an approximately $900,000 reduction in financial consulting expense from $958,346 in the first nine months of 2005 to $41,000 in the first nine months of 2006. In the first nine months of 2005 we issued in excess of $800,000 worth of shares of our common stock in exchange for outside investor relations and financial consulting services. The decrease in financial consulting expense was partially offset by higher salary expense ($639,730 in 2006 as compared to $407,252 in 2005) and $89,767 of non-salary pre-opening expenses relating to our first restaurant in Woodland Hills in 2006, together with higher nominal stock option expense in 2006 resulting from the expensing of options granted to employees based on the fair market value of the options ($365,309 of expense in 2006 versus $76,000 of expense in 2005). In 2005, we recorded expense only for those options that were issued at an exercise price below the closing price of the stock on the date of grant.

       As a result, our loss from operations for the nine months ended September 30, 2006 was reduced by $190,364 (8.5%) to $2,048,315, from a loss of $2,238,679 for the nine months ended September 30, 2005.

       Total other expense for the nine months ended September 30, 2006 increased by $6,512,589 (4,208%) from $154,766 for the nine months ended September 30, 2005 to $6,667,355 for the nine months ended September 30, 2006. This increase was primarily attributable to $6,583,902 of expense relating to the issuance of financing warrants in the first three quarters of 2006, partially offset by an approximately $73,000 reduction in interest expense from $127,203 for the first nine months of 2005 to $53,788 for the first nine months of 2006. The reduction in interest expense is attributable to lower levels of debt in 2006 resulting from the conversion and repayment of convertible notes in late 2005 and early 2006 and the repayment in 2005 of amounts borrowed to fund our pursuit of the assets of Sega Gameworks out of bankruptcy. In December 2004, we made a bid to acquire the assets of Sega Gameworks out of bankruptcy. In connection with that bid, we borrowed $615,000 to fund the payment of an earnest money deposit required by the bankruptcy court. After SS Entertainment USA, a subsidiary, of Sega Corporation, was determined to be the winning bidder, this deposit was returned to us in the first quarter of 2005 and we used those funds to repay the $615,000 in loans. In addition, on April 19, 2006, we issued 100,000 immediately-exercisable, three-year warrants to Mr. Bradley Rotter, a director of the Company, at an exercise price of $0.345 in connection with the partial repayment and partial extension of a $200,000 convertible note. The fair value of the warrants of $16,828 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 86%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital.

       As a result, our net loss for the nine months ended September 30, 2006 increased by $6,322,226 (264%) to $8,715,670, from a net loss of $2,393,444 for the nine months ended September 30, 2005.

Year ended December 31, 2005 compared to year ended December 31, 2004.

       Net sales for the year ended December 31, 2005 decreased by $714,811 (51%) from $1,397,415 for the year ended December 31, 2004 to $682,604 for the year ended December 31, 2005. The decrease in revenue is largely attributable to our decision to wind down our SNAP! and Bear Shop manufacturing and sales operations and reposition the Company as an entertainment restaurant company. For the year ended December 31, 2005, we sold approximately 200 Snap! units and 11 Bear Shop units, as compared to the year ended December 31, 2004 when we sold approximately 500 Snap! units and 100 Bear Shop units. For the year ended December 31, 2005, Snap! sales comprised 78% of our total sales and Bear Shop units 9%. In addition, in 2005 we recorded $100,000 of software licensing revenue as compared to $30,556 of licensing revenue in 2004. In 2005, we generated $100,000 from the licensing of some of our games to Bluetorch Games. This agreement had a one year term and, accordingly, we recorded licensing revenue of $25,000 per quarter in 2005. The licensing revenue in 2004 related to a licensing transaction with 360 Wireless.

       Cost of sales for the year ended December 31, 2005 decreased by $593,757 (52%) from $1,134,731 for the year ended December 31, 2004 to $540,974 for the year ended December 31, 2005. The decrease in cost of sales is attributable lower SNAP! and Bear Shop sales volume resulting from our decision to wind down our SNAP! and Bear shop operations.

       The decrease in sales in 2005 resulted in a drop in gross profit to $141,630 in 2005 from $262,284 in 2004. Our gross profit percentage was 20.7% for the year ended December 31,2005 compared to 18.8% for the year ended December 31, 2004. The increase in the gross profit percentage is primarily attributable to an increase of $69,444 in licensing revenue in 2005.

       Selling, general and administrative expenses for the year ended December 31, 2005 decreased by $2,009,191 (42%) from $4,832,235 for the year ended
December 31, 2004 to $2,823,044 for the year ended December 31, 2005. The decrease was primarily attributable to: (1) a $1,043,444 reduction in compensation expense resulting from a reduction in headcount; (2) a $176,087 reduction in sales expense; and (3) a $165,007 reduction in trade show and promotional expenses, in each case related to our decision to wind down our SNAP! and Bear Shop operations. In addition, nominal stock option issuance expense for the year ended December 31, 2005 decreased by $110,758 (53%) from $208,425 in the year ended December 31, 2004 to $97,667 in the year ended December 31, 2005. The decrease is primarily the result of cancellation at the end of 2004 of options issued in 2002 and reduced levels of cashless option exercises by employees in 2005.

       Research and development expense for the year ended December 31, 2005 decreased by $199,790 (57%) from $351,332 for the year ended December 31, 2004 to $151,542 for the year ended December 31, 2005. Research and development expense decreased as a result of our decision to halt SNAP! and Bear Shop related research and development in the second half of 2005, partially offset by $53,400 of uWink restaurant concept related research and development expense in 2005.

       Impairment loss increased to $203,125 in 2005 from $0 in 2004. In 2005, we amortized $84,403 and impaired $116,794 in capitalized software development costs and we depreciated $23,928 and impaired $86,332 in Snap! tooling, moulds and dyes, as a result of our decision to wind down our Snap! and Bear Shop operations.

       As a result, our loss from operations for the year ended December 31, 2005 was reduced by $1,884,802 (38%) to $3,036,081, from a loss of $4,920,883 for the year ended December 31, 2004.

       Amortization of debt discounts for the year ended December 31, 2005 dropped by $84,434 (58%) from $144,672 for the year ended December 31, 2004 to $60,238 for the year ended December 31, 2005. In 2003, we issued a convertible note payable in the amount of $125,000 that included detachable warrants to purchase shares of our common stock and also a conversion feature. The debt discount on this note of $124,998 was amortized during 2004. In December 2004, we issued $175,003 in convertible notes on which we booked a debt discount of $42,859 to be amortized over the twelve month term of the notes; $5,954 of this debt discount was amortized in 2004 and $36,905 of this debt discount was amortized in 2005. During 2005, we issued a total of $300,000 in notes on which we booked debt discount of $60,000 to be amortized over the term of the notes; $23,333 of this debt discount was amortized in 2005.

       Gain on the settlement of debt for the year ended December 31, 2005 decreased by $338,139 (94%) from $358,295 for the year ended December 31, 2004 to $20,156 for the year ended December 31, 2005. In 2004, we settled obligations owing to MCI Worldcom at a gain of $127,023, relating to amounts billed in error with respect to trade payables; DeAmertek Corporation at a gain of $137,500, relating to amounts originally due under a supply contract that was later abandoned by mutual consent; and Stonefield Josephson, Inc. at a gain of $34,395, relating to over-billed amounts with respect to trade payables.

       Interest expense for the year ended December 31, 2005 increased by $80,434 (109%) from $73,892 for the year ended December 31, 2004 to $154,326 for the year ended December 31, 2005, largely as a result of the interest expense in 2005 on the $615,000 borrowed at the end of 2004 to support our pursuit of the assets of Sega Gameworks out of bankruptcy, as well as an above market interest rate of 20% on the $225,003 of convertible notes issued at the end of 2004. In December 2004, we made a bid to acquire the assets of Sega Gameworks out of bankruptcy. In connection with that bid, we borrowed $615,000 to fund the payment of an earnest money deposit required by the bankruptcy court. After SS Entertainment USA, a subsidiary, of Sega Corporation, was determined to be the winning bidder, this deposit was returned to us in the first quarter of 2005 and we used those funds to repay the $615,000 in loans.

       As a result, our net loss for the year ended December 31, 2005 was reduced by $1,552,125 (32%) to $3,239,557, from a loss of $4,761,682 for the year ended December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

       As of September 30, 2006, our cash position was $876,569 and we had negative working capital of $7,365,021. Working capital represents our current assets minus our current liabilities and is related to our ability to pay short term debt as it becomes due.

       On March 3, 2006, we raised gross proceeds of $1,500,000 via the private placement of 5,000,000 shares of common stock to 22 investors. The investors in the transaction also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately-exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement.

       On May 9, 2006 and June 12, 2006, we sold a total of 108,333 shares of common stock to 2 investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock at $0.345 per share. The shares of common stock issued to these investors are reflected as shares to be issued on the June 30, 2006 balance sheet. We issued these shares on July 24, 2006.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share.

       We used the net proceeds from these private placements to fund the capital expenditures, and provide the operating capital, required to open our first uWink restaurant, and for general working capital purposes.

       On March 16, 2006, we repaid a $120,000 convertible note together with $7,000 of accrued interest.

       On April 19, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $200,000 Convertible Promissory Note, dated October 10, 2005 and due April 10, 2006, from the Company to Mr. Rotter (the "2005 Rotter Note"). Pursuant to the Rotter Letter Agreement, effective April 19, 2006, we:

         1. Repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on, the 2005 Rotter Note;

         2. Issued immediately-exercisable, three-year warrants to Mr. Rotter to purchase 100,000 shares of common stock at an exercise price of $0.345 per share. The fair value of the warrants of $16,828 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 86%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital; and

         3. Issued a new $100,000, six-month note to Mr. Rotter, described below, in respect of the unpaid balance of $100,000 on the 2005 Rotter Note. Upon repayment of this note, Mr. Rotter will receive additional warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

       On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Rotter, in respect of the $100,000 note due October 19, 2006. Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the note.

         2. In accordance with the terms of the note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

       On June 13, 2006, we repaid $30,000 of the principal amount of the loan payable to our former Vice President of Marketing described below. In addition, on August 1, 2006, we credited a total of $28,959 in receivables owed to the Company by the holder of this loan against the principal amount of this loan.

Our debt at September 30, 2006 consisted of the following:

       A $100,000 convertible note payable to Mr. Bradley Rotter, a member of the Company's board of directors. This note is due October 19, 2006, accrues interest at 10%, and is convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The note is mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter will receive warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

       On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Rotter, in respect of this note. Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the note.

         2. In accordance with the terms of the note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

       A $100,000 convertible note issued on September 8, 2005 issued to Dr. William Hines. The note is due September 8, 2007, accrues interest at 10%, and is mandatorily convertible into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, the holder will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

       On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. Hines in respect of this note. Pursuant to the Hines Letter Agreement, effective October 26, 2006:

       Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the note was not yet due, we believed it advantageous to the Company to remove the Hines note from the balance sheet, particularly because the Hines note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866.
As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the note.

       A $52,885 loan payable to the Company's former Vice President of Marketing issued on various dates in 2004 and 2005, 12% interest secured by inventory and receivables of the Company, due February 15, 2007. Accrued interest of $85,966 outstanding on this note as of September 30, 2006 is included under accrued expenses on the balance sheet as of September 30, 2006. On August 1, 2006, we credited a total of $28,959 in receivables owed to the Company by the holder of the note against the principal amount of this note.

       On June 15, 2006, we entered into an amended promissory note with Elite Cabinet Corporation ("ECC") in relation to trade payables previously owing to ECC. The principal amount of this note is $10,177.75 and the note accrues interest at 8%. We are required to pay $300 per month on this note from June 15, 2006 to January 15, 2007 at which time the entire unpaid balance plus accrued interest is due and payable. As of September 30, 2006, we have repaid $1,200 of this note, such that the amount remaining outstanding at September 30, 2006 is $8,977.

       In connection with a private placement of our equity securities completed on September 18, 2006, we converted $62,500 of debt and $8,062 of accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell (including the assignment to Ms. Bushnell of a $39,000 note (plus $4,485 in accrued interest) held by the brother-in-law of our CEO), and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the third party investors who participated in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share.

       As of the date of this prospectus, we are not in default on any material debt obligation. We have filed as exhibits with the SEC all of our material financing arrangements.

       As of the date of this prospectus, we do not have any definitive plans to undertake any material commitments for capital expenditures. In order for us to open additional company-owned restaurants in furtherance of our growth plans, we will, in all likelihood, need to raise additional capital. As of the date of this prospectus, we do not have any commitments for equity or debt financing.

       We expect that we can currently satisfy our cash requirements for the next 2 to 3 months. We expect to need to raise additional amounts of capital through the sale of our equity or debt securities within the next 2 to 3 months because we do not expect to have sufficient funds remaining following completion of the build out to fund our corporate overhead and expenses and growth; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses. As of the date of this report, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to finance our operations and growth will be materially adversely affected.

SOURCES OF CASH

       Since January 1, 2005, we have financed our operations principally by issuing common stock for services, collecting accounts receivable and selling inventory and through the private sale of our common stock.

       On March 3, 2006, we raised gross proceeds of $1,500,000 via the private placement of 5,000,000 shares of common stock plus warrants to purchase 2,500,000 shares of common stock at $0.345 per share.

       On May 9, 2006 and June 12, 2006, we sold a total of 108,333 shares of common stock to 2 investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock at $0.345 per share.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share.

       We used the cash proceeds from these transactions to build out our first restaurant and for general working capital purposes.

CASH POSITION AND SOURCES AND USES OF CASH

       Our cash and cash equivalents position as of September 30, 2006 was $876,569.

       During the nine months ended September 30, 2006, net cash used in operations was $889,485, as compared to using cash of $478,112 for the nine months ended September 30, 2005.

       Our net loss for the nine months ended September 30, 2006 was $8,715,670, but, due to a number of non-cash transactions reflected largely in our selling, general and administrative and other expenses, we used $889,485 in cash for operations. Our major uses of cash in operations were to pay cash employee compensation of approximately $443,000; cash payments to outside engineering contractors of approximately $150,000; cash rent expense of approximately $102,000; $90,000 of non-salary "pre-opening" expenses for first restaurant; and approximately $120,000 of outside auditor, legal counsel and SEC filing fees. The major source of operating cash during the period was the sale of inventory valued at approximately $115,000. The non-cash transactions that reduced cash used in operations relative to our net loss included: $6,583,902 of non-cash expense related to the expensing of the fair value of financing warrants issued in the first three quarters of 2006; $365,309 of non-cash expense relating to employee stock options, the write off to cost of goods sold of $66,000 of uncollectible inventory deposits, the use of $217,462 worth of shares of common stock to pay for services rendered to the Company; and an increase in our accounts payable of $219,468.

       Our net loss for the nine months ended September 30, 2005 was $2,393,444 but, due to a number of non-cash transactions reflected largely in our selling, general and administrative expenses, we used $478,112 in cash for operations. Our major uses of cash in operations were to pay cash employee compensation of approximately $407,000; cash rent expense of approximately $85,000; cash payments to outside engineering consultants of approximately $86,000; and net additions to inventory of approximately $106,000 (the gross reduction in inventory amounted to $355,885, offset by a non-cash reduction in gross inventory of $461,941 resulting from the write down of inventory previously reserved for). The major source of cash during the period was the net cash collection of $151,392 of accounts receivable (gross accounts receivable were reduced by $476,569, $325,177 of this reduction was non-cash: $150,000 resulted from the reversal of a $150,000 provision for sales returns booked in 2004 and $175,177 resulted from the write down of gross accounts receivable previously reserved for). The non-cash transactions that reduced cash used in operations relative to our net loss included: $76,000 of non-cash expense relating to employee stock options, the write off to cost of goods sold of $267,000 of inventory deposits ($250,000 upon receipt and concurrent sale of the related inventory items and $17,000 as uncollectible), the use of $1,152,340 worth of shares of common stock to pay for services rendered to the Company; and an increase in our accounts payable of $76,719.

       During the nine months ended September 30, 2006, we used $914,747 in our investing activities, as compared to generating $612,350 in 2005. In the first nine months of 2006, we invested in computers, third party software, construction costs and other equipment relating to the build out of the Woodland Hills location for our first restaurant. In 2005, we invested only $2,650 in plant, property and equipment, in line with our reduced levels of staffing and operations during that period. In December 2004, we invested $615,000 in a deposit related to our pursuit of the assets of Sega Gameworks out of bankruptcy. We liquidated this deposit during the first three months of 2005, resulting in net positive cash from investing activities of $612,350 for the nine months ended September 30, 2005. In December 2004, we borrowed $615,000 to fund a deposit related to our pursuit of the assets of Sega Gameworks out of bankruptcy. This deposit was returned to us in cash during the first three months of 2005, following the conclusion of the bankruptcy proceeding, and we used these proceeds to repay the $615,000 in loans.

       During the nine months ended September 30, 2006, our financing activities provided cash in the amount of $2,657,043 as compared to using cash of $190,643 for the nine months ended September 30, 2005. The increase is primarily due to a $2,567,600 increase in net proceeds from the issuance of common stock in 2006 as compared to 2005, and lower levels of debt repayment in the first nine months of 2006, as compared to the first nine months of 2005. In the first nine months of 2006, we repaid $178,959 of loans to unrelated parties and made net repayment of $100,000 on amounts due to related parties. In the first nine months of 2005, we repaid $615,000 borrowed in 2004 relating to our pursuit of the assets of Sega Gameworks out of bankruptcy (partially offset by borrowing an additional $100,000 in September 2005) and made net repayment of $44,045 on amounts due to related parties.

       During the year ended December 31, 2005, we used $514,087 in cash in our operating activities, as compared to $3,963,874 for the year ended December 31, 2004, a decrease of $3,449,787 (87%).

       Our net loss for the year ended December 31, 2005 was $3,239,557 but, due to a number of non-cash transactions reflected in our selling, general and administrative expenses, we used $514,087 in cash for operations. Our major uses of cash in operations were to pay cash employee compensation of approximately $500,000; cash rent expense of approximately $115,000; cash payments to outside engineering consultants of approximately $89,000; and net additions to inventory of approximately $44,000 (the gross reduction in inventory amounted to $417,271, including a non-cash reduction in gross inventory of $461,941 resulting from the write down of inventory previously reserved for). The major source of operations cash was the cash collection of $126,622 of accounts receivable (net of the reversal in 2005 of a $150,000 provision for sales returns booked in 2004). The non-cash transactions that reduced cash used in operations relative to our net loss included: $95,639 of non-cash expense relating to employee stock options, the write off to cost of goods sold of $286,000 of inventory deposits ($250,000 upon receipt and concurrent sale of the related inventory items and $36,000 as uncollectible), the use of $1,155,591 worth of shares of common stock to pay for services rendered to the Company; and an increase in our accounts payable of $77,872.

       For the year ended December 31, 2004, we used $3,963,874 in cash for operations. Our major uses of cash in operations were to pay cash employee compensation of approximately $1,300,000; to fund a $660,000 increase in inventory; to fund a $395,000 increase in accounts receivable; and to fund a $333,000 increase in inventory deposits.

       During the year ended December 31, 2005, we generated $612,400 in cash from our investing activities, as compared to using cash of $950,211 for the year ended December 31, 2004. In 2004, we invested $615,000 in a deposit related to our pursuit of Sega Gameworks out of bankruptcy. We liquidated this deposit in 2005, resulting in net positive cash from investing activities of $612,400. In December 2004, we made a bid to acquire the assets of Sega Gameworks out of bankruptcy. In connection with that bid, we borrowed $615,000 to fund the payment of an earnest money deposit required by the bankruptcy court. After SS Entertainment USA, a subsidiary, of Sega Corporation, was determined to be the winning bidder, this deposit was returned to us in the first quarter of 2005 and we used those funds to repay the $615,000 in loans. We made only a negligible investment of $2,600 in additional property and equipment in 2005 as a result of our strategic decision to reposition the Company as an entertainment restaurant company.

       During the year ended December 31, 2005, our financing activities used cash in the amount of $131,896, as compared to providing cash of $3,815,255 for the year ended December 31, 2004. The decrease is attributable to the net repayment of debt of $646,295, due to the cash repayment in 2005 of $615,000 of short-term debt instruments issued in 2004 to support our pursuit of the assets of Sega Gameworks out of bankruptcy and the cash repayment of $131,295 of debt from our former Vice President of Operations used in 2004 to fund Snap! production, partially offset by net cash proceeds from the issuance of debt to related parties in 2005 of $146,000. This is primarily attributable to the issuance of a $200,000, 6 month convertible note to Mr. Bradley Rotter, a member of our board of directors, in October 2005, partially offset by the repayment in 2005 of advances received from related parties for the production of Snap! units in China in 2004. In addition, net proceeds from equity issuances fell to $368,399 in 2005 from $2,615,528 in 2004.

OFF-BALANCE SHEET ARRANGEMENTS

       We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

       We believe that we do not have any material exposure to interest rate or commodity risks. We do not own any derivative instruments and do not engage in any hedging transactions.

COMPREHENSIVE INCOME OR LOSS

       We have no components of other comprehensive income or loss, and accordingly, net loss equals comprehensive loss for all periods presented.

EARNINGS PER SHARE

       For the nine months ended September 30 of 2006 and 2005, net loss per share is based on the weighted average number of shares of common stock outstanding. At September 30, 2006 and September 30, 2005, we had a weighted average 16,582,185 shares and 11,460,592 shares of common stock outstanding, respectively.

       At September 30, 2006, we had outstanding 24,496,207 shares of common stock. We also had outstanding options and warrants to purchase 11,694,624 shares of common stock. Consequently, on an as-converted, fully-diluted basis, we would have 36,190,831 shares of common stock outstanding at September 30, 2006.

       For the year end December 31 of 2005 and 2004, net loss per share is based on the weighted average number of shares of common stock outstanding. At December 31, 2005 and December 31, 2004, we had a weighted average 11,737,329 shares and 9,074,345 shares of common stock outstanding, respectively.

       At December 31, 2005, we had outstanding 12,475,288 shares of common Stock. We also had outstanding options and warrants to purchase 4,835,748 shares of common stock. Consequently, on an as-converted, fully-diluted basis, we would have 17,311,036 shares of common stock outstanding at December 31, 2005.

STOCK COMPENSATION

       The Company adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No.
123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

       Primarily as a result of adopting SFAS No. 123R, the Company recognized $365,309 in share-based compensation expense for the nine months ended September 30, 2006. The impact of this share-based compensation expense on the Company's basic and diluted earnings per share was $0.02 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

       For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123 has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. During the nine months ended September 30, 2005, the Company recorded $76,000 as the stock based compensation expense.

                                                                        2005
                                                                    -----------
             Net loss as reported                                   $(2,393,444)
             Compensation recognized under APB 25                        76,000
             Compensation recognized under SFAS 123                    (260,070)
                                                                    -----------
             Pro forma                                              $(2,577,514)
                                                                    ===========

             Basic and diluted loss per common share as reported    $     (0.21)
             Pro forma                                              $     (0.23)


       During the twelve months ended December 31, 2005 and December 31, 2004, the Company recorded $95,639 and $173,665, respectively, as the stock based compensation expense.


                                                         2005           2004
                                                      -----------   -----------
            Net loss
               As reported                            $(3,239,557)  $(4,761,682)
            Compensation recognized under APB 25           95,639       173,665
            Compensation recognized under SFAS 123       (392,870)     (460,918)
                                                      -----------   -----------
                       Pro forma                      $(3,536,788)  $(5,048,935)
                                                      ===========   ===========

            Basic and diluted loss per common share
               As reported                            $     (0.28)  $     (0.52)
               Pro forma                              $     (0.30)  $     (0.56)


       The Company assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to its acquisition of uWink California. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the Board of Directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. As of September 30, 2006, there are 59,321 shares available for issuance under this plan.

       In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 27,165 shares available for issuance under this plan.

       In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 35,000 shares available for issuance under this plan.

       On June 8, 2006, the Company's Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to employees, officers, directors, and consultants of the Company. As of September 30, 2006, there are 273,965 shares available for issuance under this plan. On November, 14, 2006, the Company's Board of Directors approved an amendment to the 2006 Plan to increase the number of shares available under the plan by 1,500,000 to a total of 2,500,00.

       Awards granted under the 2006 Plan vest as determined by the Board of Directors, provided that:

       o no option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

       o an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

       Pursuant to the Stock Option Plans, during the twelve months ended December 31, 2004, the Company granted 352,835 stock options to employees that remain outstanding as of September 30, 2006. 312,500 of these options were issued on July 15, 2004 (150,000 of these options were issued at an exercise price of $2.64, the remainder were issued at $2.40); 23,751 were issued on December 16, 2004 (10,000 of these options were issued at an exercise price of $1.60, the remainder were issued at $1.45); and 16,584 were issued on December 31, 2004 (10,000 of these options were issued at an exercise price of $1.38, the remainder were issued at $1.25). All these options vest in 36 equal monthly installments with the initial one-sixth vesting after six months. All options issued during 2004 were issued at exercise prices equal to or in excess of the fair value of the shares on the date of grant with the exception of the 16,584 options issued on December 31, 2004. The fair value of the shares as reflected by the closing price of the stock on December 31, 2004 was $1.45.

       During the twelve months ended December 31, 2005, the Company granted 1,385,000 stock options to employees and directors that remain outstanding as of September 30, 2006. 420,000 of these options were granted on July 25, 2005 at an exercise price of $0.36, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on August 29, 2005 at an exercise price of $0.43 per share, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on September 15, 2005 at an exercise price of $0.57 per share, which was equal to the fair value of the shares on that date. 165,000 of these options were granted on October 21, 2005 at an exercise price of $0.40 per share, which was equal to the fair value of the shares on that date. 100,000 of these options were granted on November 11, 2005 at an exercise price of $0.45 per share, which was equal to the fair value of the shares on that date. All these options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On February 10, 2006, the Company granted 400,000 stock options to our Chief Technology Officer, Paul Dumais, at an exercise price of $0.30 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On May 12, 2006, the Company granted 500,000 stock options to our CEO, Nolan Bushnell, at an exercise price of $0.33 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On July 5, 2006, the Company granted 125,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On August 4, 2006, the Company granted 100,000 stock options to an employee at an exercise price of $0.26 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On August 10, 2006, the Company granted 150,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On August 24, 2006, the Company granted a total of 100,000 stock options to three employees at an exercise price of $0.55 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On September 1, 2006, the Company granted 70,000 stock options to an employee at an exercise price of $0.60 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

       On September 22, 2006, the Company granted 400,000 stock options to our Director of Restaurant Operations, John Kaufman, at an exercise price of $1.17 per share. 50,000 of these options will vest in a lump sum after 3 months. The remaining 350,000 options will vest over a thirty-six month period, with the initial one-sixth vesting after six months.

       Following is a summary of the stock option activity for the nine months ended September 30, 2006:


                                                          Weighted
                                                           Average   Aggregate
                                               Options     Exercise  Intrinsic
                                             outstanding    Price      Value

             Outstanding, December 31, 2005    2,400,411    $0.88   $ 1,454,081
             Granted                           1,845,000    $0.52
             Forfeited                           435,679    $1.05
             Exercised                           100,000    $0.36   $  (102,000)
                                                ---------
             Outstanding, September 30, 2006   3,709,732    $0.69   $(2,705,146)
             Exercisable, September 30, 2006     961,169    $1.05   $  (354,934)


Following is a summary of the status of options outstanding at September 30, 2006:

                               Outstanding Options
                             -------------------
                                                    Average
                                                   Remaining
                  Exercise                        Contractual
                   Price           Number             Life          Exercisable
                   -----           ------             ----          -----------


                   $0.26           100,000            9.85                  0
                   $0.28           275,000            9.82                  0
                   $0.30           400,000            9.37             84,750
                   $0.32            79,212            6.12             79,212
                   $0.33           500,000            9.62                  0
                   $0.36           420,000            8.82            165,699
                   $0.40           165,000            9.06             51,836
                   $0.43           350,000            8.91            126,895
                   $0.45           100,000            9.12             29,498
                   $0.55           100,000            9.91                  0
                   $0.57           350,000            8.96            121,461
                   $0.60            70,000            9.93                  0
                   $1.17           400,000            9.99                  0
                   $1.25             6,584            8.25              3,836
                   $1.38            10,000            8.25              5,826
                   $1.45            13,751            8.21              8,200
                   $1.60            10,000            8.21              5,963
                   $2.37            28,516            5.50             28,516
                   $2.40           162,500            7.80            119,760
                   $2.64           150,000            7.80            110,548
                   $3.16            19,169            3.22             19,169

                                 3,709,732                            961,169

       For options granted during the nine months ended September 30, 2006, the weighted-average fair value of such options was $0.46.

       During the nine months ended September 30, 2006 we received $36,000 from the exercise of 100,000 stock options at an exercise price of $0.36 per share.

       The total weighted-average remaining contractual term of the options outstanding at September 30, 2006 is 9.1 years.

       The total weighted-average remaining contractual term of the options exercisable at September 30, 2006 is 8.23 years.

       The Company recognized expense of $365,309 for the fair value of the options vested during the nine months ended September 30, 2006.

       The total compensation expense not yet recognized relating to unvested options at September 30, 2006 is $1,385,862 and the weighted average period over which this expense will be recognized is 2.4 years.

       The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:

       For the 400,000 options granted on February 10, 2006:

           Risk-free interest rate                                         7.75%
           Expected life of the options                              10.00 years
           Expected volatility                                              109%
           Expected dividend yield                                             0

       For the 500,000 options granted on May 12, 2006:

           Risk-free interest rate                                         7.75%
           Expected life of the options                              10.00 years
           Expected volatility                                            85.78%
           Expected dividend yield                                             0

         For the 125,000 options granted on July 5, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                            70.62%
           Expected dividend yield                                             0

         For the 100,000 options granted on August 4, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                            70.62%
           Expected dividend yield                                             0


         For the 150,000 options granted on August 10, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                            70.37%
           Expected dividend yield                                             0

         For the 100,000 options granted on August 24, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                            70.37%
           Expected dividend yield                                             0

         For the 70,000 options granted on September 1, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                           104.80%
           Expected dividend yield                                             0


         For the 400,000 options granted on September 22, 2006:

           Risk-free interest rate                                         4.29%
           Expected life of the options                              10.00 years
           Expected volatility                                           122.77%
           Expected dividend yield                                             0

Warrants
--------

Following is a summary of the warrant activity for the nine month period ended September 30, 2006.

                                                                       Weighted-
                                                                         Average
                                                                        Exercise
                                                    Warrants           Price
                                                    ---------          --------
Balance, December 31, 2005                          2,435,337          $   3.09
Granted                                             5,823,271          $   0.35
Exercised                                                  --                --
Cancelled                                             273,716          $   4.87
                                                   ----------
Balance September 30, 2006                          7,984,892          $   1.03
Exercisable, September 30, 2006                     7,984,892          $   1.03


       During the nine month period ended September 30, 2006, the Company issued:

on March 3, 2006, 2,500,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to 22 investors and 450,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to a placement agent. The fair value of the warrants of $590,524 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30, risk free rate of return of 7.5%, volatility of 109%, expected life of 3 years and dividend yield of 0%;

on May 9, 2006 and June 12, 2006, 54,167 immediately-exercisable, three-year warrants to 2 investors at an exercise price of $0.345. The fair value of the warrants of $8,920 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30 for the May 9 warrants and $0.28 for the June 12 warrants, risk free rate of return of 7.5%, volatility of 86%, expected life of three years and dividend yield of 0%; and

on September 18, 2006, 2,719,104 immediately-exercisable, three-year warrants to 51 investors at an exercise price of $0.345. The fair value of the warrants of $2,630,405 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $1.12, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%.

A provision in the Securities Purchase Agreements governing these transactions requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants purchased by the investors as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). The warrants issued to the placement agent are not subject to this registration rights/liquidated damages for failure to register provision.

Because the warrants are subject to registration rights with liquidated damages for failure to register, under EITF 00-19, the fair value of the warrants is accounted for as a liability and, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately.

In accordance with EITF 00-19, the $500,444 fair value of the 2,500,000 warrants issued to the investors in the March 3, 2006 transaction was recognized as an expense in the March 31, 2006 statement of operations with a corresponding amount booked as short term warrant liability on the March 31, 2006 balance sheet. As of June 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $338,010, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company reduced the short term warrant liability relating to these warrants as of June 30, 2006 by $162,424 to reflect the fair value at June 30, 2006 and recognized fair value of warrant liability income (other income) of $162,434 in the statement of operations for the six months ended June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the

2,500,000 warrants issued to the investors in the March 3, 2006 transaction was $3,104,000, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.5 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $2,765,990 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $2,765,990 in the statement of operations for the nine months ended September 30, 2006. Because the warrants issued to the placement agent in the March 3, 2006 transaction are not subject to registration rights/liquidated damages for failure to register, the issuance date fair value of the 450,000 warrants issued to the placement agent of $90,080 (along with the placement agent's commission and expenses) was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

As of June 30, 2006, the fair value of the 54,167 warrants issued in May and June 2006 was $7,674, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 3 years and dividend yield of 0%. The fair value of these warrants of $7,674, as calculated as of June 30, 2006, was recognized as fair value of warrant liability expense (other expense) in the statement of operations for the six month ended June 30, 2006, with a corresponding amount booked as a short term warrant liability as of June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the 54,167 warrants issued to the investors was $67,947, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $60,272 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $60,272 in the statement of operations for the nine months ended September 30, 2006.

The fair value of the 2,719,104 warrants issued in the September 18, 2006 transaction, as calculated as of September 30, 2006, was $3,411,955, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The September 30, 2006 fair value of these warrants of $3,411,955 was recognized as fair value of warrant liability expense (other expense) with a corresponding amount booked as a short term warrant liability as of September 30, 2006.

During this period, the Company also issued 100,000 immediately-exercisable, three-year warrants to Mr. Bradley Rotter, a director of the Company, at an exercise price of $0.345 in connection with the partial repayment and partial extension of a $200,000 convertible note. The fair value of the warrants of $16,828 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 86%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital.

The Company recognized interest expense for the nine months ended September 30, 2006 of $16,828 in respect of the 100,000 warrants issued to Bradley Rotter discussed above. In addition, the Company recognized $6,583,902 of expense in the statement of operations relating to the financing warrants issued during the period. Of this $6,583,902 expense, $3,139,769 reflects expense related to the issuance date fair value of the warrants and $3,444,133 reflects net expense related to the change in the fair value of the warrants.

       Following is a summary of the status of warrants outstanding at September 30, 2006:

                         Outstanding Warrants
                         --------------------

                                         Average
     Exercise                           Remaining
       Price           Number        Contractual Life      Exercisable
     --------          ------        ----------------      -----------

      $0.345         5,823,271            2.68             5,823,271

       $1.50           533,458            3.62               533,458

       $1.58            22,180            1.29                22,180

       $1.75            85,000            3.00                85,000

       $2.00           245,000            2.55               245,000

       $2.37           234,995            0.48               234,995

       $3.50           890,988            3.00               890,988

       $5.00            50,000            2.50                50,000

       $7.00            50,000            2.50                50,000

       $9.00            50,000            2.50                50,000

                     7,984,892                             7,984,892


                  MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

       Our common stock is listed on the OTC Bulletin Board under the symbol "UWNK." The following table sets forth the high and low bid information for our common stock on the OTC Bulletin Board, as reported by the OTC Bulletin Board, for each calendar quarter of 2004, 2005 and 2006. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. We consider our common stock to be thinly traded and, accordingly, reported sale prices may not be a true market-based valuation of our common stock.

         Quarter Ended                     High                     Low

         March 31, 2004                    $5.00                    $1.05
         June 30, 2004                     $2.45                    $1.60
         September 30, 2004                $3.15                    $1.85
         December 31, 2004                 $2.75                    $1.15

         Quarter Ended                     High                     Low

         March 31, 2005                    $1.45                    $0.75
         June 30, 2005                     $1.00                    $0.42
         September 30, 2005                $0.65                    $0.33
         December 31, 2005                 $0.58                    $0.27

         Quarter Ended                     High                     Low

         March 31, 2006                    $0.37                    $0.21
         June 30, 2006                     $0.30                    $0.18
         September 30, 2006                $1.78                    $0.20


       As of December 31, 2006, there were approximately 677 record holders of our common stock.

       We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

       The following provides information concerning compensation plans under which our equity securities are authorized for issuance at December 31, 2005.


                                                                                       NUMBER OF
                                                                                       SECURITIES
                                                                                       REMAINING
                                  AVAILABLE FOR
                                   NUMBER OF SECURITIES TO    WEIGHTED AVERAGE      FUTURE ISSUANCE
                                   BE ISSUED UPON EXERCISE    EXERCISE PRICE OF      UNDER EQUITY
                                   OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    COMPENSATION
PLAN CATEGORY                        WARRANTS AND RIGHTS     WARRANTS AND RIGHTS         PLANS
----------------------------     -------------------------   --------------------   ---------------
Equity compensation plans
   approved by security
   holders:                                            0     $                  0                 0
Equity compensation plans
   not approved by security
   holders: (1)                                2,969,225     $               1.35         1,480,807
                                 -------------------------   --------------------  ----------------

TOTAL                                          2,969,225     $               1.35         1,480,807

   (1) In connection with our acquisition of uWink California, we assumed the uWink.com, Inc. 2000 Employee Stock Option Plan (the "2000 Plan") and 584,917 options previously issued under the 2000 Plan. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the uWink California acquisition) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the board of directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. On June 24, 2004, the Company filed a registration statement of Form S-8 to register 584,917 of these shares. As of September 30, 2006, there are 59,321 shares available for issuance under this plan.

       In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. On June 24, 2004, the Company filed a registration statement of Form S-8 to register 1,200,000 of these shares. As of September 30, 2006, there are 27,165 shares available for issuance under this plan.

       In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. On June 19, 2006, the Company filed a registration statement of Form S-8 to register 2,000,000 of these shares. As of September 30, 2006, there are 35,000 shares available for issuance under this plan.

       On June 8, 2006, the Company's Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to employees, officers, directors, and consultants of the Company. On June 19, 2006, the Company filed a registration statement on Form S-8 to register 1,000,000 of these shares.

       Awards granted under the 2006 Plan vest as determined by the Board of Directors, provided that:

       o no option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

       o an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

       As of September 30, 2006, we have issued 726,035 shares under the 2006 Plan and have 273,965 shares available for issuance. On November, 14, 2006, the Company's Board of Directors approved an amendment to the 2006 Plan to increase the number of shares available under the plan by 1,500,000 to a total of 2,500,00 and on November 17, 2006 we amended the registration statement on Form S-8 to register these additional shares.

       During the calendar fiscal year 2006 through November 30, 2006, we issued 864,849 shares in lieu of payment for services rendered on Form S-8. None of these payments were in connection with any fund raising activity.


                          DESCRIPTION OF CAPITAL STOCK

       The following statements regarding the Utah Revised Business Corporations Act (the "Utah Act") and our articles of incorporation and bylaws are brief summaries, and may not contain all the information important to you. For a more complete description of our capital stock, you should carefully read the detailed provisions of the Utah Act as well as our articles of incorporation and bylaws. We will send you a copy of the Company's articles of incorporation and bylaws without charge at your request.

       Under our articles of incorporation, our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock.

COMMON STOCK

       We are authorized to issue 50,000,000 shares of common stock, of which, as of December 31, 2006, 25,179,215 shares were issued and outstanding and held by 677 record holders.

       Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. The approval of proposals submitted to shareholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the certificate of incorporation, and certain mergers and reorganizations), in which cases Utah law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

UNDESIGNATED PREFERRED STOCK

       We are authorized to issue 5,000,000 shares of preferred stock, of which no shares have been designated or are issued and outstanding. Our board of directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

EQUITY COMPENSATION PLANS

       We have adopted a equity compensation plans, which permits us to grant options to our employees, officers, directors, consultants and independent contractors. As of November 14, 2006, we may issue an aggregate of 6,381,218 shares of common stock pursuant to our equity compensation plans.

       The Company assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to its acquisition of uWink California. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the Board of Directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. As of September 30, 2006, there are 59,321 shares available for issuance under this plan.

       In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 27,165 shares available for issuance under this plan.

       In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 35,000 shares available for issuance under this plan.

       On June 8, 2006, the Company's Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to employees, officers, directors, and consultants of the Company. As of September 30, 2006, there are 273,965 shares available for issuance under this plan. Awards granted under the 2006 Plan vest as determined by the Board of Directors, provided that:

       o no option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

       o an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

       As of September 30, 2006, we have outstanding under our equity compensation plans options to purchase an aggregate of 3,709,732 shares of common stock, at exercise prices ranging from $0.26 to $3.16 per share, to our employees, officers, directors and consultants.

WARRANTS

       We have issued warrants to purchase shares of our common stock to investors and investment bankers in several investment transactions in the past. As of September 30, 2006, we have issued warrants that entitle the holders to purchase an aggregate of 7,984,892 shares of common stock at exercise price ranging from $0.345 to $9.00 per share.

DIVIDENDS

       We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

TRANSFER AGENT

       The transfer agent for our common stock is X-Clearing Corporation, 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80202.

                              SELLING SHAREHOLDERS

       The Selling Shareholders listed in the table below may use this prospectus for the resale of the 7,495,254 shares of Common Stock being registered hereunder, although no Selling Shareholder is obligated to sell any such shares. All of the 7,495,254 shares of Common Stock offered by this prospectus are issued and outstanding as of the date hereof. None of the Selling Shareholders is our affiliate, except as otherwise noted below.

       The following table sets forth certain information regarding the Selling Shareholders and the shares of Common Stock beneficially owned by the Selling Shareholders. All information contained in the table is correct as of December 31, 2006. We are not able to estimate the number of shares that will be held by the Selling Shareholders after the completion of this offering because the Selling Shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.


                                                  SHARES OF COMMON STOCK                                   SHARES BENEFICIALLY OWNED
                                                    BENEFICIALLY OWNED                NUMBER OF               AFTER COMPLETION OF
SELLING SHAREHOLDERS                                PRIOR TO OFFERING (1)       SHARES BEING OFFERED (2)        OFFERING (1,2,3)
                                                                                                               Number       Percent
7663 Partners Limited (4)                                500,001                      333,334                 166,667          *
Ajir, Kasra                                               50,000                       33,333                  16,667          *
Braunstein, Marilyn and William                           75,000                       50,000                  25,000          *
Campbell Commerce Wholesale, Inc. (5)                    150,000                      100,000                  50,000          *
Caterina, Gerald A.                                       51,000                       34,000                  17,000          *
Chais, Robert T.                                          75,000                       50,000                  25,000          *
Cleveland, Arthur Barton III                             375,000                      250,000                 125,000          *
Clews, David                                             141,363                       66,667                  74,696          *
Clifford, Michael and Geraldine                           50,000                       33,333                  16,667          *
Cody Management Ltd. (6)                                 225,833                       83,333                 142,500          *
Coleman, Daniel D.                                       285,000                      190,000                  95,000          *
Coleman, William D.                                       15,000                       10,000                   5,000          *
Della Ripa, Tony L.                                       75,000                       50,000                  25,000          *
Dietrich, Patricia A.                                     37,500                       25,000                  12,500          *
Dovico, Cathy J.                                          75,000                       50,000                  25,000          *
Dyke, Edward R.                                           55,000                       33,333                  21,667          *
Eckelberry, Marc                                          25,001                       16,667                   8,334          *
Farrage, Tom, Jr.                                         50,000                       33,333                  16,667          *
Gardner Living Trust (7)                                  53,000                       34,000                  19,000          *
Grandury, Valerie                                         75,000                       50,000                  25,000          *
Hamberg, Per                                             512,500                      175,000                 337,500       1.34%
Hardesty, James W.                                        62,500                       41,667                  20,833          *
Heller, Elizabeth J.                                      75,000                       50,000                  25,000          *
Hennessy, Thomas G.                                      250,001                      166,667                  83,334          *
Huff, Georgie K.                                         390,843                      125,000                 265,843       1.06%
Jurisson, Ila S.                                         125,000                       83,333                  41,667          *
Keenan, Joseph F.                                        225,000                      150,000                  75,000          *
Kling, Lars                                              512,500                      175,000                 337,500       1.34%
Kraner, Yarrow J.                                        175,001                      116,667                  58,334          *
Levine, George H.                                         37,500                       25,000                  12,500          *
Lindquist, Chris F.                                       87,500                       58,333                  29,167          *
Lindquist, Laurie                                         35,000                       23,333                  11,667          *
Lins, Marianne                                            25,000                       16,667                   8,333          *
Liquori, James M.                                         90,000                       60,000                  30,000          *
Liu, Brian                                               127,500                       85,000                  42,500          *
Meyer, Jason L.                                          135,000                       90,000                  45,000          *
Moghadam, Mehdi Amini/Amini, Pantea Eliz.                255,000                      170,000                  85,000          *
Nauert, Peter                                            351,198                      100,000                 251,198       1.00%
Nino, Dennis M. (8)                                      443,500                      125,000                 318,500       1.26%
Nino, Robert (9)                                         656,684                      250,000                 406,684       1.62%
Oye, Randall L.                                          195,000                      100,000                  95,000          *
Pierce, Thomas                                            75,000                       50,000                  25,000          *
Rosenthal, Alan D.                                        30,000                       20,000                  10,000          *
RP Capital LLC (10)                                      500,000                      333,333                 166,667          *
Shah, Pankaj                                              75,000                       50,000                  25,000          *
Silver Strand Absolute Return Fund LP (11)               540,000                      360,000                 180,000          *
Somerville, Philip D.                                    250,001                      166,667                  83,334          *
Stiver, Thomas M.                                         50,000                       33,333                  16,667          *
Storch, Maurice (12)                                     187,500                       83,333                 104,167          *
Tallac Corporation and John Lee (13)                   2,500,001                    1,666,667                 833,334       3.31%
Tauro Limited Partnership (14)                           500,001                      333,334                 166,667          *
The Francisco Trust (15)                                 250,001                      166,667                  83,334          *
Villere, Inc. (16)                                       500,000                      333,333                 166,667          *
Wales, Diane L.                                          130,000                       83,333                  46,667          *
Wilkes, Ruth                                              76,000                       40,000                  36,000          *
Word, Julie F.                                           249,999                       62,253                 187,746          *

(1) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a Selling Shareholder is deemed to have beneficial ownership of any shares of Common Stock that such shareholder has the right to acquire within 60 days of November 30, 2006.

(2) Based upon 25,179,215 shares of Common Stock outstanding as of December 31, 2006. For the purposes of computing the percentage of outstanding shares of Common Stock held by each Selling Shareholder named above, any shares which such shareholder has the right to acquire within 60 days of November 30, 2006, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other Selling Shareholder.

(3) Assumes that all shares of Common Stock being offered and registered hereunder are sold, although the Selling Shareholders are not obligated to sell any such shares.

(4) Tony and Arlette Policastro exercise on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(5) Diane Wales and Jeffrey Bakus exercise on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(6) Mark Lubchenco exercises on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(7) Cynthia S. Gardner and Robert A. Gardner exercise on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(8) The Selling Shareholder is the brother-in-law of our Chairman and CEO, Nolan Bushnell.

(9) The Selling Shareholder is the brother-in-law of our Chairman and CEO, Nolan Bushnell.

(10) Erick Richardson and Nimish Patel exercise on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder. Mr. Richardson and Mr. Patel are principals in the law firm of Richardson & Patel, LLP.

(11) John Garcia exercises on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(12) 35,000 shares of common stock beneficially owned by the Selling Shareholder that are not registered hereunder are held by UBS Financial Services Custodian FBO Maurice Storch IRA.

(13) John E. Lee exercises on behalf of Tallac Corporation voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of Tallac Corporation.

(14) Juan Policastro exercises on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(15) Alexander Lloyd exercises on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

(16) Michael Wright and Kathy Wright exercise on behalf of the Selling Shareholder voting and dispositive power with respect to the shares of Common Stock registered hereby for the account of the Selling Shareholder.

                              PLAN OF DISTRIBUTION


       Each Selling Shareholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Principal Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

       o ordinary brokerage transactions and transactions in which the broker-dealer solicits Buyers;

       o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

       o an exchange distribution in accordance with the rules of the applicable exchange;

       o      privately negotiated transactions;

       o broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

       o      a combination of any such methods of sale; or

       o      any other method permitted pursuant to applicable law.

       The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

       Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the Buyer of shares, from the Buyer) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

       The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

       The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

       We are required to pay certain fees and expenses we incur incident to the registration of the shares. We expect these fees to amount to approximately $61,350, including $50,000 in legal fees, $7,500 in accounting fees and $3,850 in filing fees and other miscellaneous expenses. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

       Because Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

       We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

       Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-K and as stated in Part II of this Registration Statement, we must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale.

                                     EXPERTS

       The consolidated financial statements of uWink, Inc., a Utah corporation, as of December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005 and December 31, 2004, have been included in this prospectus and in the registration statement in reliance upon the report of Kabani & Company, Inc., a registered independent accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

       The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and warrants was passed upon for our company by Richardson & Patel, LLP. RP Capital, an affiliate of Richardson & Patel, LLP owns 333,333 common shares which are being registered for sale under this prospectus and 166,667 shares issuable on exercise of warrants which are not being registered for sale under this prospectus. RP Capital invested $50,000 in our March 3, 2006 private placement transaction and received 166,667 shares of common stock and immediately-exercisable, three-year warrants to purchase 83,333 shares of common stock at $0.345 per share. RP Capital invested an additional $50,000 in our September 18, 2006 private placement and received an additional 166,666 shares of common stock and immediately-exercisable, three-year warrants to purchase 83,334 shares of common stock at $0.345 per share.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

       Pursuant to our amended and restated articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the Utah Revised Business Corporations Act, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

       This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, the Selling Shareholders may, from time to time, sell the Common Stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update or change information contained in this prospectus.

       As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

       You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

       We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

       On July 27, 2005, our board of directors approved the dismissal of Stonefield Josephson, Inc. as our independent public accountants and the selection of Kabani & Company, Inc. as their replacement.

       Stonefiled Josephson's reports on our consolidated financial statements for the two fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles except that the reports were modified as to uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that we would continue as a going concern.

       During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through July 27, 2005, there were no disagreements between us and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stonefield Josephson's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. We provided Stonefield Josephson with a copy of the foregoing disclosures. A copy of Stonefield Josephson's letter, dated September 1, 2005, stating its agreement with such statements was filed as an exhibit to our current report on Form 8-KA dated September 9, 2005.

       In addition, during our two fiscal years ended December 31, 2004 and 2003 and the subsequent interim periods, we did not consult with Kabani & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

       These changes in our independent accounting firm were reported on Form 8-K dated July 28, 2005. Our 2005 financial statements were audited by Kabani & Co. and our 2004 financial statements, originally audited by Stonefield Josephson, were reaudited by Kabani & Company. We restated our 2004 financial statements following this reaudit. Based on our restatement of 2004 financial statements, we also restated our March 2004, June 2004, September 2004, March 2005, June 2005 and September 2005 interim financial statements.

                              FINANCIAL STATEMENTS

                           UWINK, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
         AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005



                                           CONTENTS


                                                                            Page
                                                                           ----

YEARS ENDED DECEMBER 31, 2005 AND 2004


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-2

FINANCIAL STATEMENTS:
Consolidated Balance Sheets for the years ended December 31, 2005 and 2004 F-3 Consolidated Statements of Operations for the years ended December 31,
  2005 and 2004                                                              F-4
Consolidated Statement of Stockholders' Equity (Deficit) for the years
  ended December 31, 2005 and 2004                                           F-5
Consolidated Statements of Cash Flows for the years ended December 31,
  2005 and 2004                                                              F-6
Notes to Consolidated Financial Statements                                   F-7


NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005

Unaudited Consolidated Balance Sheet as of September 30, 2006               F-32
Unaudited Consolidated Statements of Operations for the three and nine
  month periods ended September 30, 2006 and 2005                           F-33
Unaudited Consolidated Statements of Cash Flows for the nine month
  periods ended September 30, 2006 and 2005                                 F-34
Notes to Unaudited Consolidated Financial Statements                        F-35

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of uWink, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheets of uWink, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of uWink, Inc. and subsidiary as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses and negative cash flow from operations since its inception, has a working capital deficit and has not developed a substantial source of revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
March 7, 2006


                     uWink, Inc. and Subsidiary Consolidated Balance Sheets


                                                                         As on December 31,
                                                                    ----------------------------
                                                                        2005            2004
                                                                                     (RESTATED)
                                                                    ------------    ------------
                                             ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                       $     23,759    $     57,342
    Account receivable,
      net of allowance for doubtful accounts of
      $75,993 and $95,782, respectively                                       --         282,010
    Inventory, net                                                       255,345         519,670
    Deposits - inventory                                                  66,398         353,193
    Deposits - Sega Gameworks                                                 --         615,000
    Prepaid expenses and other current assets                             41,182          50,391
                                                                    ------------    ------------
TOTAL CURRENT ASSETS                                                     386,684       1,877,606

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $286,462 and $400,478, respectively                   19,080         150,956

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
    accumulated amortization of $910,773 and
    $826,370, respectively                                                    --         201,197

                                                                    ------------    ------------
TOTAL ASSETS                                                        $    405,764    $  2,229,759
                                                                    ============    ============


                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                $    902,490    $    824,617
    Accrued expenses                                                     195,146         135,608
    Accrued payroll and related benefits                                  92,246          80,420
    Due to related parties, net of discount of $20,000 in 2005           300,000         467,139
    Bridge loan payable                                                       --         615,000
    Convertible note payable, net of discounts of $36,905 in 2004        120,000         288,098
    Advance from Customers                                                24,980         100,000

                                                                    ------------    ------------
TOTAL CURRENT LIABILITIES                                              1,634,862       2,510,882
                                                                    ------------    ------------

LONG TERM LIABILITIES
    Convertible note payable, net of discount of $16,667 in 2005          83,333              --
    Note Payable                                                         111,844              --

                                                                    ------------    ------------
TOTAL LONG TERM LIABILITIES                                              195,177              --
                                                                    ------------    ------------

STOCKHOLDERS' DEFICIT
    Common stock, $0.001 par value; 50,000,000 shares
      authorized; 12,475,288 and 10,615,664 shares
      issued and outstanding, respectively                                12,480          10,616
    Additional paid-in capital                                        23,031,098      21,064,324
    Accumulated deficit                                              (24,772,550)    (21,532,993)
    Shares to be Issued                                                  304,697         176,930

                                                                    ------------    ------------
TOTAL STOCKHOLDERS' DEFICIT                                           (1,424,275)       (281,123)
                                                                    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $    405,764    $  2,229,759
                                                                    ============    ============


     The accompanying notes are an integral part of these consolidated financial statements

                                              F-3







        uWink, Inc. and Subsidiary Consolidated Statements of Operations


                                                        FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                    ----------------------------
                                                        2005            2004
                                                                      (RESTATED)
                                                    ------------    ------------

NET SALES                                           $    682,604    $  1,397,415

COST OF SALES                                            540,974       1,134,731

                                                    ------------    ------------
GROSS PROFIT                                             141,630         262,684
                                                    ------------    ------------

OPERATING EXPENSES
     Selling, general and administrative expenses      2,823,044       4,832,235
     Research and development                            151,542         351,332
     Impairment loss                                     203,125              --
                                                    ------------    ------------
TOTAL OPERATING EXPENSES                               3,177,711       5,183,567
                                                    ------------    ------------

LOSS FROM OPERATIONS                                  (3,036,081)     (4,920,883)
                                                    ------------    ------------

OTHER INCOME (EXPENSE)
     Other income                                            651          22,593
     Debt discount expense                               (60,238)       (144,672)
     Gain on settlement of debt                           20,156         358,295
     Interest expense                                   (154,326)        (73,892)
     Equipment stolen                                     (8,117)             --

                                                    ------------    ------------
TOTAL OTHER INCOME (EXPENSE)                            (201,874)        162,324
                                                    ------------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                (3,237,955)     (4,758,559)

PROVISION FOR INCOME TAXES                                 1,602           3,123
                                                    ------------    ------------

NET LOSS                                            $ (3,239,557)   $ (4,761,682)
                                                    ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED       $      (0.28)   $      (0.52)
                                                    ============    ============

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING - BASIC                              11,737,329       9,074,345
                                                    ============    ============

Weighted average number of shares for dilutive securities has not been calculated because the effect of dilutive securities is anti-dilutive


              The accompanying notes are an integral part of these
                        consolidated financial statements

                                       F-4







                                                     uWink, Inc. and Subsidiary
                                      Consolidated Statement of Stockholders' Equity (deficit)
                                      For the Years Ended December 31, 2005 and 2004 (RESTATED)


                              PREFERRED     PREFERRED
                                STOCK         STOCK                              ADDITIONAL    SHARES
                               SERIES A     SERIES B        COMMON STOCK          PAID-IN      TO BE     ACCUMULATED
                            SHARES AMOUNT SHARES AMOUNT   SHARES      AMOUNT      CAPITAL      ISSUED      DEFICIT         TOTAL
                             ----   ----   ---   ----  ------------  --------   ------------  ---------  ------------  ------------
Balance, December 31, 2003     --   $ --    --   $ --     8,444,049  $  8,444   $ 16,888,831  $      --  $(16,771,311) $    125,964

Issuance of common stock
   for conversion loan,
   accrued interest and
   prepaid licensing fee       --     --    --     --       323,288       323        264,915         --            --       265,239
Issuance of common stock
   for cash, net               --     --    --     --     1,501,598     1,502      2,458,972    155,055            --     2,615,528
Issuance of common stock
   for services                --     --    --     --       248,850       249        490,989     21,875            --       513,113
Issuance of common stock
   to employees
   for accrued payroll         --     --    --     --        48,584        49        108,661         --            --       108,710
Issuance of common stock
   to employees for
   exercise of options         --     --    --     --        49,295        49         36,216         --            --        36,265
Beneficial conversion
   feature related to
   convertible note            --     --    --     --            --        --        167,858         --            --       167,858
Value of options issued
   at below market price       --     --    --     --            --        --        173,665         --            --       173,665
Value of warrants issued
   for services                --     --    --     --            --        --        474,216         --            --       474,216
Net loss                       --     --    --     --            --        --             --         --    (4,761,682)   (4,761,682)

                             ----   ----   ---   ----  ------------  --------   ------------  ---------  ------------  ------------
BALANCE, DECEMBER 31, 2004     --     --    --     --    10,615,664    10,616     21,064,324    176,930   (21,532,993)     (281,123)

Issuance of common stock
   for conversion of loan,
   and accrued interest        --     --    --     --       121,986       123        192,378    171,003            --       363,504
Issuance of common stock
   for cash, net               --     --    --     --       710,547       712        502,598   (134,911)           --       368,399
Issuance of common stock
   for services                --     --    --     --     1,013,719     1,015      1,110,901     43,675            --     1,155,591
Issuance of common stock
   to employees for
   accrued payroll             --     --    --     --            --        --             --     48,000            --        48,000
Issuance of common stock
   to employees for
   exercise of options         --     --    --     --         8,968        10          3,544         --            --         3,554
Merger conversion shares       --     --    --     --         4,404         5             --         --            --             5
Beneficial conversion
   feature related to
   convertible note            --     --    --     --            --        --         61,714         --            --        61,714
Value of options issued
   at below market price       --     --    --     --            --        --         95,639         --            --        95,639
Net loss                       --     --    --     --            --        --             --         --    (3,239,557)   (3,239,557)

                             ----   ----   ---   ----  ------------  --------   ------------  ---------  ------------  ------------
BALANCE, DECEMBER 31, 2005     --   $ --    --   $ --    12,475,288  $ 12,480   $ 23,031,098  $ 304,697  $(24,772,550) $ (1,424,275)
                             ====   ====   ===   ====  ============  ========   ============  =========  ============  ============


                       The accompanying notes are an integral part of these consolidated financial statements

                                                                             F-5






                                         uWink, Inc. and Subsidiary
                                    Consolidated Statements of Cash Flows

                                                                                      FOR THE YEARS ENDED
                                                                                          DECEMBER 31,
                                                                                   --------------------------
                                                                                      2005           2004
                                                                                                  (RESTATED)
                                                                                   -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                                     $(3,239,557)   $(4,761,682)
   Adjustment to reconcile net loss to net cash used in operating activities:
       Amortization of debt discount on convertible note payable                     61,714        167,858
       Amortization of options issued below market price                             95,639        173,665
       Depreciation and amortization expense                                        127,082        164,167
       Impairment Loss                                                              203,125             --
       Bad debt allowance                                                           (19,789)        95,782
       Issuance of warrants for services                                                 --        474,216
       Issuance of common stock for payroll and exercise of options                  51,553        144,975
       Issuance of common stock for services                                      1,155,591        513,113
       Issuance of common stock for accrued interest                                 88,500             --
       Inventory obsolescence reserve                                              (152,945)       320,400
   Changes in operating assets and liabilities:
     Accounts receivable net of provision for sales returns of
       $150,000 in 2004                                                             301,799       (245,635)
     Inventory                                                                      417,271       (660,934)
     Deposits - inventory                                                           286,796       (333,193)
     Deposits                                                                        (2,536)          (903)
     Prepaid expenses and other current assets                                       17,214        (27,956)
     Accounts payable                                                                77,872         52,250
     Accrued expenses                                                                79,777         66,993
     Accrued payroll and related benefits                                            11,827       (172,268)
     Advances from Customers                                                        (75,020)        65,278

                                                                                -----------    -----------
Net cash used in operating activities                                              (514,087)    (3,963,874)
                                                                                -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
   Payment for property and equipment                                                (2,600)       (88,256)
   Payment for capitalized product development costs                                     --       (246,955)
   Deposits - Sega Gameworks                                                        615,000       (615,000)

                                                                                -----------    -----------
Net cash provided by (used in) investing activities                                 612,400       (950,211)
                                                                                -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from debt                                                               100,000        790,000
Repayment of debt                                                                  (746,295)            --
   Proceeds from advances from related parties                                      289,500        409,727
Repayment of advances from related parties                                         (143,500)            --
   Proceeds from issuance of common stock                                           368,399      2,998,170
   Payment of offering costs                                                             --       (382,642)

                                                                                -----------    -----------
Net cash provided by (used in) financing activities                                (131,896)     3,815,255
                                                                                -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENT                                            (33,583)    (1,098,830)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       57,342      1,156,172
                                                                                -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $    23,759    $    57,342
                                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Interest paid                                                                $     8,225    $    55,231
                                                                                ===========    ===========
   Income taxes paid                                                            $        --    $       800
                                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

   Conversion of unearned revenue into shares of common stock                   $        --    $   125,000
                                                                                ===========    ===========
   Conversion of debt into shares of common stock                               $   275,003    $   237,133
                                                                                ===========    ===========
   Issuance of common stock for accrued salaries                                $    48,000    $   108,661
                                                                                ===========    ===========
   Issuance of common stock for services                                        $ 1,155,591    $   513,113
                                                                                ===========    ===========


            The accompanying notes are an integral part of these consolidated financial statements

                                                     F-6

                            UWINK, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

uWink, Inc. (formerly Prologue) was incorporated under the laws of the State of Utah on October 14, 1982. Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 among Prologue, uWink, Inc., a Delaware corporation ("uWink-DE") and its stockholders, Prologue received all the issued and outstanding shares of uWink-DE's capital stock (subsequently, uWink-DE changed its name to uWink California, Inc.). Prologue issued 1 share of its common stock for every 3.15611 shares of uWink-DE capital stock. Since the stockholders of uWink-DE received a majority of the issued and outstanding shares of Prologue and the uWink-DE management team and board of directors became the management team and board of directors of Prologue, according to FASB Statement No. 141 - "Business Combinations," this acquisition has been treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

    o uWink-DE is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values.

    o Control of the net assets and business of Prologue was acquired effective December 4, 2003. This transaction has been accounted for as a purchase of the assets and liabilities of Prologue by uWink-DE. The historical cost of the net liabilities assumed was $750.

uWink-DE was incorporated under the laws of the State of Delaware on June 10, 1999. Subsequent to the transaction described above, uWink-DE changes its name to uWink California, Inc. ("uWink Calfornia"). uWink, Inc. (formerly Prologue) and its subsidiary, uWink California are hereafter referred to as "the Company."

The Company designs, develops and markets entertainment software and platforms for restaurants, bars and mobile devices and manufactures and sells touchscreen pay-for-play game terminals and amusement vending machines.

The Company derives its revenue from the sale of its game terminals, amusement vending machines, licensing fees and inventory refills on the vending machines.

The Company is currently developing uWink, an entertainment restaurant concept. There were no revenues associated with the uWink restaurant concept for the years ended December 31, 2005 and December 31, 2004.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses of $3,239,557 and $4,761,682 for the years ended December 31, 2005 and 2004 respectively and had net working capital deficiency of $1,248,178 and $633,276 as of December 31, 2005 and 2004 respectively.

These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes that its working capital as of the date of this report will not be sufficient to fund the current level of operations through the end of the current fiscal year ending December 31, 2006. The Company believes that it will need additional amounts of working capital to finance future losses from operations as it endeavors to build revenue and reach a profitable level of operations. The Company plans to obtain the additional working capital through the private placement sale of its equity and/or debt securities.

On March 3, 2006, we sold 5,000,000 shares of common stock to 22 investors for gross proceeds of $1,500,000. The investors in the transaction also received immediately exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement.

We expect to need to raise additional amounts of capital through the sale of our equity or debt securities within the next 6 to 9 months. As of the date of this report, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to finance our operations and growth will be materially adversely affected.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of uWink, Inc. and its subsidiary, uWink California, Inc. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and unearned revenue, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include accounts receivables. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventory

Inventory consisting of raw materials and finished goods is stated at the lower of cost, utilizing the first-in, first-out method, or market. An obsolescence reserve is estimated for items whose value have been determined to be impaired or whose future utility appears limited. For the years ended December 31, 2005, and 2004, the obsolescence reserve was $217,454 and $370,400 respectively.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-10 years for machinery and equipment and 3-5 years for office furniture and equipment. Computer equipment and related software is depreciated using the straight-line method over its estimated useful life of 3 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

Research and Development

Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

Software Development Costs

Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to the completion of all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications and certain external factors including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time. Amortization of capitalized software development costs was $84,403 and $92,535 for the years ended December 31, 2005 and 2004, respectively. Impairment loss on capitalized software development costs was $116,794 for the year ended December 31, 2005, as described in Note 5 below.

Revenue Recognition

The Company recognizes revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when the Company delivers its touchscreen pay-for-play game terminals to its customer and the Company believes that persuasive evidence of an arrangement exits, the fees are fixed or determinable and collectibility of payment is probable. Included with the purchase of the touchscreen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, the Company has no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. The Company delivers the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

The Company does not have any contractual obligations to provide post sale support of its products. The Company does provide such support on a case by case basis and the costs of providing such support are expensed as incurred. We earned no revenue from post sale support during the periods presented.

Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the year ended December 31, 2005, impairment loss on capitalized software development costs was $116,795 and impairment loss on obsolete Snap! tooling amounted to $86,330, as described in Note 5 below.

Advances from Customers

The Company records advances from customers as a liability and recognizes these amounts as revenue over the period of the related agreement. In 2004, the Company recorded a $100,000 Advances from customers liability relating to a one year licensing agreement. Accordingly, the Company recognized licensing revenue of $100,000 in 2005 and reduced the Advances from customers liability accordingly. As of December 31, 2005, Advances from customers relating to licensing fees amounted to $24,980.

Returns

The Company does not offer customers a contractual right to return products sold by the Company. The Company does accept product returns from time to time on a case by case basis. The Company recorded a Provision for Sales Returns of $150,000 in 2004 to reflect anticipated product returns in 2005. Product returns in 2005 were booked against this provision. The Company did not record any increase in the Provision for Sales Returns in 2005 because of the low level of product sales in 2005.

Stock Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2005 and 2004:

                                                         2005           2004
                                                      -----------   -----------
            Net loss
               As reported                            $(3,239,557)  $(4,761,682)
            Compensation recognized under APB 25           95,639       173,665
            Compensation recognized under SFAS 123       (392,870)     (460,918)
                                                      -----------   -----------
                       Pro forma                      $(3,536,788)  $(5,048,935)
                                                      ===========   ===========

            Basic and diluted loss per common share
               As reported                            $     (0.28)  $     (0.52)
               Pro forma                              $     (0.30)  $     (0.56)

For 2005, the fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 7.25%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 106%; and a weighted average expected life of the options of 10 years.

For 2004, the fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.25%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 84%; and a weighted average expected life of the options of 10 years.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended December 31, 2005 and 2004 amounted to $0 and $30,658, respectively.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the years ended December 31, 2005 and 2004 because the effect would have been anti-dilutive:

                                                            2005          2004
                                                         ---------     ---------

Shares to be issued upon conversion of bridge
  loans/ convertible notes                                 500,012       223,627
Stock options issued to employees                        2,400,411     1,401,181
Warrants granted to consultants and finders                568,814       643,272
Warrants granted for financing                           1,866,523     1,333,066
                                                         ---------     ---------
                                                         5,335,760     3,601,146
                                                         =========     =========

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December 31, 2005 and 2004, the Company does not have items that represented other comprehensive income and, accordingly, has not included in the statement of stockholders' equity the change in comprehensive loss.

Discount on Bridge Loans, Convertible Note and Preferred Stock

Discounts on bridge loans are principally the values attributed to the detachable warrants issued in connection with the bridge loans and the value of the preferential conversion feature associated with the bridge loans. These discounts are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the American Institute of Certified Public Accountants.

Geographic Areas and Major Customers

For the year ended December 31, 2005, the Company generated $305,000 in revenue, amounting to 45% of total revenue, from the sale of SNAP! machines to one customer located in Japan. For the year ended December 31, 2005, the Company also generated licensing revenue of $100,000, amounting to 15% of total revenue, from one customer located in the United States.

For the year ended December 31, 2004, the Company generated $501,000 in revenue, amounting to 36% of total revenue, from the sale of SNAP! machines to one customer located in Japan. For the year ended December 31, 2004, the Company also generated revenue of $140,145, amounting to 10% of total revenue, from the sale of SNAP! machines to one customer located in the New Zealand; and revenue of $147,000, amounting to 10.5% of total revenue, from a distributor of its machines located in the United States.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

    1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

    2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

    3. Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

    4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

    5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

NOTE 2 - RESTATEMENT

On March 7, 2006, the Company's Chief Executive Officer concluded that its previously issued financial statements for the fiscal year ended December 31, 2004 and the first three quarters of 2004 and 2005 should not be relied upon because of errors in those financial statements. As discussed below, the Company has restated its fiscal year 2004 financial statements and filed the restated fiscal year 2004 financial statements in the Form 10-KSB for the 2005 fiscal year filed on April 17, 2006. In addition, these errors require the Company to restate its financial statements for the first three quarters of 2004 and 2005.

Subsequent to the issuance of the Company's financial statements as of and for the year ended December 31, 2004, as reported in the Company's Form 10-KSB filed on March 31, 2005, the Company engaged in a comprehensive re-audit of its financial condition and results of operations as of and for the year ending December 31, 2004.

Pursuant to this re-audit, the Company discovered a number of errors in its 2004 financial statements, as originally filed. As a result, the Company restated its 2004 financial statements and presented the restated 2004 financial statements in the Form 10-KSB for the 2005 fiscal year filed by the Company on April 17, 2006.

The material errors discovered by the Company during the re-audit of its 2004 financial statements are set forth below.

In respect of its revenue for the fiscal year ended December 31, 2004, the Company determined that $200,200 was incorrectly recorded as revenue. This $200,200 related to the potential licensing of Bear Shop technology to Bell-Fruit Games of the United Kingdom. The revenue was booked prematurely prior to the entry into definitive documentation relating to the transaction. The transaction was subsequently finalized in early 2005 as a licensing transaction with a $24,980 advance against royalty payments based on future sales. The $24,980 payment received in 2005 was booked as an advance from customers on the December 31, 2005 balance sheet. In addition, the Company, in consultation with its external auditors, determined that, given the software problems associated with the original Microsoft Windows version of the Bear Shop machines sold in 2004, a $150,000 provision for sales returns should have been recorded at December 31, 2004. The Company also discovered that $62,249 of Snap! and Bear Shop machines shipped to distributors on consignment was incorrectly recorded as revenue and should have been recorded as consignment inventory. The Company also determined to reduce revenue by an additional $10,114 to properly record customer credits in 2004 rather than 2005. As a result, the Company restated its 2004 financial statements to reverse the amounts incorrectly booked as revenue and to record the provision for sales returns. The effect of this restatement is to reduce revenue by $422,563 and cost of goods sold by $44,845 (including approximately $6,000 of vendor credits recorded in 2004 rather than 2005); and to increase inventory by $39,223. These adjustments, combined with a reduction in the bad debt reserve of $44,848 resulting from the lower, restated level of accounts receivable, also resulted in a reduction in accounts receivable of $377,741.

The Company also determined that the market price used to value shares of its common stock issued for certain services in 2004 was incorrect and that, as a result, the expense relating to such services was undervalued by $90,000. In addition, the Company, in consultation with its external auditors, determined that 150,000 warrants to purchase common stock issued to a public relations firm in 2004 were issued for services rather than in connection with a financing and that, as a result, financial consulting expense of $474,216 based on the Black Scholes value of those warrants should be recorded. In addition, the Company determined that the calculation of 2004 nominal stock option expense was incorrect and, in consultation with its external auditors, determined that nominal stock option expense was more properly classified as an administrative expense under selling, general and administrative expenses rather than other expense. As a result, the Company restated its 2004 financial statements to record the additional expense and to restate and reclassify nominal stock option expense as selling, general and administrative expenses. The effect of this restatement, together with certain additional adjustments to selling, general and administrative expenses and other income (expense), is to increase selling, general and administrative expenses by $805,030 and increase other income (expense) by $186,406.

Furthermore, the Company determined that there was insufficient documentation to support recording a gain on the settlement of debt in respect of certain of its accounts payable in 2004. As a result, the Company determined to restate gain on settlement of debt income for 2004. The effect of this restatement is to reduce gain on settlement of debt income by $38,961.

The Company also determined that the beneficial conversion feature on $225,003 of convertible notes issued in November and December 2004 was overstated by $182,144 as a result of an incorrect conversion price being used in the beneficial conversion feature calculation and that a $50,000 convertible note issued to a director of the Company was a related party transaction and, therefore, should be reclassified from convertible notes to due to related parties. As a result, the Company determined to restate convertibles notes and due to related parties on the balance sheet as of December 31, 2004 and to restate debt discount amortization expense for 2004. The effect of this restatement is to increase convertible notes by $119,348; increase due to related parties by $50,000; and reduce debt discount expense by $12,797.

The $90,000 increase in the value of common stock issued for services, the recording of $474,216 in expense relating to warrants issued for services, the restatement of nominal stock option expense ($44,599 effect on additional paid in capital) and the $182,144 correction of the beneficial conversion feature on $225,003 of convertible notes, each described above, resulted in an increase in the additional paid in capital account of $426,691 (taking into account $21 of additional adjustments). In addition, the Company determined that common stock certificates relating to $176,808 of equity capital previously received were still to be issued as of December 31, 2004 and, as a result, the Company reclassified $176,808 of additional paid in capital to the shares to be issued account in the stockholder's deficit section of the balance sheet at December 31, 2004 (shares to be issued amounted to $176,930 on the restated balance sheet, taking into account an additional reclassification of $120 from the common stock account). The foregoing adjustments resulted in a restatement of additional paid in capital to the effect of increasing additional paid in capital by an aggregate of $249,883.

The Company also determined that the weighted average common shares outstanding calculation for 2004 was incorrect. As a result, the Company restated the weighted average common shares outstanding for 2004. The effect of this restatement is to reduce the weighted average common shares outstanding for 2004 by 1,662,706.

Finally, the Company, in consultation with its external auditors, determined that the cash invested in a deposit relating to the Company's pursuit of the assets of Sega Gameworks out of bankruptcy was more properly classified as an investing activity rather than an operating activity. As a result, the Company determined to reclassify the cash effect of Deposits - Sega Gameworks to cash flow from investing activities from cash flow from operating activities. As a result, cash flow from operating activities was increased by $615,000 and cash flow from investing activities was reduced by $615,000 on the restated 2004 statement of cash flows.

The following presents the effect on the Company's previously issued financial statements for the year ended December 31, 2004. THE TABLES SET FORTH BELOW ONLY PRESENT THOSE ACCOUNTS THAT WERE AFFECTED BY THE RESTATEMENT. A FULL COMPARISON OF THE 2004 FINANCIAL STATEMENTS AS ORIGINALLY FILED AND AS RESTATED, IS PRESENTED IMMEDIATELY FOLLOWING THESE TABLES.


Balance sheet at December 31, 2004:

                                                                             PREVIOUSLY          INCREASE
                                                                              REPORTED           (DECREASE)         RESTATED
                                                                            -------------------------------------------------

     Cash and cash equivalents                                              $     58,307              (965)           57,342
     Account receivable,
     net of allowance for doubtful accounts of $140,630 and $95,782              659,751          (377,741)          282,010
     Inventory, net of obsolescence reserve of $370,400 and $370,400             480,447            39,223           519,670
     Prepaid expenses and other current assets                                    72,890           (22,500)           50,391
                                                                            -------------------------------------------------
TOTAL CURRENT ASSETS                                                           2,239,588          (361,982)        1,877,606
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
     DEPRECIATION OF $400,478 AND $400,478, RESPECTIVELY                         151,450              (494)          150,956
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET OF
     ACCUMULATED AMORTIZATION OF $830,617 AND $826,370, RESPECTIVELY             225,289           (24,092)          201,197
                                                                            -------------------------------------------------
TOTAL ASSETS                                                                $  2,616,327          (386,568)        2,229,759
                                                                            =================================================

CURRENT LIABILITIES
     Accounts payable                                                       $    821,996             2,621           824,617
     Accrued expenses                                                            128,477             7,130           135,608
     Due to related parties                                                      417,139            50,000           467,139
     Convertible note payable, net of discounts of $206,253 and $36,905          168,750           119,348           288,098
                                                                            -------------------------------------------------
TOTAL CURRENT LIABILITIES                                                      2,331,781           179,102         2,510,882
                                                                            -------------------------------------------------

STOCKHOLDERS' DEFICIT
     Common stock                                                                 10,736              (120)           10,616
     Additional paid-in capital                                               20,814,442           249,883        21,064,324
     Accumulated deficit                                                     (20,540,633)         (992,360)      (21,532,993)
     Shares to be Issued                                                              --           176,930           176,930
                                                                            -------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIT                                                      284,545          (565,668)         (281,123)
                                                                            -------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                 $  2,616,327          (386,568)        2,229,759
                                                                            =================================================


                                                                            F-15







Statement of operations for the year ended December 31, 2004:


                                                        PREVIOUSLY          INCREASE
                                                         REPORTED           (DECREASE)        RESTATED
                                                       -------------------------------------------------

NET SALES                                              $  1,819,978          (422,563)        1,397,415
COST OF SALES                                             1,179,576           (44,845)        1,134,731
                                                       -------------------------------------------------
GROSS PROFIT                                                640,402          (377,718)          262,684
                                                       -------------------------------------------------
OPERATING EXPENSES
      Selling, general and administrative expenses        4,027,205           805,030         4,832,235
      Research and development                              355,315            (3,984)          351,332
                                                       -------------------------------------------------
TOTAL OPERATING EXPENSES                                  4,382,520           801,047         5,183,567
                                                       -------------------------------------------------
LOSS FROM OPERATIONS                                     (3,742,118)       (1,178,766)       (4,920,883)
                                                       -------------------------------------------------
OTHER INCOME (EXPENSE)
      Debt discount expense                                (157,469)           12,797          (144,672)
      Nominal Stock Option Expense                         (221,236)          221,236                --
      Gain on settlement of debt                            397,256           (38,961)          358,295
      Interest expense                                      (65,226)           (8,666)          (73,892)
                                                       -------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                                (24,082)          186,406           162,324
                                                       -------------------------------------------------
LOSS BEFORE PROVISION FOR INCOME TAXES                   (3,766,200)         (992,399)       (4,758,599)
NET LOSS                                               $ (3,769,322)         (992,360)       (4,761,682)
NET LOSS PER COMMON SHARE - BASIC AND DILUTED          $      (0.35)            (0.17)            (0.52)
                                                       =================================================

WEIGHTED AVERAGE COMMON SHARES
      OUTSTANDING - BASIC                                10,737,051        (1,662,706)        9,074,345


                                                  F-16






Statement of cash flows for the year ended December 31, 2004:

                                                                                     PREVIOUSLY        INCREASE
                                                                                      REPORTED         (DECREASE)       RESTATED
                                                                                    ----------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                                                        $(3,769,322)        (992,360)     $(4,761,682)
    Adjustment to reconcile net loss to net cash used in operating activities:
        Amortization of debt discount on convertible note payable                       157,469           10,389          167,858
        Amortization of options issued below market price                               129,066           44,599          173,665
        Depreciation and amortization expense                                           168,414           (4,247)         164,167
        Bad debt allowance                                                              140,630          (44,848)          95,782
        Issuance of warrants for services                                                    --          474,216          474,216
        Issuance of common stock for payroll and exercise of options                         --          144,975          144,975
        Issuance of common stock for services                                           456,963           56,150          513,113
        Inventory obsolescence reserve                                                  319,149            1,250          320,400
    Changes in operating assets and liabilities:
      Accounts receivable net of provision for sales returns of $150,000
         as restated                                                                   (668,961)         423,326         (245,635)
      Inventory                                                                        (301,311)        (359,623)        (660,934)
      Deposits-Sega Gameworks                                                          (615,000)         615,000               --
      Deposits                                                                          (23,403)          22,500             (903)
      Prepaid expenses and other current assets                                         (27,270)            (686)         (27,956)
      Accounts payable                                                                  147,726          (95,476)          52,250
      Accrued expenses                                                                  (61,673)         128,666           66,993
      Advances from Customers                                                           (59,722)         125,000           65,278
                                                                                    ----------------------------------------------
Net cash used in operating activities                                                (4,512,706)         548,832       (3,963,874)
                                                                                    ----------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES:
    Payment for property and equipment                                                  (88,750)             494          (88,256)
    Payment for capitalized product development costs                                  (275,294)          28,339         (246,955)
    Deposits - Sega Gameworks                                                                --         (615,000)        (615,000)
                                                                                    ----------------------------------------------
Net cash used in investing activities                                                  (364,044)        (586,167)        (950,211)
                                                                                    ----------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES:
    Proceeds from debt, net of conversion into common stock                           1,069,574         (279,574)         790,000
    Proceeds from advances from related parties                                         132,000          277,727          409,727
    Proceeds from issuance of common stock                                            2,977,672           20,498        2,998,170
    Payment of offering costs                                                          (400,360)          17,718         (382,642)
                                                                                    ----------------------------------------------
Net cash provided by financing activities                                             3,778,886           36,369        3,815,255
                                                                                    ----------------------------------------------

NET DECREASE IN CASH AND CASH EQUIVALENT                                             (1,097,863)            (967)      (1,098,830)


CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $    58,307             (965)     $    57,342
                                                                                    ==============================================

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

    Issuance of common stock for services                                           $   481,963           31,150      $   513,113
                                                                                    ==============================================


                                                                            F-17

The net effect of the restatement is an increase of $1,178,766 in loss from continuing operations, and an increase of $992,360 in net loss for the fiscal year ended December 31, 2004. As a result, basic and diluted loss per share from continuing operations increased by $0.19 per share, and basic and diluted net loss per share increased by $0.17 per share for the fiscal year ended December 31, 2004.

Below is a full comparative presentation of the balance sheet and income statement as of and for the year ended December 31, 2004 as restated in this report and as originally filed in the Company's report on Form 10-KSB filed on March 31, 2005.


                                                        PREVIOUSLY       RESTATED
                                                         REPORTED
                                                       ------------    ------------
                                                         As of December 31, 2004

Balance Sheet

      Cash and cash equivalents                        $     58,307          57,342

      Account receivable, net of allowance for
      doubtful accounts of $140,630 and
      $95,782, respectively                                 659,751         282,010

      Inventory, net of obsolescence reserve
      of $370,400 and $370,400, respectively                480,447         519,670

      Deposits - inventory                                  353,193         353,193

      Deposits - Sega Gameworks                             615,000         615,000

      Prepaid expenses and other current assets              72,890          50,391
                                                       ------------    ------------

TOTAL CURRENT ASSETS                                      2,239,588       1,877,606
                                                       ============    ============

PROPERTY AND EQUIPMENT, net of accumulated
depreciation of $400,478 and $400,478, respectively         151,450         150,956

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
accumulated amortization of $830,617 and
$826,370, respectively                                      225,289         201,197
                                                       ------------    ------------

TOTAL ASSETS                                           $  2,616,327       2,229,759
                                                       ============    ============

CURRENT LIABILITIES

      Accounts payable                                 $    821,996         824,617

      Accrued expenses                                      128,477         135,608

      Accrued payroll and related benefits                   80,420          80,420

      Due to related parties, net of discount
      of $0 and $20,000,
      respectively                                          417,139         467,139

      Bridge loan payable                                   615,000         615,000

      Convertible note payable, net of discounts
      of $206,253 and $36,905, respectively                 168,750         288,098

      Advance from Customers (Unearned
      Revenue as previously reported)                       100,000         100,000
                                                       ------------    ------------

TOTAL CURRENT LIABILITIES                                 2,331,781       2,510,882
                                                       ============    ============


TOTAL LONG TERM LIABILITIES                                      --              --

STOCKHOLDERS' EQUITY (DEFICIT)

      Common stock                                           10,736          10,616

      Additional paid-in capital                         20,814,442      21,064,324

      Accumulated deficit                               (20,540,633)    (21,532,993)

      Shares to be Issued                                        --         176,930
                                                       ------------    ------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                        284,545        (281,123)
                                                       ------------    ------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)   $  2,616,327       2,229,759
                                                       ============    ============


                                      F-19






                                                        PREVIOUSLY       RESTATED
                                                        REPORTED
                                                       ------------    ------------
                                                          As of December 31, 2004

Statement of Operations

NET SALES                                              $  1,819,978       1,397,415

COST OF SALES                                             1,179,576       1,134,731
                                                       ------------    ------------

GROSS PROFIT                                                640,402         262,684
                                                       ------------    ------------
OPERATING EXPENSES

       Selling, general and administrative expenses       4,027,205       4,832,235

       Research and development                             355,315         351,332
                                                       ------------    ------------

TOTAL OPERATING EXPENSES                                  4,382,520       5,183,567
                                                       ------------    ------------
LOSS FROM OPERATIONS
                                                         (3,742,118) (4,920,883)
                                                       ------------    ------------
OTHER INCOME (EXPENSE)

       Other income                                          22,593          22,593

       Debt discount expense                               (157,469)       (144,672)

       Nominal Stock Option Expense (restated
       as Selling, general and administrative
       expenses)                                           (221,236)             --

       Gain on settlement of debt                           397,256         358,295

       Interest expense                                     (65,226)        (73,892)
                                                       ------------    ------------

TOTAL OTHER INCOME (EXPENSE)                                (24,082)        162,324
                                                       ------------    ------------
LOSS BEFORE PROVISION FOR INCOME TAXES
                                                         (3,766,200) (4,758,559)

PROVISION FOR INCOME TAXES                                    3,122           3,123
                                                       ------------    ------------
NET LOSS                                               $ (3,769,322)     (4,761,682)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED          $      (0.35)          (0.52)
                                                       ============    ============

WEIGHTED AVERAGE COMMON SHARES
       OUTSTANDING - BASIC                               10,737,051       9,074,345
                                                       ============    ============



                                      F-20

NOTE 3 - INVENTORY

Inventory has been reviewed for obsolescence and stated at lower of cost or market as of December 31, 2005 and 2004. During the twelve months ended December 31, 2005, obsolete inventory previously reserved for was written down by $485,351 and a corresponding reduction was made to the obsolescence reserve. The remaining inventory was marked down to its net realizable value, as reflected by an increase in the obsolescence reserve to $217,454 at December 31, 2005. During 2005, the Company made a strategic decision to reposition itself as an entertainment restaurant company, to wind down its SNAP! and Bear Shop manufacturing and sales operations and to liquidate its remaining inventory. As a result, all inventory at December 31, 2005 is treated as finished goods inventory.


Finished Goods Inventory at December 31, 2005                         $ 472,799
Less:  obsolescence reserve                                            (217,454)
                                                                      ---------
                                                                       $ 255,345
                                                                      =========

Inventory at December 31, 2004

Raw materials                                                         $ 279,652
Work in process                                                         259,085
Finished goods                                                          351,333
Less:  obsolescence reserve                                            (370,400)
                                                                      ---------
                                                                       $ 519,670
                                                                      =========

During the twelve months ended December 31, 2004, the Company marked inventory down to its realizable value, as reflected by an increase in the obsolescence reserve of $320,400 to $370,400 at December 31, 2004 from $50,000 at December 31, 2003.

NOTE 4 - PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2005 and December 31, 2004 consisted of the following:

                                                            2005         2004
                                                         ----------   ----------
          Computer equipment                             $ 169,285    $ 246,984
          Office furniture and equipment                    17,926       17,926
          Leasehold improvements                            84,849       84,849
          Machinery and equipment                           33,482      201,675
                                                         ----------   ----------
                                                           305,542      551,434
          Less accumulated depreciation                   (286,462)    (400,478)
                                                         ----------   ----------
                                                         $  19,080    $ 150,956
                                                         ==========   ==========

Depreciation expense for the years ended December 31, 2005 and 2004 was $42,679 and $71,631, respectively.

NOTE 5 - IMPAIRMENT OF PROPERTY AND EQUIPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

At December 31, 2005, Snap! tooling assets with a gross value of $159,517 were fully impaired. As s result the gross value of property and equipment was reduced by $159,517, accumulated depreciation was reduced by $73,187 and Impairment loss was increased by $86,330.

At December 31, 2005, remaining unamortized capitalized software development costs of $116,795 were fully impaired and written off to Impairment loss.

NOTE 6 - COMPONENTS OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The major components of selling, general and administrative expenses for the year ended December 31, 2005 consisted of the following:

Financial consulting         $995,351
Professional fees             364,634
Rent                          115,057
Engineering consulting         89,293
Salary expense                587,605
Employee stock option expense  97,667
Inventory reserve expense     238,116
Other expenses                335,321
                           -----------
                           $2,823,044
                           ===========

The major components of selling, general and administrative expenses for the year ended December 31, 2004 consisted of the following:

Financial consulting         $  890,496
Professional fees               417,224
Rent                            112,255
Engineering consulting           58,331
Marketing and trade shows       186,692
Product development             293,000
Salary expense                1,634,057
Employee stock option expense   208,425
Inventory reserve expense       319,149
Bad debt expense                165,097
Other expenses                  547,509
                             -----------
                             $4,832,235
                             ===========


NOTE 7 - DUE TO RELATED PARTIES

Due to related parties consists of amounts advanced to the Company by certain related parties, specifically its employees and their family members and directors of the Company.

Due to related parties outstanding at December 31, 2005 consisted of the following:

Convertible Note payable to Mr. Bradley Rotter, a member of the Company's board of directors. This Convertible Note is due April 10, 2006, accrues interest at 10%, and is convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The Convertible Note is mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter will receive warrants to purchase 200,000 shares of common stock of the Company at an exercise price of $0.59. A portion of the value of this note was recorded as a preferential conversion feature and recorded as discount of $40,000 to be amortized over the term of the note, 6 months. $20,000 of this discount as amortized in 2005.

Principal Amount                                                                        $ 200,000
Less Discount                                                                             (20,000)
                                                                                        ---------
                                                                                          180,000

Loan payable to the brother-in-law of the President and CEO issued on August 10,
2005, 6% interest, unsecured, due upon demand;                                             39,000

Loan payable to the wife of the President and CEO issued on various dates in
2004, 8% interest, unsecured, due upon demand;                                             20,500

Loan payable to the company's Vice President of Operations issued on various dates in 2004 and 2005, 8%
interest unsecured, due upon demand.                                                       60,500
                                                                                        ---------

Total                                                                                   $ 300,000

Due to related parties outstanding at December 31, 2004 consisted of the following:


                                      F-22






Convertible note payable to Kevin McLeod, a director of the Company, issued on
December 6, 2004. The note bears interest at 20% per annum and is due one year from the date of issuance. The note can be converted immediately from the date of issuance, at the option of the holder, to shares of the Company's common
stock at $1.75 per share.                                                               $  50,000

Loan payable to the Company's Vice President of Marketing issued on various dates in 2004, 12% interest
secured by inventory and receivables of the Company, due upon demand;                     243,139

Loan payable to the brother-in-law of the President and CEO issued on December
6, 2004, $5,000 interest, unsecured, principal payments and accrued interest due
upon payment by customer of invoice # 60284B December 15, 2004;                           117,000

Loan payable to the wife of the President and CEO issued on various dates in
2004, 8% interest
unsecured, due upon demand;                                                                47,000

Loan payable to the Company's Vice President of Operations issued on various dates in 2004, 8% interest
unsecured, due upon demand.                                                                10,000
                                                                                        ---------

Total                                                                                   $ 467,139
                                                                                        ---------

The convertible note payable to the director, together with accrued interest of $10,000, was converted into 200,000 shares of common stock in December 2005. The note was convertible into common stock at the option of the holder at $1.75 per share. At the time of the maturity of the note, the Company's stock was trading in the $0.30 per share range and, rather than repay the note in cash, the Company negotiated a conversion with the holder at $0.30 per share. The shares of common stock issuable upon this conversion were issued in January 2006 and, as a result, are reflected as Shares to be Issued on the balance sheet as of December 31, 2005.

The loan payable to the brother-in-law of the Company's CEO was fully repaid in 2005. In addition, $26,500 of the loan payable to the wife of the Company's CEO was repaid in 2005.

The loan payable to the Company's Vice President of Marketing was reclassified as Notes Payable on the December 31, 2005 balance sheet following the termination of the holder's employment with the Company. During 2005, the amount outstanding under this loan was repaid in cash by $131,296.

NOTE 8 - CONVERTIBLE NOTE PAYABLE

On March 12, 2002, the Company entered into a $150,000 convertible note. The note bears interest at 10%, was due on September 9, 2002 and was convertible into common stock at $1.58 per share. As a result of a lack of communication from the holder of this note, the note was not converted into common stock until May 24, 2005. On May 24, 2005, we issued 121,986 shares of common stock upon conversion of the principal amount of this note plus $42,500 in accrued interest.

On May 14, 2003, the Company entered into a convertible promissory note in the amount of $125,000. The note bears interest at 8% per annum and was due on May 14, 2004. The note can be converted, at the option of the holder, to shares of the Company's common stock at $1.58 per share, the market value of the Company's common stock on the date of issuance. In addition to the convertible note payable, the lender was issued 79,211 warrants to purchase shares of the Company's common stock for $0.03 per share. In accordance with EITF 00-27, the Company first determined the fair value of the loan and the fair value of the detachable warrants issued in connection with this convertible note payable. The estimated value of the warrants of $124,995 was determined using the Black-Scholes option pricing model and the following assumptions: term of 10 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 223%. The face amount of the convertible note payable of $125,000 was proportionately allocated to the convertible note payable and the warrants in the amount of $62,501 and $62,499, respectively. The amount allocated to the warrants of $62,499 was recorded as a discount on the convertible note payable and as additional paid-in capital. The value of the convertible note payable was then allocated between the convertible note payable and the preferential conversion feature, which amounted to $2 and $62,499, respectively. The amount allocated to the preferential conversion feature of $62,499 was recorded as a discount on the convertible note payable and as additional paid-in capital. The discounts on the convertible note payable were to be amortized over the one year term of the convertible note payable. For the year ended December 31, 2003, $78,892 was amortized to expense. The note was converted by the holder on June 30, 2004 and all unamortized discounts were expensed at that time, resulting in amortization expense of $138,719 for the year ended December 31, 2004.

In addition, on May 19, 2004 the Company converted a prepaid license fee into a convertible promissory note in the amount of $125,000. The note is convertible at the option of the holder into the Company's common stock at $1.58 per share and, upon conversion, the holder was due to receive 79,211 warrants to purchase common stock at $0.03 per share. The holder immediately converted this note into 79,211 share of common stock. The Company recognized expense of $125,000 in connection with the issuance of the 79,211 warrants due to the holder upon conversion of this note.

During the fourth quarter of 2004, the Company issued four convertible promissory notes totaling $175,003. The notes bear interest at 20% per annum and are due one year from the date of issuance. The notes can be converted immediately from the date of issuance, at the option of the holder, to shares of the Company's common stock at $1.75 per share. The market value on the dates of issuance ranged from $2.00 - $2.55. In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company determined the preferential conversion feature of the convertible promissory notes on the date of issuance to be equal to $42,859. The amount allocated to the preferential conversion feature of $42,859 was recorded as a discount on the convertible note payable and as additional paid-in capital. The discounts on the convertible note payable will be amortized over the one year term of the convertible note payable. For the year ended December 31, 2005, $36,906 was amortized to expense and for the year ended December 31, 2004 $5,953 was amortized to expense. The notes payable were convertible into common stock at the option of the holders at $1.75 per share. At the time of the maturity of the notes, the Company's stock was trading in the $0.30 per share range and, rather than repay the note in cash, the Company negotiated a conversion of $75,003 in principal amount of these notes with the holders at $0.30 per share. $75,003 in principal amount of the convertible notes plus accrued interest of $15,000 was converted into 300,012 shares of common stock in December 2005. The shares of common stock issuable upon this conversion were issued in January 2006 and, as a result, are reflected as Shares to be Issued on the balance sheet as of December 31, 2005.

Accrued interest of $20,000 was added to the principal amount of the remaining $100,000 convertible note and the maturity of the note was extended until March 2006. This note is reflected as Convertible Notes of $120,000 on the December 31, 2005 balance sheet. The Company also agreed to issue 50,000 shares of common stock to the holder of this note in exchange for the holder's extension of the maturity date. These shares have been recorded at fair value and are reflected as Shares to be Issued on the December 31, 2005 balance sheet. The note, plus accrued interest from November 24, 2005, was repaid in full in March 2006.

NOTE 9 - BRIDGE NOTES PAYABLE

Bridge notes payable outstanding at December 31, 2004 consisted of the following:

Loan payable issued on December 13, 8% interest unsecured, principal payments and accrued interest was due upon return of deposit held pursuant to the Company's participation in the auction of the assets of Sega Gameworks, LLC
held on December 15, 2004.                                                              $ 405,000

Loan payable issued on December 13, 8% interest unsecured, principal payments and accrued interest was due upon return of deposit held pursuant to the
Company's participation in the auction of the assets of Sega Gameworks, LLC held
on December 15, 2004.                                                                     200,000

Loan payable issued on December 13, 8% interest unsecured, principal payments and accrued interest was due upon return of deposit held pursuant to the
Company's participation in the auction of the assets of Sega Gameworks, LLC held
on December 15, 2004.                                                                      10,000
                                                                                        ----------

Total                                                                                   $ 615,000
                                                                                        ----------

Subsequent to the year ended December 31, 2004, these amounts were repaid in their entirety. As of December 31, 2005, there were no bridge notes payable.

NOTE 10 - LONG TERM CONVERTIBLE NOTES PAYABLE

Long term convertible notes payable outstanding at December 31, 2005 consisted of the following:

Convertible Note issued on September 8, 2005. The note is due September 8, 2007, accrues interest at 10%, and is mandatorily convertible into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, the holder will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. A portion of the value of this note was recorded as a preferential conversion feature and recorded as discount of $20,000 to be amortized over the term of the note, 2 years. $3,333 of this discount as amortized in 2005.

Principal Amount                                             $ 100,000
Less Discount                                                  (16,667)
                                                             ---------
                                                             $  83,333
                                                             =========


NOTE 11 - LONG TERM NOTES PAYABLE

Long term notes payable outstanding at December 31, 2005 consisted of the following:

Loan payable to the Company's former Vice President of Marketing issued on various dates in 2004 and 2005, 12% interest secured by inventory and receivables of the Company, due February 15, 2007. The loan payable to the Company's Vice President of Marketing was reclassified from Due to Related Parties to Notes Payable on the December 31, 2005 balance sheet following the termination of the holder's employment with the Company. Accrued interest of $70,667 outstanding on this note as of December 31, 2005 is included under accrued expenses on the balance sheet as of December 31, 2005.
                                                                      $  111,844
                                                                      ----------

NOTE 12 - STOCKHOLDERS' EQUITY

Preferred Stock of uWink

The Company has authorized 5,000,000 shares of Preferred Stock. The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

Common Stock

Unless otherwise indicated below, all common stock issuances were valued at the closing price of the common stock on the date of the relevant event or agreement.

During the year ended December 31, 2004, the Company:

From January 16, 2004 to March 19, 2004, sold 719,521 shares of common stock for gross proceeds of $1,439,050 to 23 individual investors. The Company paid $190,865 in commissions, issued 43,850 shares of the Company's common stock valued at $87,700 and issued 245,000 warrants to purchase the Company's common stock at an exercise price of $2.00 per share valued at $443,039 to Falcon Capital in payment for services related to the sales of the Company's securities. The warrants are immediately exercisable and are exercisable for 5 years. There are no registration rights associated with the warrants. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 4%, volatility of 84%; expected life of 5 years and dividend yield of 0%. The fair value of the warrants and the placement agent's commission and expenses were accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

On November 15, 2002, uWink California entered into agreements with its employees allowing them to convert their accrued compensation into equity (collectively, the "Employee Notes"). The Company assumed the Employee Notes in connection with its acquisition of uWink California. During the year ended December 31, 2004, the Company issued 48,584 shares of common stock in exchange for accrued compensation of $108,709 pursuant to the terms and conditions set forth in the Employee Notes.

On April 1, 2004, issued 30,000 shares of common stock in exchange for investor relation services valued at $150,000 rendered on behalf of the Company.

On April 1, 2004, issued 5,000 shares of common stock for public relations services valued at $10,000 rendered on behalf of the Company.

On April 1, 2004, issued 43,850 shares of common stock valued at $87,700 to Falcon Capital for selling shares of common stock in the Company's private placement offering in the first quarter of 2004.

On April 1, 2004, issued 150,000 immediately exercisable 5-year warrants at exercise prices ranging from $5-$9 for financial consulting services rendered. There are no registration rights associated with the warrants. The Company recognized expense equal to the fair value of the warrants of $474,216. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 4%, volatility of 84%; expected life of 5 years and dividend yield of 0%.

On May 19, 2004, issued 79,211 warrants to purchase the Company's common stock at an exercise price of $0.03 to Scientific Games in connection with the conversion by Scientific Games of a prepaid licensing fee into common stock. The Company recognized expense of $125,000 for the three month period ended June 30, 2004 in connection with the issuance of the 79,211 warrants due to Scientific Games. Scientific Games exercised these warrants on May 19, 2004.

Beginning on May 11, 2004 and ending on October 21, 2004, sold 890,992 shares of common stock for gross proceeds of $1,559,124 to 58 investors. Each investor also received a warrant to purchase one share of common stock at an exercise price of $3.50 per share for every share of common stock purchased in the offering. The warrants are immediately exercisable, and will remain exercisable for five years. There are no registration rights associated with the warrants. These warrants were issued on October 1, 2004. Falcon Capital acted as a placement agent for this offering and received a finder's fee of $191,777 and also received 43,850 shares of the Company's common stock in payment for services related to the sales of the Company's securities. In addition, the Company issued 85,000 warrants to purchase one share of common stock to Falcon Capital at an exercise price of $1.75 per share valued at $198,013 as compensation for arranging this transaction. The warrants are immediately exercisable and are exercisable for 5 years. There are no registration rights associated with the warrants. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 5%, volatility of 84%; expected life of 5 years and dividend yield of 0%. The fair value of the warrants and the placement agent's commission and expenses were accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

On July 1, 2004, issued 10,000 shares of common stock to Mr. Nimish Patel in exchange for serving on our Board of Directors valued at $25,000.

On July 19, 2004, issued 10,000 shares of common stock in exchange for the services of an employee valued at $25,000.

On July 19, 2004, issued 50,000 shares of common stock valued at $125,000 for financial consulting services rendered on behalf of the Company.

On August 11, 2004, issued 323,288 shares valued at $254,760 to Scientific Games Corporation in connection with the conversion by Scientific Games on May 19, 2004 of a $125,000 convertible note and a $125,000 prepaid licensing fee and the exercise by Scientific Games on May 19, 2004 of warrants to purchase 158,650 shares of common stock at $0.03 per share. 317,299 of these shares were reflected as shares to be issued on the balance sheet at June 30, 2004.

On October 1, 2004, issued 87,500 shares of common stock for investor relations services valued at $153,125.

Between November 2, 2004 and December 6, 2004, issued $225,003 in principal amount of one-year convertible notes to 5 individuals. The notes were convertible at the option of the holder into shares of common stock at a conversion price of $1.75 per share.

During the year ended December 31, 2005, the Company:

On January 1, 2005, issued 50,000 shares of common stock in exchange for financial consulting services valued at $127,500.

On January 14, 2005, issued 60,000 shares of common stock in exchange for business development services valued at $90,000.

On January 19, 2005, issued 12,500 shares of common stock for financial consulting services valued at $21,875.

On February 22, 2005, issued 175,000 shares of common stock in exchange for consulting services valued at $194,250.

On March 8, 2005, issued 40,000 shares of common stock in exchange for public relations services valued at $38,000.

On March 8, 2005, issued 400,000 shares of common stock in exchange for investor relations services valued at $444,000.

On March 14, 2005, sold 100,000 shares of common stock for cash to an investor in a private placement offering for gross proceeds of $75,000.

On April 1, 2005, issued 2,600 shares of common stock in exchange for financial consulting service valued at $2,737.

On April 1, 2005, issued 13,500 shares of common stock in exchange for consulting services valued at $13,750.

On April 1, 2005, issued 7,500 shares of common stock in exchange for financial consulting services valued at $7,895.

On April 1, 2005, issued 20,000 shares of common stock valued at $17,000 as a financial penalty for failing to register common stock.

On April 12, 2005, issued 50,000 shares of common stock in exchange for financial consulting services valued at $46,500.

On May 15, 2005, sold 533,458 shares of common stock for cash to 6 investors for $293,402. In addition, the Company issued these investors warrants to purchase 533,458 shares of common stock at $1.50 per share. These warrants are immediately exercisable and expire on May 15, 2010. There are no registration rights associated with the warrants. The fair value of the warrants was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

On May 25, 2005, issued 121,986 shares of common stock upon conversion of $150,000 in principal and $42,500 in accrued interest outstanding on a convertible note issued in 2002.

On August 3, 2005, issued 10,000 shares of common stock valued at $5,500 as a financial penalty for failing to register common stock.

On September 12, 2005, issued 50,000 shares of common stock in exchange for consulting services valued at $22,500.

On October 7, 2005, issued 10,000 shares of common stock valued at $6,000 as a financial penalty for failing to register common stock.

Shares to be Issued

At December 31, 2004, Shares to be Issued consisted of:

    o 12,500 shares valued at $21,875 to be issued for financial consulting services rendered during 2004.

    o 21,039 shares valued at $21 still to be issued to original uWink-DE (now uWink California) shareholders in connection with the acquisition of uWink-DE (now uWink California).

    o 87,876 shares valued at $155,033 to be issued in connection with the company's capital raising transactions in 2004. These shares remained unissued at December 31, 2004 for ministerial reasons and 77,089 of these shares were issued in 2005.

  At December 31, 2005, Shares to be Issued consisted of:

    o    27,442 shares valued at $20,144 remaining unissued from 2004.

    o 500,012 shares valued at $150,003 on due on conversion of $125,003 principal amount of convertible notes plus accrued interest of $25,000.

    o 50,000 shares valued at $21,000 to be issued in consideration of the extension of the maturity date of a convertible note.

    o 150,000 shares valued at $48,000 to be issued as compensation to a former employee.

    o 115,000 shares valued at $65,550 to be issued for consulting services rendered during 2005.

NOTE 13 - STOCK OPTIONS AND WARRANTS

The Company assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to its acquisition of uWink California. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the Board of Directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant.

In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant.

In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant.

Transactions under the Plans during the years ended December 31, 2005 and 2004 are summarized as follows:

The following table summarizes the options outstanding:

                                                                     Weighted
                                                    Stock             Average
                                                   Option            Exercise
                                                    Plan               Price
                                                ----------         ------------
           Balance, December 31, 2003              613,413          $  0.96
               Granted                             888,208          $  2.36
               Exercised                           (58,775)         $  1.50
               Canceled                            (41,665)         $  1.61
                                                -----------
           Balance, December 31, 2004            1,401,181          $  1.81

               Granted                           1,645,000          $  0.44
               Exercised                           (19,010)         $  0.32
               Canceled                           (626,760)         $  1.83
                                                -----------
           Balance, December 31, 2005            2,400,411          $  0.88


           Exercisable at December 31, 2005        532,956          $  1.58
                                                ===========

The weighted average remaining contractual life of options outstanding issued under the plans is 9.0 year at December 31, 2005. The exercise price for the options outstanding under the plans at December 31, 2005 ranged from $0.32 to $4.73.

For options granted during the year ended December 31, 2002 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $1.58 and the weighted-average exercise price of such options was $0.32.

The Company recognized expense of $95,639 and $173,665 for the years ended December 31, 2005 and 2004, respectively, related to options that were granted where the exercise price was less than the stock price at the date of grant.

In addition, the Company recognized expense of $2,028 and $34,760 for the years ended December 31, 2005 and 2004, respectively, related to the cashless exercise of options by employees.

There were no options granted during the year ended December 31, 2003.

During the year ended December 31, 2004 the Company granted 33,944 options where the exercise price was less than the stock price at the date of grant. The exercise price of 23,944 of those options is $1.25 and the exercise price of 10,000 of those options is $1.38; the stock price on the date of grant was $1.45. The weighted average fair value of those options was $1.26. The Company recognized expense of $4,017 related to these options for the year ended December 31, 2004.

Warrants

The Company has issued warrants to consultants and finders for services rendered and in connection with raising capital and sold warrants to investors. The following table summarizes the warrants outstanding:


                                                                  Weighted-
                                                                   Average
                                                                  Exercise
                                                     Warrants      Price
                                                    ---------     --------

          Balance, December 31, 2003                  785,160     $  3.46
              Granted                               1,370,988     $  3.51
              Exercised                               (79,211)    $  0.03
              Canceled                               (100,599)    $  7.35
                                                    ---------
          Balance, December 31, 2004                1,976,338     $  3.48

              Granted                                 533,458     $  1.50
              Exercised                                    --     $    --
              Canceled                                (74,459)    $  1.83
                                                    ---------
          Balance, December 31, 2005                2,435,337     $  3.09
                                                    =========

          Exercisable at December 31, 2005          2,435,337     $  3.09
                                                    =========

The fair value for these warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 7.25% and 5.0%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock of 106% and 84%, for the years ended December 31, 2005 and 2004, respectively; and a weighted average expected life of the warrant of 5 and 5 years, respectively.

The weighted average remaining contractual life of warrants outstanding is 3.09 years at December 31, 2005. The exercise price for the warrants outstanding at December 31, 2005 ranged from $1.50 to $6.31.

During the year ended December 31, 2004, the Company issued 150,000 immediately exercisable 5-year warrants at exercise prices ranging between $5-$9 for financial consulting services rendered. The Company recognized expense in 2004 equal to the fair value of the warrants of $474,216. In addition, on May 19, 2004, the Company converted a prepaid license fee into a convertible promissory note in the amount of $125,000. The note was convertible at the option of the holder into the Company's common stock at $1.58 per share and, upon conversion, the holder was due to receive 79,211 warrants to purchase common stock at $0.03 per share. The holder immediately converted this note into 79,211 share of common stock. The Company recognized expense of $125,000 in connection with the issuance of the 79,211 warrants due to the holder upon conversion of this note. As a result, total expense recognized in the statement of operations for warrants issued during 2004 was $599,216.

On May 15, 2005, the Company sold 533,458 shares of common stock for cash to 6 investors for $293,402. In addition, the Company issued these investors warrants to purchase 533,458 shares of common stock at $1.50 per share. There are no registration rights associated with these warrants. These warrants are immediately exercisable and expire on May 15, 2010. The fair value of the warrants was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital. These were the only warrants issued by the Company during 2005, therefore no expense has been recognized in the statement of operations for warrants granted during 2005.

NOTE 14 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax liabilities and assets as of December 31, 2005 are as follows:


         Deferred tax assets:

               Federal net operating loss                          $  6,051,055
               State net operating loss                               1,689,083
                                                                   ------------

               Total deferred tax assets                              7,740,138
               Less valuation allowance                              (7,740,138)
                                                                   ------------
                                                                   $         --
                                                                   ============

At December 31, 2005, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $19,486,303 and $19,107,268, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2017 through 2012. State NOLs, if unused, could expire in varying amounts from 2006 through 2009.

Significant components of the Company's deferred tax liabilities and assets as of December 31, 2004 are as follows:

          Deferred tax assets:

               Federal net operating loss                          $  5,253,995
               State net operating loss                               1,461,751
                                                                   ------------

               Total deferred tax assets                              6,715,746
               Less valuation allowance                              (6,715,746)
                                                                   ------------
                                                                   $         --
                                                                   ============

At December 31, 2004, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $16,914,678 and $16,535,643, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2016 through 2019. State NOLs, if unused, could expire in varying amounts from 2005 through 2008.


The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2005 and 2004 is as follows:


                                                        2005               2004
                                                      -------            -------
              Federal income tax rate                   (34%)              (34%)
              State tax, net of federal benefit          (6%)               (6%)
              Increase in valuation allowance            40%                40%
                                                      -------            -------
              Effective income tax rate                 0.0%               0.0%
                                                      =======            =======

Utilization of the net operating loss and tax credit carryforwards is subject to significant limitations imposed by the change in control rules under I.R.C. 382, limiting its annual utilization to the value of the Company at the date of change in control times the federal discount rate. A significant portion of the NOL may expire before it can be utilized.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Other Litigation

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. As of December 31, 2005 and 2004, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

Leases

The Company's offices are located in Los Angeles, California and consist of 8,500 square feet of office and warehouse space leased at the rate of $10,200 per month. The term of this lease, which commenced May 1, 2005, is three years. The Company is currently attempting to sublease all or part of the space, and relocate to approximately 2,500 square feet. The Company incurred rent expense of $115,057 and $112,225 for the years ended December 31, 2005 and 2004, respectively.


NOTE 16 - SUBSEQUENT EVENTS

On January 10, 2006, we issued 500,012 shares of common stock valued at $150,003, based on the closing price of the common stock on the date of the agreement, on conversion of $125,003 principal amount of convertible notes plus $25,000 of accrued interest.

On March 3, 2006, we sold 5,000,000 shares of common stock to 22 investors for gross proceeds of $1,500,000. The investors in the transaction also received immediately exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. The proceeds from the issuance of these shares were recorded net of the fair value of the warrants and the placement agent's commission and expenses. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 109%, dividend yield of 0% and expected life of 3 years.

On March 3, 2006, Mr. Nimish Patel resigned from our Board of Directors.

On March 31, 2006, we issued 115,000 shares of common stock, valued at $65,550 based on the closing price of the common stock on the date of the agreement, to Ms. Alissa Bushnell, daughter of our CEO Nolan Bushnell, in payment for public relations services provided to the Company during 2005.

On March 31, 2006, we issued 50,000 shares of common stock valued at $21,000, based on the closing price of the common stock on the date of the agreement, to the holder of a $120,000 convertible note in consideration for the holder extending the maturity date of the note from November 2005 to March 2006.

On March 16, 2006, we repaid in cash a $120,000 convertible note, together with $7,000 in accrued interest.

                                 UWINK, INC. AND SUBSIDIARY
                                 CONSOLIDATED BALANCE SHEET
                                        (UNAUDITED)


                                                                               SEPTEMBER 30
                                                                                   2006
                                                                                (RESTATED)
                                                                               ------------

                                  ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                                 $    876,569
     Account receivable, net of allowance for doubtful accounts of $72,265            2,281
     Inventory, net of obsolescence reserve of $295,730                              61,362
     Prepaid expenses and other current assets                                       51,687
                                                                               ------------
TOTAL CURRENT ASSETS                                                                991,899
                                                                               ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $294,267                 866,022

INTANGIBLE ASSETS, net of accumulated amortization of $10,000                        50,000

LONG TERM DEPOSIT                                                                     2,300
                                                                               ------------
                                                                               $  1,910,221
                                                                               ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                          $  1,116,084
     Accrued expenses                                                               161,941
     Accrued payroll and related benefits                                           217,317
     Due to related parties                                                         100,000
     Notes Payable                                                                  152,696
     Advances from customers                                                         24,980
     Warrant Liability                                                            6,583,902
                                                                               ------------
TOTAL CURRENT LIABILITIES                                                         8,356,920
                                                                               ------------

COMMITMENTS AND CONTINGENCIES                                                            --

STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value; 50,000,000 shares
        authorized; 24,496,207 shares issued and outstanding                         24,496
     Additional paid-in capital                                                  26,974,441
     Accumulated deficit                                                        (33,485,210)
     Shares to be issued                                                             90,574
     Subscriptions Receivable                                                       (51,000)
                                                                               ------------
TOTAL STOCKHOLDERS' DEFICIT                                                      (6,446,699)
                                                                               ------------
                                                                               $  1,910,221
                                                                               ============


                    The accompanying notes are an integral part of these
                        unaudited consolidated financial statements


                                      F-32







                                                 UWINK, INC. AND SUBSIDIARY
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (UNAUDITED)



                                                         THREE MONTH PERIODS ENDED              NINE MONTH PERIODS ENDED
                                                                SEPTEMBER 30                          SEPTEMBER 30
                                                          2006               2005               2006               2005
                                                        (RESTATED)        (RESTATED)         (RESTATED)         (RESTATED)
                                                      -------------      -------------      -------------      -------------


NET SALES                                             $      35,720      $     (76,290)     $     145,771      $     577,199

COST OF SALES                                                 5,250             52,350            147,373            475,848
                                                      -------------      -------------      -------------      -------------
GROSS PROFIT (LOSS)                                          30,470           (128,640)            (1,601)           101,351
                                                      -------------      -------------      -------------      -------------

OPERATING EXPENSES
     Selling, general and administrative expenses           863,845            343,958          2,046,714          2,253,699
     Research and development                                    --                 --                 --                 --
     Impairment Loss                                             --             86,330                 --             86,330
                                                      -------------      -------------      -------------      -------------
TOTAL OPERATING EXPENSES                                    863,845            430,288          2,046,714          2,340,029
                                                      -------------      -------------      -------------      -------------

LOSS FROM OPERATIONS                                       (833,375)          (558,928)        (2,048,315)        (2,238,679)
                                                      -------------      -------------      -------------      -------------

OTHER INCOME (EXPENSE)
     Other income                                             1,656                 52             11,962                496
     Beneficial conversion of debt                          (22,500)           (10,066)           (47,500)           (30,198)
     Gain on settlement of debt                               2,497                 --              5,873             10,256
     Interest expense                                       (11,347)           (33,044)           (53,788)          (127,203)
     Equipment Stolen                                            --             (8,117)                --             (8,117)
     Fair value of warrant liability                     (6,238,218)                --         (6,583,902)
                                                      -------------      -------------      -------------      -------------
TOTAL OTHER INCOME (EXPENSE)                             (6,267,912)           (51,175)        (6,667,355)          (154,766)
                                                      -------------      -------------      -------------      -------------


NET LOSS                                              $  (7,101,287)     $    (610,103)     $  (8,715,670)     $  (2,393,444)
                                                      =============      =============      =============      =============

NET LOSS PER COMMON SHARE - BASIC & DILUTED           $       (0.38)     $       (0.05)     $      (0. 53)     $       (0.21)
                                                      =============      =============      =============      =============

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING - BASIC & DILUTED                       18,845,519         12,398,544         16,582,185         11,460,592
                                                      =============      =============      =============      =============


               The accompanying notes are an integral part of these unaudited consolidated financial statements


                                                                            F-33







                                    UWINK, INC. AND SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (UNAUDITED)


                                                                        NINE MONTH PERIODS ENDED
                                                                              SEPTEMBER 30
                                                                          2006             2005
                                                                       (RESTATED)       (RESTATED)
                                                                      -----------      -----------


CASH FLOW FROM OPERATING ACTIVITIES:
    Net loss                                                          $(8,715,670)     $(2,393,444)
    Adjustment to reconcile net loss to net cash
      used in operating activities:
        Amortization of debt discount on convertible note payable          47,500           30,198
        Nominal Stock Option Expense                                      365,309           76,000
        Depreciation and amortization expense                              17,805           94,131
        Impairment Loss                                                        --           94,447
        Bad debt allowance                                                 (3,728)         (38,237)
        Issuance of warrants for debt                                      16,828               --
        Issuance of common stock for services                             217,642        1,152,340
        Issuance of common stock for accrued interest                       8,063           42,500
        Inventory obsolescence reserve                                     78,275         (281,853)
        Provision for sales returns                                            --         (150,000)
        Gain on forgiveness of debt                                        (5,873)         (10,256)
        Fair value of warrant liability                                 6,583,902               --
      Changes in operating assets and liabilities:
        Accounts receivable                                                 1,448          476,569
        Inventory                                                         115,708          355,885
        Deposits                                                           66,398          267,768
        Prepaid expenses and other current assets                         (12,805)           1,275
        Accounts payable                                                  219,468           76,719
        Accrued expenses                                                  (14,826)          (5,917)
        Accrued payroll and related benefits                              125,071          (66,215)
        Advances from Customers                                                --          (50,020)
        Provision for sales returns                                            --         (150,000)
                                                                      -----------      -----------
      Net cash used in operating activities                              (889,485)        (478,112)
                                                                      -----------      -----------

CASH FLOW FROM INVESTING ACTIVITIES:
      Payment for property and equipment                                 (914,747)          (2,650)
        Deposits - Gameworks                                                   --          615,000
                                                                      -----------      -----------
      Net cash provided by (used in) investing activities                (914,747)         612,350
                                                                      -----------      -----------

CASH FLOW FROM FINANCING ACTIVITIES:
        Proceeds from debt                                                     --          100,000
        Debt repayment                                                   (178,959)        (615,000)
        Proceeds from advances from related parties                            --          104,955
        Repayments of advances from related parties                      (100,000)        (149,000)
        Proceeds from issuance of common stock                          2,936,002          368,402
                                                                      -----------      -----------
      Net cash provided by (used in) financing activities               2,657,043         (190,643)
                                                                      -----------      -----------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                 852,811          (56,405)

CASH AND CASH EQUIVALENTS, Beginning of period                             23,759           57,342
                                                                      -----------      -----------

CASH AND CASH EQUIVALENTS, End of period                              $   876,569      $       937
                                                                      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                                     $     3,049      $        --
                                                                      ===========      ===========
    Income taxes paid                                                 $        --      $        --
                                                                      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

    Conversion of debt into common stock                              $   123,000      $   192,500
                                                                      ===========      ===========



 The accompanying notes are an integral part of these unaudited consolidated financial statements.

NOTE 1 - BASIS OF PRESENTATION AND GOING CONCERN

The unaudited consolidated financial statements have been prepared by uWink, Inc. (the "Company" or "we"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB. The results of the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $8,715,670 for the nine months ended September 30, 2006, and as of September 30, 2006, the Company had an accumulated deficit of $33,485,210. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We expect to need to raise additional amounts of capital through the sale of our equity or debt securities within the next 2 to 3 months because we do not expect to have sufficient funds remaining following completion of the build out of our first restaurant to fund our corporate overhead and expenses; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses. As of the date of this report, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to finance our operations and growth will be materially adversely affected.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of uWink, Inc. and its subsidiary, uWink California, Inc. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and unearned revenue, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include accounts receivable. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Research and Development

Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

Software Development Costs

Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins when the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to the completion of all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications and certain external factors including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time. As of September 30, 2006, there is no amortization related to software development cost as the cost has been fully amortized as of December 31, 2005.

Revenue Recognition

The Company recognizes revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when the Company delivers its touch screen pay-for-play game terminals to its customer and the Company believes that persuasive evidence of an arrangement exits, the fees are fixed or determinable, and collectibility of payments is probable. Included with the purchase of the touch screen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, the Company has no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. The Company delivers the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

The Company does not have any contractual obligations to provide post sale support of its products. The Company does provide such support on a case by case basis and the costs of providing such support are expensed as incurred. The Company earned no revenue from post sale support during the periods presented.

Geographic Areas and Major Customers

For the nine months ended September 30, 2006, the Company generated $51,600 in revenue, amounting to 35% of total revenue, from one customer located in the United States.

Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. As of September 30, 2006, there is no impairment related to long-lived assets.

Advances from Customers

The Company records advances from customers as a liability and recognizes these amounts as revenue over the period of the related agreement. As of September 30, 2006, advances from customers relating to licensing fees amounted to $24,980.

Returns

The Company does not offer customers a contractual right to return products sold by the Company. The Company does accept product returns from time to time on a case by case basis.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 2 - RESTATEMENT

In our unaudited quarterly financial statements for 2006 as originally filed the Company had, in consultation with its external auditors, interpreted and applied EITF 00-19 to treat the fair value of financing warrants as a cost of raising equity with a corresponding amount debited to additional paid-in capital. In letters to the Company dated November 9, 2006 and January 5, 2007, the Securities and Exchange Commission raised questions as to the Company's interpretation of EITF 00-19 as it relates to the accounting treatment of financing warrants issued during 2006. In consultation with its external auditors, on December 1, 2006 the Company's Chief Executive Officer and Chief Financial Officer determined to amend and restate the financial statements and information for the three and nine months ended September 30, 2006 to recognize expense for the fair value of the financing warrants issued during 2006 and to book a corresponding amount as short term warrant liability on the balance sheet at September 30, 2006. Furthermore, on January 17, 2007, the Company's Chief Executive Officer and Chief Financial Officer determined, in consultation with its external auditors, to further amend and restate the financial statements and information for the three and nine months ended September 30, 2006 to reflect the change in the fair value of the warrant liability as of September 30, 2006.

As originally filed, the $3,139,769 fair value (as calculated as of the issuance dates) of certain warrants issued during the nine months ended September 30, 2006 was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital.

A provision in the Securities Purchase Agreements governing the Company's private placement transactions completed on March 3, 2006, May 9, 2006, June 12, 2006 and September 18, 2006 requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants purchased by the investors in those transactions as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). In connection with the March 3, 2006 transaction, the Company issued 450,000 immediately-exercisable, three-year warrants to a placement agent. The warrants issued to the placement agent are not subject to this registration rights/liquidated damages for failure to register provision.

The fair value of the warrants issued to the investors in these transactions, as calculated as of September 30, 2006, was $6,583,902. In accordance with EITF 00-19, the Company has determined to amend and restate the financial statements for the three and nine months ended September 30, 2006 to recognize expense of $6,583,902 for the fair value of the warrants, as calculated as of September 30, 2006, issued to the investors in these transactions and to record a corresponding short term warrant liability of $6,583,902 on the September 30, 2006 balance sheet. Because the placement agent's warrants are not subject to registration rights/liquidated damages for failure to register, the fair value of the 450,000 warrants issued to the placement agent of $90,080 was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital.

The following presents the effect on the Company's previously issued financial statements for the nine months ended September 30, 2006. THE TABLES SET FORTH BELOW ONLY PRESENT THOSE ACCOUNTS THAT WERE AFFECTED BY THE RESTATEMENT.

Balance sheet at September 30, 2006:

                                                                                 Previously        Increase
                                                                                  Reported        (Decrease)       Restated

CURRENT LIABILITIES
Warrant Liability                                                                       --        6,583,902        6,583,902
TOTAL CURRENT LIABILITIES                                                        1,773,018        6,583,902        8,356,920

STOCKHOLDERS' EQUITY
Accumulated deficit                                                            (26,901,309)      (6,583,902)     (33,485,210)
TOTAL STOCKHOLDERS' EQUITY                                                         137,202       (6,583,902)      (6,446,699)


Statement of operations for the nine months ended September 30, 2006:


                                                                                 Previously        Increase
                                                                                  Reported        (Decrease)       Restated

OTHER INCOME (EXPENSE)
Fair value of warrant liability                                                         --       (6,583,902)      (6,583,902)
TOTAL OTHER INCOME (EXPENSE)                                                       (83,453)      (6,583,902)      (6,667,355)
NET LOSS                                                                        (2,131,768)      (6,583,902)      (8,715,670)
NET LOSS PER COMMON SHARE - BASIC & DILUTED                                          (0.13)           (0.40)           (0.53)

Statement of cash flows for the nine months ended September 30, 2006:

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss                                                                        (2,131,768)      (6,583,902)      (8,715,670)

Adjustment to reconcile net loss to net cash used in operating activities:
Fair value of warrant liability                                                         --        6,583,902        6,583,902


The net effect of the restatement is an increase of $6,583,902 in total other expense for the nine months ended September 30, 2006 and an increase of $6,583,902 in net loss for the nine months ended September 30, 2006. As a result, basic and diluted net loss per share increased by $0.40 per share for the nine months ended September 30, 2006.

NOTE 3 - LOSS PER SHARE

The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The following potential common shares have been excluded from the computation of diluted net loss per share for the nine months ended September 30, 2006 and 2005 because the effect would have been anti-dilutive:

                                                          2006           2005
                                                       ----------     ----------
        Shares to be issued upon conversion
         of convertible note                                  --        128,573
        Stock options issued to employees                383,936      1,048,169
        Warrants issued to consultants and finders       322,628        390,349
        Warrants issued for financing                  1,838,993      2,111,525
                                                       ----------     ----------
                                                       2,545,557      3,678,616
                                                       ==========     ==========

The weighted average number of dilutive shares has not been presented because the effect of dilutive securities is anti dilutive.


NOTE 4 - ACCOUNTS RECEIVABLE

Accounts Receivable at September 30, 2006 were marked down to net realizable value, as reflected by an increase in the allowance for doubtful accounts of $9,392.


Accounts Receivable at September 30, 2006                            $  74,546
Less:  allowance for doubtful accounts                                  72,265
                                                                     ----------
                                                                     $   2,281
                                                                     ==========


NOTE 5 - INVENTORY

Inventory has been reviewed for obsolescence and stated at lower of cost or market as of September 30, 2006, determined on a first in first out basis. During 2005, the Company made a strategic decision to reposition itself as an entertainment restaurant company, to wind down its SNAP! and Bear Shop manufacturing and sales operations and to liquidate its remaining inventory. As a result, all inventory at September 30, 2006 is treated as finished goods inventory.

Finished Goods Inventory at September 30, 2006                       $ 357,092
Less: obsolescence reserve                                             295,730
                                                                     ----------
                                                                     $  61,362
                                                                     ==========


NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2006, consists of the following:

                  Computer equipment and related software             $ 416,200
                  Office furniture and equipment                         17,926
                  Leasehold improvements                                 84,849
                  Machinery and equipment                                82,603
                  Construction in Progress                              558,711


                  Less accumulated depreciation and amortization       (294,267)
                                                                      ----------
                                                                       $ 866,022
                                                                      ==========

NOTE 7 - CONCENTRATION OF CASH

The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2006, the Company had cash and cash equivalent balances totaling $675,045 in financial institutions, which were in excess of federally insured amounts.

NOTE 8 - COMPONENTS OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The major components of selling, general and administrative expenses for the nine months ended September 30, 2006 consisted of the following:

Professional fees            $  239,331
Rent                            102,126
Product development             177,364
Salary expense                  639,729
Employee stock option expense   365,309
Inventory reserve expense       117,489
Pre-opening expenses             89,767
Other                           315,599
                             ----------
                             $2,046,714
                             ==========

The major components of selling, general and administrative expenses for the nine months ended September 30, 2005 consisted of the following:

Financial consulting         $  958,346
Professional fees               271,138
Rent                             85,605
Engineering consulting           86,593
Salary expense                  407,251
Employee stock option expense    76,000
Inventory reserve expense        85,797
Other                           282,969
                             ----------
                             $2,253,699
                             ==========

NOTE 9 - DUE TO RELATED PARTIES

Due to related parties consists of amounts advanced to the Company by certain related parties, specifically its employees and their family members and directors of the Company.

Due to related parties outstanding at September 30, 2006 consisted of the following:

Convertible Note payable to Mr. Bradley Rotter, a member of the Company's board of directors. This note (the "2006 Rotter Note") is due October 19, 2006, accrues interest at 10%, and is convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr.Rotter will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The 2006 Rotter Note is mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter will receive warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

Principal Amount                                                       $ 100,000
                                                                       ---------

The Company recognized $20,000 of beneficial conversion feature expense relating to this note as of September 30, 2006. There is no unamortized beneficial conversion feature expense relating to this note as of September 30, 2006.

On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Rotter, in respect of this note. Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the note.

         2. In accordance with the terms of the note, the Company also issued to Mr. Rotter three-year, immediately-exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

In connection with a private placement of our equity securities completed on September 18, 2006, the Company converted $62,500 of debt and $8,062 of accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell (including the assignment to Ms. Bushnell of a $39,000 note (plus $4,485 in accrued interest) held by the brother-in-law of our CEO), and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the third party investors who participated in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933. The common stock and warrants issued as part of this conversion are on the same terms as the common stock and warrants issued to the other investors and are subject to the September 18, 2006 Securities Purchase Agreement, including the registration rights provision thereof. As a result, these warrants are included in the calculation of, and accounting for, the short term warrant liability as of September 30, 2006. Because the Company issued securities on conversion of Ms. Bushnell's and Mr. Lindquist's debt that have identical terms to the securities issued to the third party investors for cash in the September 2006 private placement, the securities issued to Ms. Bushnell and Mr. Lindquist represented the market value equivalent of the debt. Therefore, there is no gain or loss recognized on conversion of debt.

During the nine month period ended September 30, 2006, we accrued $13,861 in interest on amounts due to related parties and paid $11,162 in interest on amounts due to related parties.


NOTE 10 - NOTES PAYABLE

Notes payable outstanding at September 30, 2006 consisted of the following:

Loan payable to the Company's former Vice President of Marketing issued on various dates in 2004 and 2005, 12% interest secured by inventory and receivables of the Company, due February 15, 2007. The loan payable to the
Company's Vice President of Marketing was reclassified from "Due to Related
Parties" to "Notes Payable" on the December 31, 2005 balance sheet following the termination of the holder's employment with the Company. Accrued interest of
$85,966 outstanding on this note as of September 30, 2006 is included under accrued expenses on the balance sheet as of September 30, 2006. On August 1, 2006, we credited a total of $28,959 in receivables owed to the Company by the holder
of the note against the principal amount of this note.                                 $  52,885
                                                                                       ----------

On June 15, 2006, we entered into an amended promissory note with Elite Cabinet
Corporation ("ECC") in relation to trade payables previously owing to ECC. The principal amount of this note is $10,177.75 and the note accrues interest at 8%.
We are required to pay $300 per month on this note from June 15, 2006 to January
15, 2007, at which time the entire unpaid balance plus accrued interest is due and payable. During the three months ended September 30, 2006, we repaid $900 of
this note.                                                                             $   8,978
                                                                                       ----------


                                        F-41






Convertible Note issued on September 8, 2005. The note is due September 8, 2007, accrues interest at 10%, and is mandatorily convertible into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, the holder will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. A portion of the value of this note was recorded as a preferential conversion feature and recorded as discount of $20,000 to be amortized over the term of the note, 2 years. $10,833 of this discount is amortized as of September 30, 2006.

Principal Amount                                                                       $ 100,000
Less Discount                                                                             (9,167)
                                                                                       ----------
                                                                                       $  90,833
                                                                                       ----------

Total                                                                                  $ 152,696
                                                                                       ==========

On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines, the holder of this note. Pursuant to the Hines Letter Agreement, effective October 26, 2006:

Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the note was not yet due, we believed it advantageous to the Company to remove the Hines note from the balance sheet, particularly because the Hines note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the note.

NOTE 11 - EQUITY

Common Stock

During the nine-month period ended September 30, 2006, the Company:

issued 500,012 shares of common stock valued at $150,003 to 4 investors on conversion of $125,003 principal amount of convertible notes plus $25,000 of accrued interest. These shares were part of shares to be issued as of December 31, 2005;

issued 115,000 shares of common stock, valued at $65,550 based on the closing price of the common stock on the date of the agreement, to Ms. Alissa Bushnell, daughter of our CEO Nolan Bushnell, in payment for public relations services provided to the Company during 2005. These shares were part of shares to be issued as of December 31, 2005;

issued 50,000 shares of common stock valued at $21,000, based on the closing price of the common stock on the date of the agreement, to the holder of a $120,000 convertible note in consideration for the holder extending the maturity date of the note from November 2005 to March 2006. These shares were part of shares to be issued as of December 31, 2005;

issued 434,453 shares of common stock to various service providers valued at $122,076, based on the closing price of our common stock on the date of the relevant agreement. 189,026 of these shares valued at $59,708 were reflected as shares to be issued on the balance sheet at March 31, 2006;

issued 33,333 shares of common stock valued at $10,000, based on the closing price of our common stock on the date of the agreement, to Cody Management in exchange for financial consulting services rendered;

issued 241,582 shares of common stock to various service providers valued at $63,134, based on the closing price of our common stock on the date of the relevant agreement;

issued 100,000 shares of common stock valued at $36,000 upon the exercise of stock options;

On March 3, 2006, sold 5,000,000 shares of common stock to 22 investors for gross proceeds of $1,500,000. The investors in the transaction also received immediately exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. The fair value of the warrants of $590,524 (as calculated as of the issuance date) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.30, risk free rate of return of 7.5%, volatility of 109%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants issued to the investors of $500,444 (as calculated as of the issuance date) was recognized as an expense at March 31, 2006 with a corresponding amount booked as a short term liability. The fair value of the warrants issued to the placement agent of $90,080 was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital. In accordance with EITF 00-19, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately.

As of June 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $338,010, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company reduced the short term warrant liability relating to these warrants as of June 30, 2006 by $162,424 to reflect the fair value as of June 30, 2006 and recognized fair value of warrant liability income (other income) of $162,434 in the statement of operations for the six months ended June 30, 2006.

As of September 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $3,104,000, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.5 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $2,765,990 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $2,765,990 in the statement of operations for the nine months ended September 30, 2006;

On May 9, 2006 and June 12, 2006, sold a total of 108,333 shares of common stock to 2 investors for gross proceeds of $32,500. These investors also received immediately exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock at $0.345 per share. The fair value of the warrants of $8,920 (as calculated as of the issuance date) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.30 for the May 9 warrants and $0.28 for the June 12 warrants, risk free rate of return of 7.5%, volatility of 86%, expected life of three years and dividend yield of 0%. As of June 30, 2006, the fair value of these warrants was $7,674, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 3 years and dividend yield of 0%. The fair value of these warrants of $7,674, as calculated as of June 30, 2006, was recognized as a fair value of warrant liability expense (other expense) with a corresponding amount booked as a short term warrant liability as of June 30, 2006. The shares of common stock issued to these investors are reflected as shares to be issued on the June 30, 2006 balance sheet. We issued these shares on July 24, 2006.

As of September 30, 2006, the fair value of the warrant liability relating to the 54,167 warrants issued to the investors was $67,947, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of
2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $60,272 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $60,272 in the statement of operations for the nine months ended September 30, 2006; and

On September 18, 2006, completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share.

The fair value of the warrants (including the warrants issued in the debt conversion) of $2,630,405 (as calculated as of the date of issuance) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.12, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The fair value of these warrants, as calculated as of September 30, 2006, was $3,411,955, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The September 30, 2006 fair value of the warrants of $3,411,955 was recognized as an expense with a corresponding amount booked as a short term warrant liability. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

A provision in the Securities Purchase Agreements governing the Company's sales of common stock and warrants on March 3, 2006, May 9, 2006, June 12, 2006 and September 18, 2006 requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants sold as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective).

Because the warrants are subject to registration rights with liquidated damages for failure to register, under EITF 00-19, the fair value of the warrants is accounted for as a liability and, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately. On August 25, 2006, the investors in the March 3, 2006 transaction waived this liquidated damages provision for an additional three-month period, as it relates to the registration statement becoming effective by September 3, 2006. On December 3, 2006, the investors in each of the 2006 transactions agreed, without additional consideration, to permanently waive their right to registration of the warrants and shares of common stock underlying the warrants issued in these transactions as well as their right to liquidated damages for our failure to register the shares issued or issuable in these transactions. As a result, the warrant liability will be reclassified to equity as of December 3, 2006.

Shares to be Issued

At September 30, 2006, Shares to be Issued consisted of:

    o 204,786 shares valued at $70,431 to be issued for consulting services rendered during 2006.

    o 27,442 shares valued at $20,143 remaining unissued in connection with the Company's capital raising transactions in 2004. These shares remained unissued at September 30, 2006 for ministerial reasons.


NOTE 12 - STOCK OPTIONS AND WARRANTS

Stock Options

The Company adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No.
123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Primarily as a result of adopting SFAS No. 123R, the Company recognized $365,309 in share-based compensation expense for the nine months ended September 30, 2006. The impact of this share-based compensation expense on the Company's basic and diluted earnings per share was $0.02 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123 has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. During the nine months ended September 30, 2005, the Company recorded $76,000 as the stock based compensation expense.

                                                                       2005
                                                                   ------------
             Net loss as reported                                  $(2,393,444)
             Compensation recognized under APB 25                       76,000
             Compensation recognized under SFAS 123                   (260,070)
                                                                   ------------
             Pro forma                                             $(2,577,514)
                                                                   ============

             Basic and diluted loss per common share as reported   $     (0.21)
             Pro forma                                             $     (0.23)


The Company assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to its acquisition of uWink California. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the Board of Directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. As of September 30, 2006, there are 59,321 shares available for issuance under this plan.

In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 27,165 shares available for issuance under this plan.

In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of September 30, 2006, there are 35,000 shares available for issuance under this plan.

On June 8, 2006, the Company's Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to employees, officers, directors, and consultants of the Company. As of September 30, 2006, there are 273,965 shares available for issuance under this plan.

Awards granted under the 2006 Plan vest as determined by the Board of Directors, provided that:

       o no option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

       o an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

Pursuant to the Stock Option Plans, during the twelve months ended December 31, 2004, the Company granted 352,835 stock options to employees that remain outstanding as of September 30, 2006. 312,500 of these options were issued on July 15, 2004 (150,000 of these options were issued at an exercise price of $2.64, the remainder were issued at $2.40); 23,751 were issued on December 16, 2004 (10,000 of these options were issued at an exercise price of $1.60, the remainder were issued at $1.45); and 16,584 were issued on December 31, 2004 (10,000 of these options were issued at an exercise price of $1.38, the remainder were issued at $1.25). All these options vest in 36 equal monthly installments with the initial one-sixth vesting after six months. All options issued during 2004 were issued at exercise prices equal to or in excess of the fair value of the shares on the date of grant with the exception of the 16,584 options issued on December 31, 2004. The fair value of the shares as reflected by the closing price of the stock on December 31, 2004 was $1.45.

During the twelve months ended December 31, 2005, the Company granted 1,385,000 stock options to employees and directors that remain outstanding as of September 30, 2006. 420,000 of these options were granted on July 25, 2005 at an exercise price of $0.36, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on August 29, 2005 at an exercise price of $0.43 per share, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on September 15, 2005 at an exercise price of $0.57 per share, which was equal to the fair value of the shares on that date. 165,000 of these options were granted on October 21, 2005 at an exercise price of $0.40 per share, which was equal to the fair value of the shares on that date. 100,000 of these options were granted on November 11, 2005 at an exercise price of $0.45 per share, which was equal to the fair value of the shares on that date. All these options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On February 10, 2006, the Company granted 400,000 stock options to our Chief Technology Officer, Paul Dumais, at an exercise price of $0.30 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On May 12, 2006, the Company granted 500,000 stock options to our CEO, Nolan Bushnell, at an exercise price of $0.33 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On July 5, 2006, the Company granted 125,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On August 4, 2006, the Company granted 100,000 stock options to an employee at an exercise price of $0.26 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On August 10, 2006, the Company granted 150,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On August 24, 2006, the Company granted a total of 100,000 stock options to three employees at an exercise price of $0.55 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On September 1, 2006, the Company granted 70,000 stock options to an employee at an exercise price of $0.60 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

On September 22, 2006, the Company granted 400,000 stock options to our Director of Restaurant Operations, John Kaufman, at an exercise price of $1.17 per share. 50,000 of these options will vest in a lump sum after 3 months. The remaining 350,000 options will vest over a thirty-six month period, with the initial one-sixth vesting after six months.

Following is a summary of the stock option activity for the nine months ended September 30, 2006:

                                                                                    Weighted
                                                                                    Average
                                                                      Options       Exercise      Aggregate
                                                                    outstanding      Price     Intrinsic Value
                                                                  -------------   -----------  ---------------
                Outstanding, December 31, 2005                       2,400,411       $0.88       $ 1,454,081
                Granted                                              1,845,000       $0.52
                Forfeited                                              435,679       $1.05
                Exercised                                              100,000       $0.36       $  (102,000)
                                                                  ------------
                Outstanding, September 30, 2006                      3,709,732       $0.69       $(2,705,146)
                Exercisable, September 30, 2006                        961,169       $1.05       $  (354,934)

Following is a summary of the status of options outstanding at September 30, 2006:

                               Outstanding Options
                             -------------------
                                                    Average
                                                   Remaining
                  Exercise                        Contractual
                   Price           Number             Life          Exercisable
                   -----           ------             ----          -----------


                   $0.26           100,000            9.85                  0
                   $0.28           275,000            9.82                  0
                   $0.30           400,000            9.37             84,750
                   $0.32            79,212            6.12             79,212
                   $0.33           500,000            9.62                  0
                   $0.36           420,000            8.82            165,699
                   $0.40           165,000            9.06             51,836
                   $0.43           350,000            8.91            126,895
                   $0.45           100,000            9.12             29,498
                   $0.55           100,000            9.91                  0
                   $0.57           350,000            8.96            121,461
                   $0.60            70,000            9.93                  0
                   $1.17           400,000            9.99                  0
                   $1.25             6,584            8.25              3,836
                   $1.38            10,000            8.25              5,826
                   $1.45            13,751            8.21              8,200
                   $1.60            10,000            8.21              5,963
                   $2.37            28,516            5.50             28,516
                   $2.40           162,500            7.80            119,760
                   $2.64           150,000            7.80            110,548
                   $3.16            19,169            3.22             19,169

                                 3,709,732                            961,169


For options granted during the nine months ended September 30, 2006, the weighted-average fair value of such options was $0.46.

During the nine months ended September 30, 2006 we received $36,000 from the exercise of 100,000 stock options at an exercise price of $0.36 per share.

The total weighted-average remaining contractual term of the options outstanding at September 30, 2006 is 9.1 years.

The total weighted-average remaining contractual term of the options exercisable at September 30, 2006 is 8.23 years.

The Company recognized expense of $365,309 for the fair value of the options vested during the nine months ended September 30, 2006.

The total compensation expense not yet recognized relating to unvested options at September 30, 2006 is $1,385,862 and the weighted average period over which this expense will be recognized is 2.4 years.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:

For the 400,000 options granted on February 10, 2006:

           Risk-free interest rate                                        7.75%
           Expected life of the options                             10.00 years
           Expected volatility                                             109%
           Expected dividend yield                                            0


For the 500,000 options granted on May 12, 2006:

           Risk-free interest rate                                        7.75%
           Expected life of the options                             10.00 years
           Expected volatility                                           85.78%
           Expected dividend yield                                            0

For the 125,000 options granted on July 5, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                           70.62%
           Expected dividend yield                                            0

For the 100,000 options granted on August 4, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                           70.62%
           Expected dividend yield                                            0

For the 150,000 options granted on August 10, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                           70.37%
           Expected dividend yield                                            0

For the 100,000 options granted on August 24, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                           70.37%
           Expected dividend yield                                            0

For the 70,000 options granted on September 1, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                          104.80%
           Expected dividend yield                                            0


For the 400,000 options granted on September 22, 2006:

           Risk-free interest rate                                        4.29%
           Expected life of the options                             10.00 years
           Expected volatility                                          122.77%
           Expected dividend yield                                            0

Warrants
--------

Following is a summary of the warrant activity for the nine month period ended September 30, 2006.

                                                                   Weighted-
                                                                   Average
                                                                   Exercise
                                                     Warrants       Price
                                                    ----------     --------
Balance, December 31, 2005                           2,435,337     $  3.09
Granted                                              5,823,271     $  0.35
Exercised                                                   --          --
Cancelled                                              273,716     $  4.87
                                                     ---------
Balance September 30, 2006                           7,984,892     $  1.03
Exercisable September 30, 2006                       7,984,892     $  1.03


During the nine month period ended September 30, 2006, the Company issued:

on March 3, 2006, 2,500,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to 22 investors and 450,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to a placement agent. The fair value of the warrants of $590,524 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30, risk free rate of return of 7.5%, volatility of 109%, expected life of 3 years and dividend yield of 0%;

on May 9, 2006 and June 12, 2006, 54,167 immediately-exercisable, three-year warrants to 2 investors at an exercise price of $0.345. The fair value of the warrants of $8,920 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30 for the May 9 warrants and $0.28 for the June 12 warrants, risk free rate of return of 7.5%, volatility of 86%, expected life of three years and dividend yield of 0%; and

on September 18, 2006, 2,719,104 immediately-exercisable, three-year warrants to 51 investors at an exercise price of $0.345. The fair value of the warrants of $2,630,405 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $1.12, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%.

A provision in the Securities Purchase Agreements governing these transactions requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants purchased by the investors as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). The warrants issued to the placement agent are not subject to this registration rights/liquidated damages for failure to register provision.

Because the warrants are subject to registration rights with liquidated damages for failure to register, under EITF 00-19, the fair value of the warrants is accounted for as a liability and, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately. On August 25, 2006, the investors in the March 3, 2006 transaction waived this liquidated damages provision for an additional three-month period, as it relates to the registration statement becoming effective by September 3, 2006. On December 3, 2006, the investors in each of the 2006 transactions agreed, without additional consideration, to permanently waive their right to registration of the warrants and shares of common stock underlying the warrants issued in these transactions as well as their right to liquidated damages for our failure to register the shares issued or issuable in these transactions. As a result, the warrant liability will be reclassified to equity as of December 3, 2006.

In accordance with EITF 00-19, the $500,444 fair value of the 2,500,000 warrants issued to the investors in the March 3, 2006 transaction was recognized as an expense in the March 31, 2006 statement of operations with a corresponding amount booked as short term warrant liability on the March 31, 2006 balance sheet. As of June 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $338,010, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company reduced the short term warrant liability relating to these warrants as of June 30, 2006 by $162,424 to reflect the fair value at June 30, 2006 and recognized fair value of warrant liability income (other income) of $162,434 in the statement of operations for the six months ended June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors in the March 3, 2006 transaction was $3,104,000, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.5 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $2,765,990 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $2,765,990 in the statement of operations for the nine months ended September 30, 2006. Because the warrants issued to the placement agent in the March 3, 2006 transaction are not subject to registration rights/liquidated damages for failure to register, the issuance date fair value of the 450,000 warrants issued to the placement agent of $90,080 (along with the placement agent's commission and expenses) was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

As of June 30, 2006, the fair value of the 54,167 warrants issued in May and June 2006 was $7,674, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 3 years and dividend yield of 0%. The fair value of these warrants of $7,674, as calculated as of June 30, 2006, was recognized as fair value of warrant liability expense (other expense) in the statement of operations for the six month ended June 30, 2006, with a corresponding amount booked as a short term warrant liability as of June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the 54,167 warrants issued to the investors was $67,947, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $60,272 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $60,272 in the statement of operations for the nine months ended September 30, 2006.

The fair value of the 2,719,104 warrants issued in the September 18, 2006 transaction, as calculated as of September 30, 2006, was $3,411,955, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The September 30, 2006 fair value of these warrants of $3,411,955 was recognized as fair value of warrant liability expense (other expense) with a corresponding amount booked as a short term warrant liability as of September 30, 2006.

During this period, the Company also issued 100,000 immediately-exercisable, three-year warrants to Mr. Bradley Rotter, a director of the Company, at an exercise price of $0.345 in connection with the partial repayment and partial extension of a $200,000 convertible note. The fair value of the warrants of $16,828 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 86%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital.

The Company recognized interest expense for the nine months ended September 30, 2006 of $16,828 in respect of the 100,000 warrants issued to Bradley Rotter discussed above. In addition, the Company recognized $6,583,902 of expense in the statement of operations relating to the financing warrants issued during the period. Of this $6,583,902 expense, $3,139,769 reflects expense related to the issuance date fair value of the warrants and $3,444,133 reflects net expense related to the change in the fair value of the warrants.

Following is a summary of the status of warrants outstanding at September 30, 2006:

                         Outstanding Warrants
                         --------------------

                                         Average
     Exercise                           Remaining
       Price           Number        Contractual Life      Exercisable
     --------          ------        ----------------      -----------

      $0.345         5,823,271            2.68             5,823,271

       $1.50           533,458            3.62               533,458

       $1.58            22,180            1.29                22,180

       $1.75            85,000            3.00                85,000

       $2.00           245,000            2.55               245,000

       $2.37           234,995            0.48               234,995

       $3.50           890,988            3.00               890,988

       $5.00            50,000            2.50                50,000

       $7.00            50,000            2.50                50,000

       $9.00            50,000            2.50                50,000

                     7,984,892                             7,984,892


NOTE 13 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

    1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

    2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

    3. Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

    4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

    5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 'Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a. A brief description of the provisions of this Statement b. The date that adoption is required c. The date the employer plans to adopt the recognition provisions of this
   Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Other Litigation

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. As of September 30, 2006, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

On August 14, 2006, the Company received a demand for arbitration from Stonefield Josephson, the Company's former auditors, seeking $36,850 for past audit work. The Company disputed this claim. On November 6, 2006, the Company entered into a release and settlement agreement with Stonefield Josephson, pursuant to which Stonefield has withdrawn its claim and has released the Company from any and all claims relating to Stonefield's provision of services to the Company. In return, the Company released Stonefield from any and all claims the Company may have against Stonefield relating to such services.

Leases

Effective May 31, 2006, we terminated the lease agreement at our former corporate offices at 12536 Beatrice Street, Los Angeles, California 90066. In consideration for the early termination of the lease, we agreed to allow the landlord to retain $20,000 of the security deposit held by the landlord under the lease.

Effective June 1, 2006, we entered into a lease agreement relating to our new corporate offices at 16106 Hart Street, Van Nuys, California 91406. This property consists of approximately 2,200 square feet of office and warehouse space at the base rental rate of $2,300 per month.

Effective as of April 10, 2006, we secured an approximately 10 year lease on the planned location for our first uWink restaurant in Woodland Hills, California, located at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, the Company, Mr. Bushnell and Promenade L.P. entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to the Company (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell become obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

This location consists of 5,340 square feet. The minimum annual rent payments under the lease are $176,220 from rental commencement through January 31, 2009; $181,507 from February 1, 2009 to January 31, 2010; $186,952 from February 1, 2010 to January 31, 2011; $192,560 from February 1, 2011 to January 31, 2012;
$198,337 from February 1, 2012 to January 31, 2013; $204,287 from February 1, 2013 to January 31, 2014; $210,416 from February 1, 2014 to January 31, 2015;
and $216,728 from February 1, 2015 to January 31, 2016.

If our gross sales from this location exceed certain annual thresholds, we are obligated to pay additional percentage rent over and above the minimum annual rent described above. Our percentage rent obligation is equal to 5% of gross sales in excess of the following thresholds:

         Rental commencement to January 31, 2009: $3,524,400; February 1, 2009 to January 31, 2010: $3,630,132;
         February 1, 2010 to January 31, 2011: $3,739,036;
         February 1, 2011 to January 31, 2012: $3,851,207;
         February 1, 2012 to January 31, 2013: $3,966,743;
         February 1, 2013 to January 31, 2014: $4,085,745;
         February 1, 2014 to January 31, 2015: $4,208,318; and
         February 1, 2015 to January 31, 2016: $4,334,567.

Our obligation to pay rent under this lease commences on the earlier of the date we open for business and October 5, 2006.

Total rent expense for the nine months ended September 30, 2006 is $102,000. Total rent expense for the nine months ended September 30, 2005 was $85,605.

Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a 5 year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

NOTE 15 - SUBSEQUENT EVENTS

On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines in respect of the $100,000 Convertible Promissory Note, dated September 8, 2005 and due September 8, 2007, from the Company to Dr. Hines (the "Hines Note"). Pursuant to the Hines Letter Agreement, effective October 26, 2006:

Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the Hines Note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the Hines Note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the Hines Note was not yet due, we believed it advantageous to the Company to remove the Hines Note from the balance sheet, particularly because the Hines Note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the Hines Note.

On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $100,000 Convertible Promissory Note, dated April 19, 2006 and due October 19, 2006, from the Company to Mr. Rotter (the "Rotter Note"). Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the Rotter Note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the Rotter Note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the Rotter Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the Rotter Note.

         2. In accordance with the terms of the Rotter Note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

On August 14, 2006, we received a demand for arbitration from Stonefield Josephson, our former auditors, seeking $36,850 for past audit work. We disputed this claim. On November 6, 2006, we entered into a release and settlement agreement with Stonefield Josephson, pursuant to which Stonefield has withdrawn its claim and has released us from any and all claims relating to Stonefield's provision of services to us. In return, we released Stonefield from any and all claims we may have against Stonefield relating to such services.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


       As authorized by sections 16-10a-902 through 16-10a-907 of the Utah Revised Business Corporations Act, our articles of incorporation and bylaws provide that we will, under certain circumstances and subject to certain limitations, indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director or employee was liable to the corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding, which includes a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

       Our directors and officers may also be insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by us.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered. We will bear all of these expenses.

..............................................Registration Fee        $ 2,850
.......................................Legal Fees and Expenses        $50,000
..................................Accounting Fees and Expenses        $ 7,500
.................................................Miscellaneous        $ 1,000
.........................................................Total        $61,350

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

DURING 2006

       On January 10, 2006, we issued 500,012 shares of common stock valued at $150,003 to 4 accredited, individual investors on conversion of $125,003 principal amount of convertible notes plus $25,000 of accrued interest. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On March 3, 2006, we sold 5,000,000 shares of common stock to 22 investors (one accredited institutional investor and 21 accredited individual investors)for gross proceeds of $1,500,000. The investors in the transaction also received immediately exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On March 31, 2006, we issued 115,000 shares of common stock, valued at $65,550 based on the closing price of the common stock on the date of the agreement, to Ms. Alissa Bushnell, daughter of our CEO Nolan Bushnell, in payment for public relations services provided to the Company during 2005. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

       On March 31, 2006, we issued 50,000 shares of common stock valued at $21,000, based on the closing price of the common stock on the date of the agreement, to the holder of a $120,000 convertible note, an accredited investor, in consideration for the holder extending the maturity date of the note from November 2005 to March 2006. This issuance was made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On April 19, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $200,000 Convertible Promissory Note, dated October 10, 2005 and due April 10, 2006, payable to Mr. Rotter (the "2005 Rotter Note"). Pursuant to the Rotter Letter Agreement, effective April 19, 2006, we:

       1. Repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on, the 2005 Rotter Note;

       2. Issued immediately-exercisable, three-year warrants to Mr. Rotter to purchase 100,000 shares of common stock at an exercise price of $0.345 per share; and

       3. Issued a new convertible note (the "2006 Rotter Note") payable to Mr. Rotter, in respect of the unpaid balance of $100,000 on the 2005 Rotter Note. This note is due October 19, 2006, accrues interest at 10%, and is convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The 2006 Rotter Note is mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter will receive additional warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

       These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On June 8, 2006, we issued 33,333 shares of common stock valued at $10,000, based on the closing price of our common stock on the date of the agreement, to Cody Management in exchange for financial consulting services rendered. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On May 9, 2006 and June 12, 2006, we sold a total of 108,333 shares of common stock to 2 accredited, individual investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock priced at $0.345 per share. These shares remained unissued at June 30, 2006 for ministerial reasons and are reflected as shares to be issued on the June 30, 2006 balance sheet. We issued these shares on July 24, 2006. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On September 18, 2006, we completed the sale of a total of 5,001,333 shares of common stock to 51 accredited, individual investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On October 25, 2006, we issued 3,334 shares of common stock valued at $2,000, based on the closing price of our common stock on the date of the agreement, to Richard Strong in exchange for engineering consulting service rendered. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These shares were reflected as shares to be issued on the September 30, 2006 balance sheet.

       On October 25, 2006, we issued 100,000 shares of common stock valued at $27,000, based on the closing price of our common stock on the date of the agreement, to S. Raymond Hibarger, our former Vice President of Marketing, in final settlement of all compensation due to Mr. Hibarger. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. These shares were reflected as shares to be issued on the September 30, 2006 balance sheet.

       On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $100,000 Convertible Promissory Note, dated April 19, 2006 and due October 19, 2006, from the Company to Mr. Rotter (the "Rotter Note"). Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

         1. Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the Rotter Note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the Rotter Note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the Rotter Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the Rotter Note.

         2. In accordance with the terms of the Rotter Note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

         These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

         On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines in respect of the $100,000 Convertible Promissory Note, dated September 8, 2005 and due September 8, 2007, from the Company to Dr. Hines (the "Hines Note"). Pursuant to the Hines Letter Agreement, effective October 26, 2006:

         Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the Hines Note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the Hines Note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the Hines Note was not yet due, we believed it advantageous to the Company to remove the Hines Note from the balance sheet, particularly because the Hines Note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the Hines Note.

         This issuance was made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

DURING 2005

       On January 1, 2005, we issued 50,000 shares of common stock to Mr. Paul Abramowitz in exchange for financial consulting services valued at $127,500. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

       On January 14, 2005, we issued 60,000 shares of common stock to Mr. Jack McConnaughy in exchange for business development services valued at $90,000. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

       On January 19, 2005, we issued 12,500 shares of common stock to Falcon Capital for financial consulting services valued at $21,875. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On March 8, 2005, we issued 40,000 shares of common stock to CCRI, Inc. in exchange for public relations services valued at $38,000. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On March 8, 2005, we issued 400,000 shares of common stock to Redwood Consultants, Inc. in exchange for investor relations services valued at $444,000. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On March 14, 2005, we sold 100,000 shares of common stock for cash to Mr. James Stepanian, an accredited investor, in a private placement offering for gross proceeds of $75,000. Pursuant to this transaction, we agreed with Mr. Stepanian that, if we did not register these shares, we would issue to Mr. Stepanian an additional aggregate of 40,000 shares of our common stock as a penalty. We did not register Mr. Stepanian's shares and subsequently issued to him the additional 40,000 shares, as described below. This issuance was made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On April 1, 2005, we issued 2,600 shares of common stock to Mr. Gerry Berg in exchange for financial consulting service valued at $2,737. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

       On April 1, 2005, we issued 13,500 shares of common stock to Mr. Lawrence
C. Early in exchange for consulting services valued at $13,750. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On April 1, 2005, we issued 7,500 shares of common stock to New Capital Advisors, Inc. in exchange for financial consulting services valued at $7,895. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

       On April 1, 2005, we issued 20,000 shares to Mr. James Stepanian, an accredited investor, valued at $17,000 as a financial penalty for failing to register common stock held by Mr. Stepanian. On March 14, 2005 we agreed with Mr. Stepanian that we would issue to him these additional shares if we did not register the shares of common stock purchased by Mr. Stepanian on March 14, 2005. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On April 12, 2005, we issued 50,000 shares to Burt Martin Arnold in exchange for financial consulting services valued at $46,500. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On May 15, 2005, we sold 533,458 shares of common stock for cash to 6 accredited, individual investors for $293,402. In addition, we issued these investors warrants to purchase 533,458 shares of our common stock at $1.50 per share. These warrants are immediately exercisable and expire on May 15, 2010. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On May 25, 2005, we issued 121,986 shares of common stock to Mr. Scottie Pippen upon conversion of $150,000 in principal and $42,500 in accrued interest outstanding on a convertible note issued in 2002. This issuance was made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On August 3, 2005, we issued 10,000 shares to Mr. James Stepanian, an accredited investor, valued at $5,500 as a financial penalty for failing to register common stock held by Mr. Stepanian. On March 14, 2005 we agreed with Mr. Stepanian that we would issue to him these additional shares if we did not register the shares of common stock purchased by Mr. Stepanian on March 14, 2005. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On September 12, 2005, we issued 50,000 shares to Friedland Capital in exchange for consulting services valued at $22,500. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

       On October 7, 2005, we issued 10,000 shares to Mr. James Stepanian, an accredited investor, valued at $6,000 as a financial penalty for failing to register common stock held by Mr. Stepanian. On March 14, 2005 we agreed with Mr. Stepanian that we would issue to him these additional shares if we did not register the shares of common stock purchased by Mr. Stepanian on March 14, 2005. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

DURING 2004

       From January 16, 2004 to March 19, 2004 we sold 719,521 shares of common stock for gross proceeds of $1,439,050 to 23 accredited individual investors. The Company paid $190,865 in commissions, issued 43,850 shares of the Company's common stock valued at $87,700 and issued 245,000 warrants to purchase the Company's common stock at an exercise price of $2.00 per share valued at $443,039 to Falcon Capital in payment for services related to the sales of the Company's securities. The warrants are immediately exercisable and are exercisable for 5 years. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 4%, volatility of 84%; expected life of 5 years and dividend yield of 0%. The fair value of the warrants and the placement agent's commission and expenses were accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On November 15, 2002, uWink California entered into agreements with its employees allowing them to convert their accrued compensation into equity (collectively, the "Employee Notes"). We assumed the Employee Notes in connection with our acquisition of uWink California. During the three months ended March 31, 2004, we issued 48,584 shares of common stock in exchange for accrued compensation of $108,709 pursuant to the terms and conditions set forth in the Employee Notes. These issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       On April 1, 2004, we issued 30,000 shares of common stock to CCRI, Inc. in exchange for investor relation services valued at $150,000 rendered on behalf of the Company. The issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       On April 1, 2004, we issued 5,000 shares of common stock to Jaffoni & Collins for public relations services valued at $10,000 rendered on behalf of the Company. The issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       On April 1, 2004, we issued 43,850 shares of common stock valued at $87,700 to Falcon Capital for selling shares of common stock in the Company's private placement offering in the first quarter of 2004. These shares are reflected as shares to be issued on the March 31, 2004 balance sheet. The issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act.

       On April 1, 2004, we issued 150,000 immediately exercisable 5-year warrants to CCRI, Inc. at exercise prices ranging from $5-$9 for financial consulting services rendered. The Company recognized expense equal to the fair value of the warrants of $474,216. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 4%, volatility of 84%; expected life of 5 years and dividend yield of 0%. The issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       On May 19, 2004, we issued 79,211 warrants to purchase the Company's common stock at an exercise price of $0.03 to Scientific Games in connection with the conversion by Scientific Games of a prepaid licensing fee into common stock. The Company recognized expense of $125,000 for the three month period ended June 30, 2004 in connection with the issuance of the 79,211 warrants due to Scientific Games. Scientific Games exercised these warrants on May 19, 2004 These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       Beginning on May 11, 2004 and ending on October 21, 2004, we sold 890,992 shares of common stock for gross proceeds of $1,559,124 to 58 accredited, individual investors. Each investor also received a warrant to purchase one share of our common stock at an exercise price of $3.50 per share for every share of common stock purchased in the offering. The warrants are immediately exercisable, and will remain exercisable for five years. These warrants were issued on October 1, 2004. Falcon Capital acted as a placement agent for this offering and received a finder's fee of $191,777 and also received 43,850 shares of the Company's common stock in payment for services related to the sales of the Company's securities. In addition, the Company issued 85,000 warrants to purchase one share of our common stock to Falcon Capital at an exercise price of $1.75 per share valued at $198,013 as compensation for arranging this transaction. The warrants are immediately exercisable and are exercisable for 5 years. The fair value of the warrants was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 5%, volatility of 84%; expected life of 5 years and dividend yield of 0%. The fair value of the warrants and the placement agent's commission and expenses were accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital. The offer and sale of the common stock and warrants to the investors was exempt from the registration requirements of the Securities Act insofar as these issuances were made only to persons who are not "U.S. Persons" as defined in Regulation S and were not sold in the United States.

       On July 1, 2004, we issued 10,000 shares of common stock to Mr. Nimish Patel in exchange for serving on our Board of Directors valued at $25,000. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act.

       On July 19, 2004, we issued 10,000 shares of common stock to Mr. Gary Ramirez in exchange for the services of an employee valued at $25,000. This issuance was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act.

       On July 19, 2004, we issued 50,000 shares of its common stock valued at $125,000 to New Capital Advisors for financial consulting services rendered on behalf of the Company. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       On August 11, 2004, we issued 323,288 shares valued at $254,760 to Scientific Games Corporation in connection with the conversion by Scientific Games on May 19, 2004 of a $125,000 convertible note and a $125,000 prepaid licensing fee and the exercise by Scientific Games on May 19, 2004 of warrants to purchase 158,650 shares of common stock at $0.03 per share. 317,299 of these shares were reflected as shares to be issued on the balance sheet at June 30, 2004. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On October 1, 2004, we issued 87,500 shares of common stock to Falcon Capital for investor relations services valued at $153,125. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       Between November 2, 2004 and December 6, 2004, we issued $225,003 in principal amount of one-year convertible notes to 5 accredited individual investors. The notes were convertible at the option of the holder into shares of common stock at a conversion price of $1.75 per share. Falcon Capital acted as a placement agent for this offering and received a finder's fee of $29,250. These issuances were made only to persons who are not "U.S. Persons" pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933. The compensation paid to Falcon Capital was treated in accordance with generally accepted accounting principles as a reduction to shareholders' equity.

DURING 2003

       Between August 31, 2003 and December 31, 2003, we sold 1,613,884 shares of common stock to 66 accredited, individual investors for gross proceeds of $3,227,756. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On November 19, 2003, our board of directors approved the Securities Purchase Agreement and Plan of Reorganization whereby we agreed to issue one share of our common stock to each uWink California stockholder for every 3.15611 shares of uWink California common stock transferred to us by such stockholder. As of December 31, 2003, we had authorized the issuance of 5,879,454 shares of our common stock to the former uWink California stockholders. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       In November 2003, we issued 267,240 shares of our common stock valued at $534,480 to Keating Securities LLC in consideration of services rendered to us in connection with our acquisition of uWink California. Our board of directors also authorized the issuance of 30,000 shares of our common stock to Keating Reverse Merger Fund, LLC, for an aggregate purchase price of $45,000 ($1.50 per share). These issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 82,500 shares of our common stock valued at $165,000 to Falcon Capital in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 58,448 shares of our common stock valued at $116,896 to New Capital Advisors in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 7,500 shares of our common stock valued at $15,000 to Kevin R. Keating in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 2,500 shares of our common stock valued at $5,000 to Spencer Browne in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 3,000 shares of our common stock valued at $6,000 to Thomas Baulch in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 4,500 shares of our common stock valued at $9,000 to Margie Blackwell in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       In November 2003, we issued 2,500 shares of our common stock valued at $5,000 to Bertrand Unger in consideration of services rendered to us in connection with our acquisition of uWink California. This issuance was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

       On various dates during the fourth quarter of 2003, we converted $862,179 of accrued payroll and related benefits due to employees into 365,107 shares of our common stock. The issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

       On December 5, 2003, we issued 789,938 shares of common stock to accredited investors in conversion of $1,400,000 of bridge loans and $259,849 of related accrued interest. The price of the common stock to calculate the number of shares to issue was based on the price established in the respective bridge loan agreements. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       On December 5, 2003, we issued 380,215 shares of common stock in conversion of $600,000 of an advance from a related party. The price of the common stock to calculate the number of shares of $1.58 was based on the price negotiated with the lender and approximates the fair value of the Company's stock. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

       Between December 5, 2003 and January 25, 2004, we exchanged with accredited investors 2,950,000 and 2,131,395 shares of Series A and Series B preferred stock, respectively, for 1,610,122 shares of common stock. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

ITEM 27. EXHIBITS

       (a) Exhibits.

       The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

       (b) Financial Statement Schedules.

       Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

ITEM 28. UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. to remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment to its Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on February 5, 2007.

                                        UWINK, INC.


                                        By: /s/ NOLAN BUSHNELL
                                            ------------------------------------
                                            Nolan Bushnell
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures              Title                                 Date
--------------------------------------------------------------------------------

/s/ Nolan Bushnell      President, Chief Executive Officer    February 5, 2007
----------------------
Nolan Bushnell

/s/ Peter Wilkniss      Chief Financial Officer,              February 5, 2007
----------------------  Principal Accounting Officer
Peter Wilkniss

/s/ Nolan Bushnell*     Director                              February 5, 2007
----------------------
Bruce Kelly

/s/ Nolan Bushnell*     Director                              February 5, 2007
----------------------
Bradley Rotter

/s/ Nolan Bushnell*     Director                              February 5, 2007
----------------------
Kevin McLeod

*Signed by attorney-in-fact


                                             EXHIBIT LIST

--------------------------------------------------------------------------------------------------------

 EXHIBIT
   NO.     EXHIBIT METHOD OF FILING
 -------   ------------------------

  2.1      Securities Purchase Agreement and Plan of       Incorporated by reference to the Company's
           Reorganization among Prologue, uWink, Inc.      Current Report on Form 8-K filed December
           and the stockholders of uWink listed on the     18, 2003.
           signature pages thereto, dated as of November
           21, 2003.
  3.1      Restated Certificate of Incorporation.          Incorporated by reference to the Company's
                                                           Quarterly Report on Form 10-KSB for the Year
                                                           ended December 31, 2003.
  3.2      Restated Bylaws                                 Incorporated by reference to the Company's
                                                           Annual Report on Form 10-QSB for the Quarter
                                                           ended June 30, 2004.
  4.1      Form of uWink, Inc. Warrant, dated March 3,     Incorporated by reference to the Company's
           2006.                                           Current Report on Form 8-K filed on March 9,
                                                           2006.
  4.2      Form of uWink, Inc. Warrant, dated May 15,      Incorporated by reference to Exhibit 4.2 to
           2005.                                           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.3      Form of uWink, Inc. Warrant, dated 2004.        Incorporated by reference to Exhibit 4.3 to
                                                           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.4      Convertible Promissory Note, dated September    Incorporated by reference to Exhibit 4.4 to
           8, 2005.                                        the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.5      Convertible Promissory Note, dated October      Incorporated by reference to Exhibit 4.5 to
           10, 2005.                                       the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.6      Promissory Note in favor of S. Raymond and      Incorporated by reference to Exhibit 4.6 to
           Victoria Hibarger and related Financing         the Company's Annual Report on Form 10-KSB
           Agreement, dated July 23, 2001, as amended as   filed April 17, 2006.
           of February 15, 2006.
  4.7      Form of Convertible Promissory Note, dated      Incorporated by reference to Exhibit 4.7 to
           November 2004.                                  the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.8      Line of Credit between the Company and Nancy    Incorporated by reference to Exhibit 4.8 to
           Bushnell dated December 23, 2004.               the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
  4.9      Line of Credit between the Company and Dan      Incorporated by reference to Exhibit 4.9 to
           Lindquist dated December 23, 2004.              the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 4.10      Demand Note, dated August 10, 2005, in favor    Incorporated by reference to Exhibit 4.10 to
           of Dennis Nino.                                 the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 4.11      Letter Agreement, dated April 19, 2006,         Incorporated by reference to the Company's
           between the Company and Mr. Bradley Rotter.     Current Report on Form 8-K filed on April 19,
                                                           2006.
 4.12      Form of uWink, Inc. Warrant issued to Bradley   Incorporated by reference to the Company's
           Rotter.                                         Current Report on Form 8-K filed on April 19,
                                                           2006.
 4.13      $100,000 Convertible Promissory Note, dated     Incorporated by reference to the Company's
           April 19, 2006.                                 Current Report on Form 8-K filed on April 19,
                                                           2006.
 4.14      Form of uWink, Inc. Warrant, dated March 3,     Incorporated by reference to the Company's
           2006.                                           Current Report on Form 8-K filed on March 9,
                                                           2006.
 4.15      Form of uWink, Inc. Warrant, dated September    Incorporated by reference to the Company's
           2006.                                           Current Report on Form 8-K filed on September
                                                           11, 2006.
 4.16      Form of Waiver from March 2006 investors.       Incorporated by reference to Exhibit 4.16 to
                                                           Amendment No. 2 to the Company's Registration
                                                           Statement on Form SB-2 filed on January 18, 2007.
 4.17      Form of Waiver from September 2006 investors.   Incorporated by reference to Exhibit 4.17 to
                                                           Amendment No. 2 to the Company's Registration
                                                           Statement on Form SB-2 filed on January 18, 2007.
 4.18      License Agreement with Bell-Fruit Games.        Incorporated by reference to Exhibit 4.18 to
                                                           Amendment No. 2 to the Company's Registration
                                                           Statement on Form SB-2 filed on January 18, 2007.
 4.19      Inventory Purchase Agreement with Interactive   Filed herewith.
           Vending Corporation
 4.20      License Agreement with Interactive              Filed herewith.
           Vending Corporation
 4.21      Non-Competition Agreement with Interactive      Filed herewith.
           Vending Corporation
  5.1      Opinion regarding legality.                     Filed herewith.
 10.1      2005 Stock Incentive Plan.                      Incorporated by reference to the Company's
                                                           Current Report on Form 8-K filed on
                                                           September 15, 2005.

                                       72


 10.2      2004 Stock Incentive Plan.                      Incorporated by reference to Exhibit 10.2 to
                                                           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 10.3      2000 Stock Incentive Plan.                      Incorporated by reference to Exhibit 10.3 to
                                                           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 10.4      Amended and Restated 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8
                                                           filed November 17, 2006.
 10.5      Employment Agreement between the Company and    Incorporated by reference to the Company's
           Nolan Bushnell.                                 Current Report on Form 8-K filed on March 9,
                                                           2006.
 10.6      Employment Agreement between the Company and    Incorporated by reference to Exhibit 10.1 to
           Peter Wilkniss.                                 the Company's Current Report on Form 10-QSB
                                                           for the Quarter ended September 30, 2005 filed
                                                           on November 21, 2005.
 10.7      Employment Agreement between the Company and    Incorporated by reference to Exhibit 10.1 to
           John Kaufman.                                   the Company's Current Report on Form 8-K filed
                                                           September 27, 2006.
 10.8      Lease Agreement between the Company and Patco   Incorporated by reference to Exhibit 10.7 to
           Properties, L.P., dated April 21, 2005.         the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 10.9      Lease Agreement between Nolan Bushnell and      Incorporated by reference to Exhibit 10.8 to
           Promenade LP, dated February 3, 2006.           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 10.10     Assignment, Assumption and Consent Agreement    Incorporated by reference to Exhibit 10.9 to
           among Nolan Bushnell, the Company and           the Company's Annual Report on Form 10-KSB
           Promenade LP, dated April 10, 2006.             filed April 17, 2006.
 10.11     Letter Agreement between the Company and        Incorporated by reference to Exhibit 10.10 to
           Nolan Bushnell, dated April 10, 2006.           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 10.12     Lease Termination Agreement, dated May 10,      Incorporated by reference to our Current
           2006, between the Company, Patco Properties     Report on Form 8- K filed on June 5, 2006.
           LP and Nolan Bushnell.
 10.13     Lease Agreement, dated May 22, 2006, between    Incorporated by reference to our Current
           the Company and Clyde C. Berkus.                Report on Form 8- K filed on June 5, 2006.
 10.14     Securities Purchase Agreement dated March 3,    Incorporated by reference to the Company's
           2006 between uWink, Inc. and Investors.         Current Report on Form 8-K filed on March 9,
                                                           2006.
 10.15     Securities Purchase Agreement dated September   Incorporated by reference to the Company's
           8, 2006 between uWink, Inc. and Investors.      Current Report on Form 8-K filed on September
                                                           11, 2006.
 10.16     Licensing and Distribution Agreement            Incorporated by reference to Exhibit 10.16 to
           Dated September 15, 2006 between uWink,Inc.     Amendment No. 1 to the Company's Registration
           And SNAP Leisure LLC.                           Statement on Form SB-2 filed on December 8, 2006.
 14.1      Code of Ethics and Conduct.                     Incorporated by reference to Exhibit 14.1  to
                                                           the Company's Annual Report on Form 10-KSB
                                                           filed April 17, 2006.
 16.1      Letter from Stonefield Josephson, Inc., dated   Incorporated by reference to the Company's
           September 1, 2005.                              Current Report on Form 8-K filed September 9,
                                                           2005.
 21.1      Subsidiaries of the Company.                    Filed herewith.
 23.1      Consent of Kabani & Company, Inc., Certified    Filed herewith.
           Public Accountants.
 23.2      Consent of Richardson & Patel, LLP              Incorporated from Exhibit 5.1 filed herewith.



                                       73